Prospectus Supplement
(To Prospectus Dated September 20, 1996)

Trust Certificates, Series 1996-4C

Salomon Brothers Mortgage Securities VII, Inc.
Depositor


The Trust Certificates, Series 1996-4C, will consist of two classes of certificates (together, the "Trust Certificates"), designated as the Class 4C-A1 Certificates and the Class 4C-A2 Certificates. All of the Trust Certificates are offered hereby.

The Trust Certificates represent in the aggregate the entire beneficial ownership interest in a separate asset of a trust fund (the "Trust Fund"), such separate asset (the "Underlying Certificates") consisting of an approximate 96.29% percentage interest in CWMBS, Inc. ("CWMBS"), Mortgage Pass-Through Certificates, Series 1993-E, Class A-8, representing a partial, senior interest in a separate trust fund consisting primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate, fully-amortizing, one- to four-family residential mortgage loans having original terms to maturity of up to 30 years (the "Mortgage Loans") and having an aggregate Stated Principal Balance (as defined herein) as of August 30, 1996 (the "Reference Date"), of approximately $275,746,080, which Mortgage Loans were previously pooled by CWMBS. Certain characteristics of the Mortgage Loans are described under "The Mortgage Pool" herein. As of September 30, 1996 (the "Delivery Date"), the Certificate Principal Balance of the Underlying Certificates will be approximately $48,087,790. The Underlying Certificates are rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Trust Certificates that they be rated "AAA" by S&P.

The Trust Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Trust Certificates as so registered (the "Book-Entry Certificates") will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Book-Entry Certificates only under the limited circumstances described herein. See "Description of the Trust Certificates--Registration of the Book-Entry Certificates" herein.

                                                  (cover continued on next page)

The yield to maturity on the Trust Certificates will be sensitive to the rate and timing of principal payments on the Underlying Certificates, which in turn will be affected by the rate and timing of principal payments (including prepayments and repurchases) and defaults on the Mortgage Loans, which may fluctuate significantly from time to time. A slower (faster) than anticipated rate of principal prepayments on the Mortgage Loans will have a negative effect on the yield to maturity of the Trust Certificates if such Trust Certificates are purchased at a discount (premium). See "Summary of the Prospectus Supplement--Special Prepayment Considerations" and "--Special Yield Considerations" and "Yield on the Trust Certificates" herein.

THE TRUST CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES AND THE UNDERLYING CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CWMBS, THE UNDERLYING TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE TRUST CERTIFICATES, THE UNDERLYING CERTIFICATES OR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                         Initial Certificate      Pass-Through
                 Class                  Principal Balance(1)          Rate
--------------------------------------------------------------------------------
4C-A1.................................       $5,349,801              6.485%
4C-A2.................................      $42,737,989              6.485%
================================================================================
(1) Approximate.
---------------------

The Trust Certificates will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Trust Certificates, before deducting expenses payable by the Depositor, will be approximately 91.75% of the initial Certificate Principal Balance of the Trust Certificates, plus accrued interest from September 1, 1996.

The Trust Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Trust Certificates will be made through the facilities of the Depository Trust Company on or about September 30, 1996.

--------------------------------------------------
                              Salomon Brothers Inc
                              --------------------------------------------------

The date of this Prospectus Supplement is September 30, 1996.

(cover continued)

Except as provided herein, distributions on the Trust Certificates will be made on each Distribution Date, which will be the second business day following each Underlying Distribution Date, commencing in October 1996. The Underlying Distribution Date will be the 25th day of each calendar month or, if such 25th day is not a business day, then the next succeeding business day. As described more fully herein, interest will accrue on the Trust Certificates based on the Pass-Through Rate thereon and the then outstanding Certificate Principal
Balances thereof. Distributions of accrued interest on each class of Trust Certificates will be made on each Distribution Date. Distributions allocable to principal of the Trust Certificates will be made in accordance with the priorities described herein on each Distribution Date with respect to which distributions of principal are made on the Underlying Certificates on the related Underlying Distribution Date.

There is currently no secondary market for the Trust Certificates and there can be no assurance that a secondary market for the Trust Certificates will develop. Salomon Brothers Inc (the "Underwriter") intends to establish a market in the Trust Certificates but is not obligated to do so. There is no assurance that any such market, if established, will continue. See "Secondary Market" herein.

No election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC"). As described herein, the Trust Fund will be classified as a grantor trust for federal income tax purposes.


                                   ----------

THE TRUST CERTIFICATES WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 20, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.



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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Principal Definitions is included at the end of the Prospectus.

Title of Series............   Trust  Certificates,  Series  1996-4C  (the "Trust
                              Certificates").  The Trust Certificates  represent
                              in the aggregate the entire  beneficial  ownership
                              interest in a separate  asset of a trust fund (the
                              "Trust   Fund"),    such   separate   asset   (the
                              "Underlying   Certificates")   consisting   of   a
                              percentage interest in a single subclass of senior
                              mortgage pass-through  certificates representing a
                              partial,  senior interest in a separate trust fund
                              (the "Underlying Trust Fund") consisting primarily
                              of a pool (the "Mortgage  Pool") of  conventional,
                              fixed-rate,  fully-amortizing, one- to four-family
                              residential  mortgage loans having  original terms
                              to  maturity  of  up to 30  years  (the  "Mortgage
                              Loans")  having  an  aggregate   Stated  Principal
                              Balance  as of August  30,  1996  (the  "Reference
                              Date")  of   approximately   $275,746,080,   which
                              Mortgage  Loans were  previously  pooled by CWMBS,
                              Inc.   ("CWMBS").   The  Trust  Certificates  will
                              consist of two  classes,  designated  as the Class
                              4C-A1    Certificates    and   the   Class   4C-A2
                              Certificates.   The  Trust  Certificates  will  be
                              issued pursuant to a Trust Agreement,  to be dated
                              as  of  September  30,  1996  (the   "Agreement"),
                              between the Depositor and the Trustee. All of the Trust Certificates are offered hereby.

Trust Certificates.........   The Trust Certificates of each class will have the
                              approximate initial Certificate Principal Balances
                              and  Pass-Through  Rates as set forth on the cover
                              hereof.  The  Certificate  Principal  Balance of a
                              Trust   Certificate   outstanding   at  any   time
                              represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Certificates.

                              The Trust Certificates are subject to various priorities for payment of principal as described herein under "Summary of Prospectus Supplement--Distributions on the Trust Certificates--Principal Distributions on the Trust Certificates" and "Description of the Trust Certificates--Principal Distributions on the Trust Certificates".

Depositor..................   Salomon Brothers Mortgage Securities VII, Inc., an
                              indirect wholly-owned subsidiary of Salomon Inc and an affiliate of Salomon Brothers Inc. See "The
                              Depositor" in the Prospectus.

Master Servicer............   Countrywide  Mortgage  Conduit,   Inc.  serves  as
                              master   servicer   with   respect  to  the  CWMBS
                              Certificates  (as defined

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                              herein),     which    include    the    Underlying
                              Certificates.    See   "Pooling   and    Servicing
                              Agreement" herein.

Trustee....................   First  Trust  National  Association,   a  national
                              banking  association.  See  "Trust  Agreement--The
                              Trustee" herein.

Underlying Trustee.........   The  Bank  of  New  York,   a  New  York   banking
                              corporation.    See   "Pooling    and    Servicing
                              Agreement--The Underlying Trustee" herein.

The Trust Fund.............   The Trust Fund, in which the Trust Certificates in
                              the  aggregate  evidence an interest,  consists of
                              the  Underlying  Certificates  together with other
                              previously     issued    mortgage     pass-through
                              certificates.    The    Underlying    Certificates
                              represent  a  partial,   senior  interest  in  the
                              Underlying Trust Fund consisting  primarily of the
                              Mortgage  Pool  previously  formed by  CWMBS.  The
                              Trust Certificates will receive distributions only
                              from   payments   received   on   the   Underlying
                              Certificates.

The Underlying Certificates   The    CWMBS,    Inc.,    Mortgage    Pass-Through
                              Certificates,    Series    1993-E    (the   "CWMBS
                              Certificates"), consist of (i) thirteen classes of
                              senior  certificates  (collectively,   the  "CWMBS
                              Senior  Certificates")  and (ii) seven  classes of
                              subordinate certificates (collectively, the "CWMBS
                              Subordinate    Certificates").    The   Underlying
                              Certificates are an approximate  96.29% percentage
                              interest in the class of CWMBS Senior Certificates
                              designated  as "Class A-8".  As of  September  30,
                              1996  (the  "Delivery   Date"),   the  Certificate
                              Principal Balance of the Underlying Certificates will be approximately $48,087,790.

                              The CWMBS Senior Certificates are entitled to a certain priority, to the extent described herein, relative to the CWMBS Subordinate Certificates, in right of distributions on the Mortgage Loans. The CWMBS Subordinate Certificates will have an aggregate Certificate Principal Balance as of the Delivery Date of approximately $18,046,074. As of the Delivery Date, the CWMBS Subordinate Percentage will be equal to approximately 6.61%. As of the date of the initial issuance of the CWMBS Certificates, the CWMBS Subordinate Percentage was equal to approximately 6.00%. The CWMBS Subordinate Percentage refers to the percentage of all of the CWMBS Certificates represented by the CWMBS Subordinate Certificates. See "--Subordination" below.

                              The Underlying Certificates have been issued in book-entry form and owners thereof, including the Trustee on behalf of the holders of the Trust
                              Certificates, will not be entitled to receive definitive certificates except in certain limited circumstances set forth herein. The Underlying Certificates will be registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC").

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                              An election was made to treat the Underlying Trust
                              Fund as a REMIC for federal  income tax  purposes.
                              The   Underlying    Certificates    are   "regular
                              interests" in such REMIC.

                              The   pass-through    rate   on   the   Underlying
                              Certificates is fixed at 6.50% per annum.

                              The Master Servicer may, at its option, repurchase from the Underlying Trust Fund all of the Mortgage Loans, and thereby effect the early retirement of the CWMBS Certificates, on any Underlying Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance thereof as of December 1, 1993 (the "Underlying Cut-off Date"). As of the Reference Date, the aggregate Stated Principal Balance of the Mortgage Loans was equal to approximately 88.58% of the aggregate Stated Principal Balance thereof as of the Underlying Cut-off Date. See "Pooling and Servicing Agreement--Optional Termination" herein.

Distributions on the
 Underlying Certificates...   Distributions  in  General.  Distributions  on the
                              Underlying  Certificates  will  be  made  on  each
                              Underlying  Distribution Date to holders of record
                              at the close of business on the last  business day
                              of the  preceding  month who are  entitled to such
                              distributions.   The   holder  of  record  of  the
                              Underlying Certificates will be CEDE & Co., as nominee of DTC.

                              The amount available for distribution to the holders of CWMBS Certificates on any Underlying Distribution Date (the "CWMBS Available Funds") will be allocated among the classes of CWMBS
                              Certificates   in  the  manner  set  forth   under
                              "Description        of       the        Underlying
                              Certificates--Distributions" herein.

                              On each Underlying Distribution Date, holders of the CWMBS Senior Certificates will be entitled to receive all amounts due them before any distributions are made to holders of the CWMBS Subordinate Certificates on such Underlying Distribution Date. The CWMBS Available Funds for each Underlying Distribution Date will be distributed in the following order of priority:
                              (i) to interest on each interest bearing class of CWMBS Senior Certificates and to payment of the Excess Master Servicing Fee (as defined herein);
                              (ii) to principal on the classes of CWMBS Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "Description of the Underlying Certificates", in each case in an aggregate amount up to the maximum amount of principal to be distributed on such classes on such Underlying Distribution Date, and to any Class PO Deferred Amounts with respect to the CWMBS Certificates, Class

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                              PO; and (iii) to interest on and then principal of
                              each class of CWMBS Subordinate Certificates.

                              Interest Distributions. Interest will accrue on the Underlying Certificates at 6.50% per annum during each one month period ending on the last day of the month preceding the month in which each Underlying Distribution Date occurs (each, an "Interest Accrual Period").

                              On each Underlying Distribution Date, interest will be distributable on the Underlying Certificates from the CWMBS Available Funds for such Underlying Distribution Date in an aggregate amount equal to the Interest Distribution Amount for the Underlying Certificates on such Underlying Distribution Date.

                              The "Interest Distribution Amount" for the Underlying Certificates for any Underlying Distribution Date will equal the interest accrued during the related Interest Accrual Period at 6.50% per annum on the Certificate Principal Balance of the Underlying Certificates immediately prior to such Underlying Distribution Date, plus any interest thereon remaining undistributed from previous Underlying Distribution Dates, less the Underlying Certificates' share of any Net Interest Shortfalls (as defined herein) for such Underlying Distribution Date.

                              Such Net Interest Shortfalls will be allocated among the CWMBS Certificates in proportion to the amount of interest that, in the absence of such shortfalls or losses, such CWMBS Certificates would have been entitled to receive. Interest will be calculated on the CWMBS Certificates on the basis of a 360-day year consisting of twelve 30-day months.

                              Principal Distributions. Principal will be distributable monthly on the CWMBS Senior Certificates on each Underlying Distribution Date in an aggregate amount equal to the sum of the CWMBS Senior Principal Distribution Amount and the CWMBS Class PO Principal Distribution Amount (each as defined herein) for such Underlying Distribution Date, to the extent of the CWMBS Available Funds for such Underlying Distribution Date remaining after distributions of interest are made on the CWMBS Senior Certificates on such date. Subject to such limitation, the aggregate amount will be allocated among the CWMBS Senior Certificates, including the Underlying Certificates, in the manner described herein. See
                              "Description        of       the        Underlying
                              Certificates--Distributions" herein. Solely for purposes of distributions, the class of CWMBS Certificates to which the Underlying Certificates belong will consist of two components (each a "Component", and respectively, the "Class A-8-1 Component" and the "Class A-8-2

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                              Component").  Each  such  Component  will  have  a
                              principal  balance  (a  "Component   Balance")  as
                              specified herein. The Class 4C-A1 Certificates will only receive principal payments in respect of the Class A-8-1 Component and the Class 4C-A2 Certificates will only receive principal payments in respect of the Class A-8-2 Component. See
                              "Description        of       the        Underlying
                              Certificates--Distributions" herein.

   Advances................   The Master  Servicer  will be obligated to advance
                              delinquent  installments of principal and interest
                              (net  of  the  related   Servicing  Fees)  on  the
                              Mortgage Loans included in the Mortgage Pool under certain circumstances. See "Description of the Underlying Certificates--Advances" herein.

   Subordination...........   The  rights of the  holders  of CWMBS  Subordinate
                              Certificates to receive distributions with respect
                              to the Mortgage Loans will be subordinated to such
                              rights  of  the   holders  of  the  CWMBS   Senior
                              Certificates,     including     the     Underlying
                              Certificates.   The  subordination  of  the  CWMBS
                              Subordinate  Certificates  relative  to the  CWMBS
                              Senior  Certificates  is  intended  to enhance the
                              likelihood  of receipt by the holders of the CWMBS
                              Senior Certificates of the maximum amount to which
                              they are entitled on any  Underlying  Distribution
                              Date,  and  to  afford  such  holders   protection
                              against losses resulting from defaults on Mortgage
                              Loans to the extent  described  herein  and,  to a
                              lesser  extent,  against  Special  Hazard  Losses,
                              Bankruptcy   Losses  and  Fraud  Losses  (each  as
                              defined   herein).   See   "Description   of   the
                              Underlying   Certificates--Subordination   of  the
                              CWMBS Subordinate Certificates" herein.

                              The CWMBS Subordinate Certificates will have an aggregate Certificate Principal Balance as of the Delivery Date of approximately $18,046,074. As of the Delivery Date, the CWMBS Subordinate Percentage will be equal to approximately 6.61%. As of the date of the initial issuance of the CWMBS Certificates, the CWMBS Subordinate Percentage was equal to approximately 6.00%.

                              The subordination feature described above is intended to enhance the likelihood of timely receipt of principal and interest and to protect holders of CWMBS Senior Certificates against losses; however, in certain circumstances the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in distributions on the CWMBS Senior Certificates could result. Holders of CWMBS Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount.

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                              See     "Description     of     the     Underlying
                              Certificates--Distributions" herein.

The Mortgage Pool..........   The Underlying  Certificates  represent a partial,
                              senior  interest  in a  separate  trust  fund (the
                              "Underlying Trust Fund") consisting primarily of a
                              pool   (the   "Mortgage   Pool")   consisting   of
                              conventional,    fixed-rate,     fully-amortizing,
                              mortgage loans (the "Mortgage  Loans")  secured by
                              first  liens  on one- to  four-family  residential
                              properties (the "Mortgaged Properties"). As of the
                              Reference Date, the Mortgage Pool consisted of 997
                              Mortgage   Loans   having  an   aggregate   Stated
                              Principal  Balance of approximately  $275,746,080.
                              As of the  Underlying  Cut-off Date,  the Mortgage
                              Pool had an aggregate Stated Principal  Balance of
                              approximately  $311,282,134.  The  Mortgage  Loans
                              have original  terms to maturity of up to 30 years
                              and a weighted average  calculated  remaining term
                              to maturity  as of the  Reference  Date,  based on
                              Stated  Principal  Balances  as of  the  Reference
                              Date, of approximately 26 years and 7 months.  The
                              Mortgage Loans have interest rates thereon (each a
                              "Mortgage  Rate") ranging from 6.500% per annum to
                              9.120% per annum as of the Reference  Date, with a
                              weighted  average  Mortgage Rate,  based on Stated
                              Principal  Balances as of the  Reference  Date, of
                              approximately 7.236% per annum as of the Reference
                              Date.  As of the  Delivery  Date,  an aggregate of
                              approximately $64,653 of Realized Losses have been
                              allocated to the CWMBS  Subordinate  Certificates.
                              On the Underlying  Distribution  Date in September
                              1996, the Underlying  Trustee  reported 9 Mortgage
                              Loans  with  an  aggregate   Scheduled   Principal
                              Balance  equal to  approximately  $2,324,869  were
                              delinquent in payment and 2 Mortgage Loans with an
                              aggregate  Scheduled  Principal  Balance  equal to
                              approximately $679,610 were in foreclosure.  For a
                              further   description   of  the  Mortgage   Loans,
                              including the delinquency status thereof, see "The
                              Mortgage Pool" herein.

Pass-Through Rate on the
 Trust Certificates........   The   Pass-Through    Rate   applicable   to   the
                              calculation  of the Interest  Distribution  Amount
                              (as  defined  herein)  for  each  class  of  Trust
                              Certificates for any Distribution Date is equal to 6.485% per annum.

Registration of the
 Book-Entry Certificates...   The   Trust   Certificates   will   initially   be
                              represented  by one or  more  global  certificates
                              registered  in the name of CEDE & Co.,  as nominee
                              of DTC (the Trust  Certificates  as so registered,
                              the   "Book-Entry   Certificates").    No   person
                              acquiring   an   interest   in   the    Book-Entry
                              Certificates  (a  "Certificate   Owner")  will  be
                              entitled  to  receive  a   Certificate   in  fully
                              registered,   certificated   form  (a  "Definitive
                              Certificate"),    except    under   the    limited
                              circumstances described herein. See "Description of the Trust

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                              Certificates--Definitive    Certificates"  herein.
                              Instead, DTC will effect payments and transfers by means of its electronic record keeping services, acting through certain participating organizations
                              ("Participants").   This  may  result  in  certain
                              delays in receipt of distributions by an investor and may restrict an investor's ability to pledge
                              its   securities.   All   references   herein   to
                              Certificateholders of the Book-Entry Certificates will reflect the rights of Certificate Owners, as such rights may be exercised through DTC and its
                              Participants,   except  as   otherwise   specified
                              herein.    See    "Description    of   the   Trust
                              Certificates--Registration   of   the   Book-Entry
                              Certificates" herein.

Distribution Date..........   The second  business day following each Underlying
                              Distribution Date, commencing in October 1996. The
                              Underlying  Distribution Date will be the 25th day
                              of each calendar month or, if such 25th day is not
                              a business day, then the next succeeding  business
                              day. The Trustee will be the  beneficial  owner of
                              the Underlying Certificates through the facilities
                              of DTC for the benefit of the holders of the Trust
                              Certificates.    Distributions    on   the   Trust
                              Certificates will be made through the facilities of DTC on each Distribution Date.

Distributions on the Trust
  Certificates-General.....   Holders of the Trust Certificates will be entitled
                              to receive  the  following  distributions  on each
                              Distribution Date: (i) to the holders of each such
                              class,  distributions in respect of interest in an
                              aggregate    amount    equal   to   the   Interest
                              Distribution  Amount  for each such class for such
                              Distribution  Date and (ii) to the holders of each
                              such  class  then  entitled  to  distributions  in
                              respect of principal,  distributions in respect of
                              principal  in an  aggregate  amount  equal  to the
                              Principal    Distribution    Amount    for    such
                              Distribution  Date, in each case as defined herein
                              and  as  allocated  among  the  classes  of  Trust
                              Certificates as provided herein.  Distributions on
                              each  Distribution Date will be made to the extent
                              of the  Available  Distribution  Amount  for  such
                              date.  The  Available   Distribution  Amount  with
                              respect   to  the  Trust   Certificates   for  any
                              Distribution Date is equal to the aggregate amount of distributions on the Underlying Certificates on the related Underlying Distribution Date, net of the Trustee Fee for such Distribution Date and the portion allocable to the Trust Certificates of the amount of any Extraordinary Trust Fund Expenses payable by the Trust Fund as of such Distribution
                              Date.

Interest Distributions on
  the Trust Certificates...   Distributions on each Distribution Date in respect
                              of  interest  on the  Trust  Certificates  will be
                              based   upon   interest   accrued  on  such  Trust
                              Certificates  during the Interest  Accrual  Period
                              for   the   Underlying   Certificates   and   such
                              Distribution  Date.

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                                      S-9
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                              All  distributions  of interest will be based on a
                              360-day year consisting of twelve 30-day months.

                              Distributions in respect of interest on each Distribution Date will be made (i) to the holders of each class of the Trust Certificates in an amount equal to the Interest Distribution Amount for such class. The "Interest Distribution Amount" for the Trust Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Trust Certificates immediately prior to such Distribution Date at the rate of 6.485% per annum, plus, in the case of each such class, any such amount remaining unpaid from previous Distribution Dates, and reduced, in the case of each such class (to not less than zero), by a pro rata share (based on interest accrued) of interest shortfalls allocated to the Underlying Certificates. See "Description of the Trust Certificates--Interest Distributions on the Trust Certificates" and "--Allocation of Losses" herein.

Principal Distributions on
 the Trust Certificates....   Distributions  in  respect  of  principal  on each
                              Distribution Date will be made to the holders of the class or classes of Trust Certificates then entitled to distributions in respect of principal, in an aggregate amount equal to the Principal
                              Distribution Amount for such Distribution Date.

                              With respect to each Distribution Date, the Principal Distribution Amount is equal to the aggregate amount distributed in respect of principal on the Underlying Certificates on the related Underlying Distribution Date. Except as otherwise described herein, on each Distribution Date, the amounts distributed on the related Underlying Distribution Date as principal payments allocated to the Underlying Certificates' Class A-8-1 Component and Class A-8-2 Component, respectively, will be distributed as principal payments on the Class 4C-A1 Certificates and the Class 4C-A2 Certificates, respectively.

                              Notwithstanding the manner of allocation of the Principal Distribution Amount referred to above, following the Cross-Over Date, all priorities relating to distributions of principal among the Trust Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Trust Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof. See "Description of the Trust Certificates--Principal Distributions on the Trust Certificates" herein.

Registration and Denominations
  of the Trust
  Certificates.............   The  Book-Entry   Certificates   will  be  issued,
                              maintained  and   transferred  on  the  book-entry
                              records of DTC and its Participants in minimum denominations of $1,000 and

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                                      S-10
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                              integral multiples $1.00 in excess thereof, except
                              that one Book-Entry  Certificate of each class may
                              evidence   an   amount   equal  to  an   otherwise
                              authorized denomination plus the remainder of the aggregate initial Certificate Principal Balance for such class.

Record Date for the Trust
  Certificates.............   The Record  Date for each  Distribution  Date with
                              respect  to the  Trust  Certificates  will  be the
                              close of business on the last  business day of the
                              month   preceding   the   month  in   which   such
                              Distribution Date occurs.  See "Description of the
                              Trust Certificates--General" herein.

Optional Termination of the
 Trust Certificates........   The  Trust  Certificates  are not  subject  to any
                              optional termination. However, the Master Servicer
                              is   entitled,   subject  to  certain   conditions
                              relating  to  the   then-remaining   size  of  the
                              Mortgage   Pool,   to  purchase  all   outstanding
                              Mortgage Loans and thereby effect early retirement
                              of the CWMBS  Certificates  and  thereby the Trust
                              Certificates.    See   "Pooling   and    Servicing
                              Agreement--Optional Termination" herein.

Special Prepayment Considerations
  with respect to the
  Trust Certificates.......   The rate and timing of distributions  allocable to
                              principal on the Trust  Certificates  will depend,
                              in  general,  on the rate and timing of  principal
                              payments on the Underlying  Certificates  (and the
                              Components  thereof) and the allocation thereof to
                              pay   principal   on  various   classes  of  Trust
                              Certificates  as  provided  herein,  which will in
                              turn  be  affected  by  the  rate  and  timing  of
                              principal  payments  (including   prepayments  and
                              collections   upon  defaults,   liquidations   and
                              repurchases)   on  the  Mortgage   Loans  and  the
                              allocation   thereof  to  pay   principal  on  the
                              Underlying Certificates. As is the case with mortgage pass-through certificates generally, the
                              Underlying Certificates, and as a result the Trust
                              Certificates, are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time, and the actual rate of prepayment of principal on the Mortgage Loans cannot be predicted.

                              Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors in mortgage pass-through certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. See "Yield on the Trust Certificates--General Prepayment Considerations" herein.

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                                      S-11
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                              The   multiple   class   structure  of  the  Trust
                              Certificates results in the allocation of payments of principal among the classes of the Trust Certificates as follows:

                                Class   4C-A1   Certificates   and  Class  4C-A2
                                Certificates: Distributions of principal on the Class 4C-A1 Certificates and Class 4C-A2 Certificates, respectively, will derive from distributions of principal on the Underlying Certificates' Class A-8-1 Component and Class A-8-2 Component, respectively. Such Components were structured so that principal distributions generally would be payable thereon in the amounts determined by using the table attached hereto as Appendix A assuming that prepayments on the Mortgage Loans would occur each month at a level falling within a specified range (the "Structuring Range") of percentages of SPA (as defined herein), and based on certain other assumptions. At the initial issuance of the Underlying Certificates, the Structuring Range for the Class A-8-1 Component was a constant level of SPA between 175% and 650%, and the Structuring Range for the Class A-8-2 Component was a constant level of SPA between 225% and
                                400%. However, as of the Delivery Date the balances listed on Appendix A for the Class A-8-1 Component and the Class A-8-2 Component are not currently supported. The Certificate Principal Balance of the Underlying Certificates as of the Delivery Date in accordance with the schedule should be approximately $38,306,208 while the actual Certificate Principal Balance of the Underlying Certificates as of the Delivery Date is approximately $48,087,790. If the Mortgage Loans prepay in the same manner and at the same rates as they have since the issuance of the CWMBS Certificates, the Class 4C-A1 Certificates and Class 4C-A2 Certificates will continue to receive principal at a slower rate than stated on Appendix A.

                                As discussed herein, actual principal distributions in respect of the Class A-8-1 Component and the Class A-8-2 Component in the future may be greater or less than the scheduled amounts and the weighted average life of the of the Class A-8-1 Component or the Class A-8-2
                                Component (and therefore of the Class 4C-A1 Certificates or Class 4C-A2 Certificates) may be extended or shortened.

                              During the period from the Underlying Cut-off Date through the Reference Date, the Mortgage Loans have prepaid at an average constant rate of approximately 79% SPA. Certain months may have had SPA rates significantly higher or lower than the average.

                              The   timing   of    commencement   of   principal
                              distributions and the weighted average lives of the Trust Certificates will be

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                                      S-12

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                              affected  by the rates of  prepayment  experienced
                              both   before  and  after  the   commencement   of
                              principal   distributions  on  such  classes.  The
                              amount and allocation of principal prepayments among certain classes of the Trust Certificates will also be affected by certain other factors, as follows:

                                Subordination Features Affecting the Underlying Certificates. As described herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans included in the Mortgage Pool will be allocated among the CWMBS Senior
                                Certificates. To the extent that a disproportionately large percentage of principal prepayments on the Mortgage Loans is distributed on the Underlying Certificates, the subordination afforded the Underlying Certificates by CWMBS Subordinate Certificates, in the absence of offsetting realized losses allocated thereto, will be increased.

                                Weighted Average Life Volatility of the Underlying Certificates. As described above, the weighted average life of the Underlying Certificates (and the Components thereof) will be affected by the rate of principal payments on the Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal on the Underlying Certificates' Components.

                              See       "Description      of      the      Trust
                              Certificates--Principal Distributions on the Trust Certificates" and "Yield on the Certificates" herein, and "Maturity and Prepayment Considerations" in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average lives of the Trust Certificates, see the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of SPA" herein.

Special Yield Considerations
  with respect to the
  Trust Certificates.......   The yield to  maturity  on each class of the Trust
                              Certificates will depend,  in general,  on (i) the
                              Pass-Through  Rates  thereon,  (ii) the applicable
                              purchase  price,  and (iii) the rate and timing of
                              principal payments on the Underlying  Certificates
                              (and the  Components  thereof) and the  allocation
                              thereof  to  reduce  the   Certificate   Principal
                              Balance of each such class of Trust Certificates, as well as other factors. The rate and timing of principal payments on the Underlying Certificates
                              (and the Components thereof) will in turn be affected by the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage

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                                      S-13
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                              Loans and the allocation  thereof to pay principal
                              on the Underlying Certificates (and the Components thereof).

                              The yield to investors in any class of Trust Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Underlying Certificates.

                              The yield to investors in any class of Trust Certificates will be extremely sensitive to certain losses on the Mortgage Loans after the Cross-Over Date, because after such date certain losses resulting from the liquidation of defaulted Mortgage Loans or the bankruptcy of mortgagors will be allocated to the CWMBS Senior Certificates including the Underlying Certificates, and the Underlying Certificates' allocated portion of such losses will be allocated in turn to the Trust Certificates.

                              In general, if the Trust Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Trust Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                              The proceeds to the Depositor from the sale of the Trust Certificates were determined based on a number of assumptions, including a prepayment assumption of 150% SPA (as defined herein) and weighted average lives corresponding thereto as described herein. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. The yield assumptions for the Trust Certificates will vary as determined at the time of sale. See "Yield on the Trust Certificates" herein.

                              The multiple class structure of the Trust Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and to other factors, as described above under "--Special Prepayment Considerations with respect to the Trust Certificates".

Certain Federal Income Tax
  Consequences.............   No  election  will be made to treat the Trust Fund
                              as a REMIC for federal income tax purposes.

                              Upon issuance of the Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor ("Tax Counsel"), will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Trust Agreement, the Trust Fund in which the Trust Certificate is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or

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                                      S-14
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                              as a partnership. Accordingly, a holder of a Trust
                              Certificate generally will be treated as the owner of an undivided interest in the related Component of the Underlying Certificate.

                              Assuming the qualification and maintenance of the status as a REMIC to the Underlying Trust Fund, the Trust Certificates will represent interests in
                              (i) "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Underlying Trust Fund would be so treated. In addition, interest on the Trust Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

                              For federal income tax purposes, a holder of a Trust Certificate will be treated as the owner of an undivided interest in the related Component of the Underlying Certificate which will be treated as a "stripped bond."

                              Original purchasers of the Underlying Certificate were advised that the prepayment assumption used in determining the rate of accrual of original issue discount on the Underlying Certificate is 400% SPA.

                              For further information regarding the federal income tax consequences of investing in the Trust Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Ratings....................   It is a  condition  to the  issuance  of the Trust
                              Certificates  that they be rated "AAA" by Standard
                              & Poor's Ratings Services  ("S&P").  The Depositor
                              has not requested  that any rating agency rate any
                              class  of the  Trust  Certificates  other  than as
                              stated  above.  If another  rating  agency were to
                              rate any  class of the  Trust  Certificates,  such
                              rating agency may assign a rating  different  from
                              the ratings  described above. A security rating is
                              not  a   recommendation   to  buy,  sell  or  hold
                              securities  and  may be  subject  to  revision  or
                              withdrawal  at any  time by the  assigning  rating
                              organization.  A security  rating does not address
                              the frequency of prepayments on the Mortgage Loans
                              or the corresponding effect on yield to investors.
                              See   "Yield  on  the  Trust   Certificates"   and
                              "Ratings" herein and "Yield Considerations" in the Prospectus.

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                                      S-15
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Legal Investment...........   The Trust  Certificates will constitute  "mortgage
                              related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such
                              entities   to   invest   in   "mortgage    related
                              securities",   provided   that  such   restricting
                              legislation  was enacted prior to October 3, 1991.
                              Institutions   whose  investment   activities  are
                              subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in the Trust Certificates. Any such institution should consult with their own legal advisors in determining whether and to what extent the Trust Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations.......   The  U.S.   Department  of  Labor  has  issued  an
                              individual   exemption,   Prohibited   Transaction
                              Exemption  89-89,  to  Salomon  Brothers  Inc that
                              generally  exempts from the application of certain
                              of  the  prohibited   transaction   provisions  of
                              Section  406 of  the  Employee  Retirement  Income
                              Security Act of 1974,  as amended  ("ERISA"),  and
                              the  excise  taxes  imposed  on  such   prohibited
                              transactions  by  Section  4975(a)  and (b) of the
                              Code and  Section  502(i) of  ERISA,  transactions
                              relating  to the  purchase,  sale and  holding  of
                              certain pass-through  certificates underwritten by
                              Salomon   Brothers  Inc  and  the   servicing  and
                              operation  of certain  asset pools  provided  that
                              certain  conditions  are  satisfied.   See  "ERISA
                              Considerations" herein and in the Prospectus.

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                                      S-16

                      DESCRIPTION OF THE TRUST CERTIFICATES

General

     The Trust Certificates, Series 1996-4C, will consist of two classes of certificates (together, the "Trust Certificates"), designated as the Class 4C-A1 Certificates and the Class 4C-A2 Certificates. All of the Trust Certificates are offered hereby.

     The Trust Certificates in the aggregate will evidence the entire beneficial ownership interest in a separate asset of the Trust Fund, such separate asset consisting of the Underlying Certificates together with all distributions thereon payable after the Delivery Date and such assets as from time to time are acquired in respect of the Underlying Certificates. As of the Delivery Date, the Certificate Principal Balance of the Underlying Certificates will be approximately $48,087,790.

     The Trust Certificates of each class will have the Pass-Through Rates and approximate initial Certificate Principal Balances as set forth on the cover hereof.

     The Trust Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof, except that one Trust Certificate of each class may evidence an amount equal to an otherwise authorized denomination plus the remainder of the aggregate initial Certificate Principal Balance for such class.

     The Trust Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (the Trust Certificates as so registered, the "Book-Entry Certificates"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below under "Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" herein.

     All distributions to holders of the Trust Certificates, other than the final distribution on any class of Trust Certificates, will be made on each Distribution Date by or on behalf of the Trustee to the persons in whose names such Trust Certificates are registered at the close of business on the related Record Date, which will be the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (i) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (ii) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Trust Certificates having an aggregate initial Certificate Principal Balance that is in excess of $5,000,000, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Trust Certificates will be made in like manner, but only upon presentment and surrender of such Trust Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

Registration of the Book-Entry Certificates

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. The Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to CEDE, as nominee for DTC.

     Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidenced such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Book-Entry Certificates evidenced such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the
Book-Entry Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

Available Distribution Amount

     The Available Distribution Amount with respect to the Trust Certificates for any Distribution Date is equal to the aggregate amount of distributions on the Underlying Certificates on the related Underlying Distribution Date, net of the Trustee Fee for such Distribution Date and the portion allocable to the Trust Certificates of the amount of any Extraordinary Trust Fund Expenses payable by the Trust Fund as of such Distribution Date.

Interest Distributions on the Trust Certificates

     Distributions in respect of interest will be made on each Distribution Date to the holders of the Trust Certificates in an aggregate amount equal to the Interest Distribution Amount for each class of Trust Certificates for such Distribution Date.

     The Interest Distribution Amount for the Trust Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Trust Certificates immediately prior to such Distribution Date at 6.485% per annum, plus, in the case of each such class, any such amount remaining unpaid from previous Distribution Dates, and reduced, in the case of each such class (to not less than zero), by the pro rata share for such class of interest shortfalls allocated to the Underlying Certificates. For purposes of the foregoing, the aggregate amount of interest shortfalls for any Distribution Date will be equal to the aggregate amount of interest shortfalls, if any, allocated to the Underlying Certificates for the related Underlying Distribution Date in respect of Net Interest Shortfalls as described under "Description of the Underlying Certificates" herein.

     The Interest Accrual Period for any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

     Except as otherwise described herein, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Trust Certificates will be made in respect of such class of Trust Certificates, to the extent provided herein, on a pari passu basis, based on the Certificate Principal Balance of the Trust Certificates of each such class.

     The Certificate Principal Balance of a Trust Certificate outstanding at any time represents the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the Underlying Certificates. The Certificate Principal Balance of any class of Trust Certificates as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Trust Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of (i) Realized Losses on the Mortgage Loans allocated to the Underlying Certificates and (ii) Extraordinary Trust Fund Expenses, as described herein.

Principal Distributions on the Trust Certificates

     Holders of each class of Trust Certificates will be entitled to receive on each Distribution Date distributions allocable to principal in reduction of the Certificate Principal Balances thereof equal to the aggregate amount distributed in respect of principal on the Underlying Certificates on such Distribution Date, to the extent of the Available Distribution Amount remaining after distribution of the Interest Distribution Amount (the "Principal Distribution Amount").

     Distributions of the Principal Distribution Amount on the Trust Certificates on each Distribution Date shall be made concurrently in the following manner: the Class 4C-A1 Certificates will only receive principal payments in respect of the Class A-8-1 Component and the Class 4C-A2 Certificates will only receive principal payments in respect of the Class A-8-2 Component.

     For purposes of all principal distributions described above, the Certificate Principal Balance of a Trust Certificate for any Distribution Date shall be determined after the allocation thereto of losses allocated to the Underlying Certificates and Extraordinary Trust Fund Expenses on such Distribution Date as described under "--Allocation of Losses" below.

     Notwithstanding the foregoing priorities, following the Cross-Over Date, all priorities relating to distributions as described above in respect of distributions of principal among the Trust Certificates will be disregarded, and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Trust Certificates on a pro rata basis based on the Certificate Principal Balances thereof.

Allocation of Losses

     The Trust Certificates will not be covered by any credit support other than the limited subordination provided to the Underlying Certificates by the CWMBS Subordinate Certificates. See "Description of the Underlying Certificates--Subordination of the CWMBS Subordinate Certificates" herein.

     In the event that any Realized Losses that would have been covered by subordination are allocated to the Underlying Certificates because the Cross-Over Date has occurred, such losses will be borne by the holders of all Trust Certificates on a pro rata basis. An allocation of a Realized Loss on a pro rata basis among two or more classes of Trust Certificates means an allocation to each such class of Trust Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date. In the case of the principal portion of any Realized Loss allocated to the Underlying Certificates on any Underlying Distribution Date, the allocation of such Realized Loss among the Trust Certificates will be made by reducing the Certificate Principal Balance thereof by the amount allocated thereto, as of the related Distribution Date. In the case of the interest portion of any Realized Loss allocated to the Underlying Certificates on any Underlying Distribution Date, the allocation of such Realized Loss among the classes of Trust Certificates as described above will be made by reducing the Interest Distribution Amount thereon by the amount allocated thereto for the related Distribution Date. For a description of the allocation of Realized Losses to the Underlying Certificates, see "Description of the Underlying Certificates--Subordination of the CWMBS Subordinate Certificates" herein.

     Extraordinary Trust Fund Expenses are amounts that may become reimbursable to the Depositor or the Trustee from the assets of the Trust Fund as provided in the Agreement. Any Extraordinary Trust Fund Expenses will be allocated on a pro rata basis based on current entitlement to payments between (i) the Trust Certificates and (ii) other trust certificates not offered hereunder but issued under the Agreement evidencing the portion of the ownership interest in the Trust Fund which is not evidenced by the Trust Certificates. Any Extraordinary Trust Fund Expenses so allocated to the Trust Certificates as of any Distribution Date will reduce the Available Distribution Amount for such Distribution Date and will result in a reduction in the amount distributable to the holders of one or more classes of Trust Certificates.

                   DESCRIPTION OF THE UNDERLYING CERTIFICATES

General

     The CWMBS, Inc., Mortgage Pass-Through Certificates, Series 1993-E (collectively, the "CWMBS Certificates"), Class A-8 (an approximate 96.29% percentage interest in such class, the "Underlying Certificates"), represents a partial, senior beneficial interest in a separate REMIC trust fund (the "Underlying Trust Fund"), consisting primarily of the Mortgage Pool. The Underlying Certificates are rated "AAA" by S&P and "Aaa" by Moody's. The CWMBS Certificates, including the Underlying Certificates, were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1993, among CWMBS, Inc., as depositor, Countrywide Mortgage Conduit, Inc., as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer"), and The Bank of New York, as trustee (in such capacity, the "Underlying Trustee").

     The CWMBS Certificates consist of (i) thirteen classes of senior certificates--the Class A-1, Class A-2, and so forth in consecutive numerical sub-designation through Class A-11, Class PO and Class R Certificates (collectively, the "CWMBS Senior Certificates", and the Class R Certificates, individually, the "CWMBS Residual Certificates") and (ii) seven classes of subordinate certificates--the Class B-1, Class B-2, and so forth in consecutive numerical sub-designation through Class B-7 (collectively, the "CWMBS Subordinate Certificates"). The CWMBS Senior Certificates are entitled to a certain priority, as described herein, relative to the CWMBS Subordinate Certificates, in right of distributions on the Mortgage Loans. The Certificate Principal Balance of each class of CWMBS Senior Certificates and the aggregate Certificate Principal Balance of the CWMBS Subordinate Certificates, as of the date of the initial issuance thereof and as of the Delivery Date, are as follows:


                                       Approximate            Approximate
                                  Certificate Principal  Certificate Principal
                                      Balance as of          Balance as of
    CWMBS Certificate Class          Initial Issuance       the Delivery Date
    -----------------------          ----------------       -----------------

Class A-1(1)                           $72,700,000             $40,062,377
Class A-2(1)                           $ 7,893,000             $ 7,893,000
Class A-3(1)                           $26,482,000             $26,482,000
Class A-4(1)                           $10,387,000             $10,387,000
Class A-5(2)                           $10,021,000             $ 9,906,877
Class A-6(2)                           $24,708,000             $24,708,000
Class A-7(2)                           $ 1,038,000             $ 1,038,000
Class A-8(3)                           $51,928,000             $49,942,055
    Class A-8-1(1) Component           $ 7,270,000             $ 5,556,089
    Class A-8-2(2) Component           $44,658,000             $44,385,966
Class A-9(4)                           $47,637,000             $45,487,741
Class A-10(4)                          $18,323,000             $17,496,313
Class A-11(1)                          $20,979,000             $20,979,000
Class PO                               $   508,112             $   438,784
Class A-R                              $     1,000             $       870
CWMBS Subordinate Certificates         $18,677,022             $18,046,074

----------

(1) The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-11 Certificates and the Class A-8-1 Component are referred to herein collectively as the "Primary Planned Principal Classes".

(2) The Class A-5, Class A-6 and Class A-7 Certificates and the Class A-8-2 Component are referred to herein collectively as the "Secondary Planned Principal Certificates".

(3) For purposes of determining distributions, Class A-8 Certificates (of which the Underlying Certificates represent an approximate 96.29% percentage interest) will consist of the two payment components (each a "Component") listed in the table below the Class A-8 Certificates. Each Component will have a principal balance (a "Component Balance"). The Component Balance of each Component as of the initial issuance of the CWMBS Certificates and as of the Delivery Date are indicated in the table beside each Component. The approximate Certificate Principal Balance of the Underlying Certificates as of the initial issuance of the CWMBS Certificates and of the Delivery Date are $50,000,000 and $48,087,790, respectively. The approximate Component Balance of the Underlying Certificates' Class A-8-1 Component as of the Delivery Date is $5,349,801, and the approximate Component Balance of the Underlying Certificates' Class A-8-2 Component as of the Delivery Date is $42,737,389.

(4) The Class A-9 and Class A-10 Certificates are referred to herein together as the "Support Classes".

                                   ----------

     The description of the CWMBS Certificates herein is a summary of certain of the terms and provisions relating to the CWMBS Certificates and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Pooling and Servicing Agreement, a copy of which will be made available (without exhibits) to prospective investors upon written request therefor made to the Depositor. The information set forth herein relating to the Underlying Certificates is based on information obtained by the Depositor relating to the Underlying Certificates from the prospectus dated August 31, 1993, and prospectus supplement dated December 21, 1993, used in connection with the initial offering thereof, and from statements furnished to holders of the CWMBS Certificates for each Underlying Distribution Date. None of the Depositor, the Trustee, the Underwriter or any of their affiliates has made or will make any representation as to the accuracy or completeness of such information. Unless otherwise specified, references to Certificates of any class throughout the text under this heading "Description of the Underlying Certificates" refer to CWMBS Certificates.

     The "Certificate Principal Balance" of any class of CWMBS Certificates as of any Underlying Distribution Date is the initial Certificate Principal Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such class and (iii) in the case of any class of CWMBS Subordinate Certificates, any amounts allocated to such class in reduction of its Certificate Principal Balance in respect of payments of Class PO Deferred Amounts (as defined herein), as described under "--Subordination of the CWMBS Subordinate Certificates--Allocation of Losses on the Mortgage Loans" below.


Book-Entry Form

     The Underlying Certificates were issued in book-entry form and are represented by one or more physical certificates registered in the name of CEDE, as nominee of DTC, which will be the "CWMBS Certificateholder" of such Underlying Certificates. No person acquiring an interest in the Underlying Certificates (a "Beneficial Owner"), including the Trustee on behalf of holders of the Trust Certificates, will be entitled to receive a definitive CWMBS Certificate representing such person's interest in the Underlying Certificates, except as set forth below. Unless and until definitive Certificates are issued to Beneficial Owners in respect of the Underlying Certificates under the limited circumstances described herein, all references to actions taken by CWMBS Certificateholders shall, in the case of the Underlying Certificates, refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to CWMBS Certificateholders shall, in the case of the Underlying Certificates, refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Underlying Certificates for distribution to Beneficial Owners in accordance with DTC procedures. The Trustee on behalf of the holders of the Trust Certificates will be the Beneficial Owner of the Underlying Certificates. The Trustee is a Participant.

     Neither CWMBS nor the Underlying Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Underlying Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC or a Participant or Indirect Participant in whose name the Underlying Certificates are registered, the ability of the Beneficial Owners of such Underlying Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Underlying Certificates may be impaired.

     Underlying Certificates will be converted to definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) CWMBS or DTC advises the Underlying Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Underlying Certificates and CWMBS or DTC is unable to locate a qualified successor, (ii) CWMBS, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default of CWMBS under the Pooling and Servicing Agreement, Beneficial Owners aggregating not less than 51% of the aggregate voting rights allocated to the CWMBS Book-Entry Certificates (defined as all the classes of CWMBS Senior Certificates other than the Class A-10 Certificates, the Class PO Certificates and the CWMBS Residual Certificates) advise the Underlying Trustee and DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Underlying Trustee will be required to notify all Beneficial Owners of the availability of definitive Certificates. Upon surrender by DTC of the physical Certificates representing the Underlying Certificates and receipt of instructions for re-registration, the Underlying Trustee will reissue the Underlying Certificates as definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of those CWMBS Certificates initially issued as definitive Certificates will thereafter apply to those Underlying Certificates that have been reissued as definitive Certificates.

CWMBS Available Funds

     The  aggregate   amount  of  funds  available  for  distribution  to  CWMBS
Certificateholders on each Underlying Distribution Date will be the CWMBS Available Funds. With respect to each Underlying Distribution Date, the "CWMBS Available Funds" will equal the sum of (i) all scheduled installments of (A) interest, net of the related Expense Fees (as defined herein) other than the related Excess Master Servicing Fee and (B) principal, in each case due on the Due Date in the month in which such Underlying Distribution Date occurs and received prior to the related Determination Date, and in each case together with any Advances (as defined herein) in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Underlying Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the month preceding the month of such Underlying Distribution Date; and
(iv) amounts received with respect to such Underlying Distribution Date in respect of the purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Underlying Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement.


Distributions

     Distributions of interest and principal to holders of CWMBS Certificates will be made monthly on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, an "Underlying Distribution Date"), in an aggregate amount equal to the CWMBS Available Funds for such Underlying Distribution Date. Distributions of interest and principal to holders of the CWMBS Subordinate Certificates will be made monthly, to the extent of their entitlement thereto as provided in the Pooling and Servicing Agreement, on each Underlying Distribution Date after all amounts in respect of interest and principal due on the CWMBS Senior Certificates for such Underlying Distribution Date have been paid.

     Allocation of CWMBS Available Funds. On each Underlying Distribution Date, the CWMBS Available Funds will be distributed in the following order of priority:

          first, to interest on each interest bearing class of CWMBS Senior Certificates and to payment of the Excess Master Servicing Fee for such Underlying Distribution Date;

          second, to principal on the classes of CWMBS Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such classes on such Underlying Distribution Date, and to any Class PO Deferred Amounts with respect to the Class PO Certificates; and

          third, to interest on and then principal of the CWMBS Subordinate Certificates.

     Interest. On each Underlying Distribution Date, to the extent of funds available therefor, each interest bearing class of CWMBS Certificates will be entitled to receive an amount allocable to interest (as to each such class, the "CWMBS Interest Distribution Amount") with respect to the related Interest Accrual Period. The Class PO Certificates will not bear interest. For any Underlying Distribution Date, the CWMBS Interest Distribution Amount for the
Underlying Certificates will be equal to the sum of (i) interest at the pass-through rate on the Underlying Certificates of 6.50% per annum on the Certificate Principal Balance of the Underlying Certificates immediately prior to such Underlying Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Underlying Distribution Date exceeded the amount actually distributed as interest on such prior Underlying Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

     With respect to each Underlying Distribution Date, the "Interest Accrual Period" will be the calendar month preceding the month of such Underlying Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The interest entitlement described above for each class of CWMBS Certificates (including the Class A-8 Certificates which include the Underlying Certificates) and the Excess Master Servicing Fee payable to the Master Servicer with respect to an Underlying Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for such Underlying Distribution Date. With respect to any Underlying Distribution Date, the "Net Interest Shortfall" is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the CWMBS Subordinate Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls and Liquidation Interest Shortfalls. Net Interest Shortfalls on any Underlying Distribution Date will be allocated pro rata among all classes of CWMBS Certificates entitled to receive distributions of interest on such Underlying Distribution Date and the Excess Master Servicing Fee (i) in the case of such CWMBS Certificates, based on the amount of interest each such class of CWMBS Certificates would otherwise be entitled to receive on such Underlying Distribution Date and (ii) in the case of the Excess Master Servicing Fee, based on the amount of the Excess Master Servicing Fee that the Master Servicer would otherwise be entitled to receive with respect to such Underlying Distribution Date, in each case, before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Relief Act. See "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. With respect to any Underlying Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Underlying Distribution Date exceeds the aggregate amount of the Basic Master Servicing Fee (as defined herein) for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. With respect to any Underlying Distribution Date, a "Liquidation Interest Shortfall" is the amount by which the amount of liquidation proceeds received with respect to a Mortgage Loan that became a Liquidated Mortgage Loan (as defined herein) during the calendar month preceding the month of such Underlying Distribution Date and applied to interest thereon at the related Mortgage Rate is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

     In the event that, on a particular Underlying Distribution Date, CWMBS Available Funds applied in the order described above under "--Allocation of CWMBS Available Funds" are not sufficient to make a full distribution of the interest entitlement on the CWMBS Certificates, interest will be distributed on each class of CWMBS Certificates of equal priority based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of CWMBS Certificates will be entitled to receive on the next Underlying Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount will not bear interest.

     Principal.

          General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the CWMBS Senior Certificates (other than the Class PO Certificates) and the CWMBS Subordinate Certificates and (ii) the Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

          The Non-PO Percentage with respect to any Mortgage Loan with an Adjusted Net Mortgage Rate (as defined herein and referred to below as "ANMR"), less than 6.50% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to ANMR + 6.50%. The Non-PO Percentage with respect to any Mortgage Loan with an Adjusted Net Mortgage Rate equal to or greater than 6.50% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The PO Percentage with respect to any Discount Mortgage Loan will be equal to (6.50% - ANMR) + 6.50%. The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

          Non-PO Formula Principal Amount. On each Underlying Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the CWMBS Senior Certificates (other than the Class PO Certificates) and the CWMBS Subordinate Certificates, to the extent of the amount available from CWMBS Available Funds for the distribution of principal on such respective classes, as described below.

          The Non-PO Formula Principal Amount for any Underlying Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and Servicing Agreement as of such Underlying Distribution Date,
     (c) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Underlying Distribution Date, (d) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Underlying Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (e) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Underlying Distribution Date.

          Senior Principal Distribution Amount. On each Underlying Distribution Date prior to the Cross-Over Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Underlying Distribution Date, will be distributed as principal of the following classes of CWMBS Senior Certificates in the following order of priority:

          (i) to the Class A-R Certificates, a percentage of the Senior Principal Distribution Amount equal to the proportion that the Certificate Principal Balance thereof bears to the aggregate of the Certificate Principal Balances of all classes of CWMBS Senior Certificates (other than the Class PO Certificates), until the Certificate Principal Balance thereof is reduced to zero;

          (ii) the excess of the Senior Principal Distribution Amount over the amount applied pursuant to clause (i) above will be applied to the Primary Planned Principal Classes, in the following order of priority:

               (a) 4.98932819% of such excess, to the Class A-8-1 Component, until the Component Balance thereof is reduced to its Planned Balance for such Underlying Distribution Date; and

               (b) 95.01067181% of such excess, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-11 Certificates, in the following order of priority:

                    (1) to the Class  A-1  Certificates,  until the  Certificate
               Principal Balance thereof is reduced to its Planned Balance for such Underlying Distribution Date;

                    (2) until an aggregate of $27,002,000  has been  distributed pursuant to this clause (ii)(b)(2) and clause (vi)(b)(1) below, sequentially, to the Class A-11, Class A-2 and Class A-3
               Certificates, in that order, until the Certificate Principal Balances thereof are reduced to their respective Planned Balances for such Underlying Distribution Date; and

                    (3) concurrently, (x) 26.81277266% to the Class A-4 Certificates and (y) 73.18722734%, sequentially, to the Class A-11, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balances thereof are reduced to their respective Planned Balances for such Underlying Distribution Date;

          (iii) to the Secondary Planned Principal Classes, in the following order of priority:

               (a) concurrently, to the Class A-5 Certificates and the Class A-8-2 Component, in the proportions of 29.5534977% and 70.4465023%, respectively, until the Certificate Principal Balance and Component Balance thereof, as applicable, are reduced to their respective Planned Balances for such Underlying Distribution Date;

               (b) concurrently, to the Class A-6 Certificates and the Class A-8-2 Component, in the proportions of 45.63846214% and 54.36153786%, respectively, until the Certificate Principal Balance and Component Balance thereof, as applicable, are reduced to their respective Planned Balances for such Underlying Distribution Date; and

               (c) sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until the Certificate Principal Balances thereof are reduced to their respective Planned Balances for such Underlying Distribution Date;

          (iv) concurrently, to the Class A-9 and Class A-10 Certificates, in proportion to their initial Certificate Principal Balances, until the Certificate Principal Balances thereof are reduced to zero;

          (v) to the Secondary Planned Principal Classes, in the order and proportions set forth in clause (iii) above, without regard to their Planned Balances and until the respective Certificate Principal Balances and Component Balance thereof, as the case may be, are reduced to zero; and

          (vi) the excess of the Senior Principal Distribution Amount over the amounts applied pursuant to clauses (i) through (v) above will be applied to the Primary Planned Principal Classes, without regard to their Planned Balances, in the following order of priority:

               (a) 4.98932819% of such excess, to the Class A-8-1 Component, until the Component Balance thereof is reduced to zero; and

               (b) 95.01067181% of such excess, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-11 Certificates, in the following order of priority:

                    (1) until an aggregate of $27,002,000  has been  distributed pursuant to this clause (vi)(b)(1) and clause (ii)(b)(2) above, sequentially, to the Class A-2, Class A-3 and Class A-11
               Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero;

                    (2) to the Class  A-1  Certificates,  until the  Certificate
               Principal Balance thereof is reduced to zero; and

                    (3) concurrently, (x) 26.81277266% to the Class A-4 Certificates and (y) 73.18722734%, sequentially, to the Class A-2, Class A-3 and Class A-11 Certificates, in that order, in each case until the Certificate Principal Balances thereof are reduced to zero.

          Notwithstanding the foregoing, on each Underlying Distribution Date on and after the Cross-Over Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of CWMBS Senior
     Certificates (other than the Class PO Certificates), pro rata, in accordance with their respective Certificate Principal Balances immediately prior to such Underlying Distribution Date, without regard to any Planned Balances for such Underlying Distribution Date.

          The Cross-Over Date is the date on which the Certificate Principal Balances of the CWMBS Subordinate Certificates has been reduced to zero.

          The Senior Principal Distribution Amount for any Underlying Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Underlying Distribution Date, (ii) with respect to each Mortgage

     Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Underlying Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Underlying Distribution Date; provided, however, that the Senior Principal Distribution Amount will be reduced on any Underlying Distribution Date by the applicable Non-PO Percentage of the principal portion of Special Hazard Losses, Fraud Losses and Bankruptcy Losses allocated to the CWMBS Senior Certificates after the exhaustion of the respective amounts of coverage provided by the CWMBS Subordinate Certificates for such types of losses, as described under "--Subordination of the CWMBS Subordinate Certificates--Allocation of Losses on the Mortgage Loans" below.

          "Stated Principal Balance" means as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Principal Balance" with respect to any Underlying Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Lo ans outstanding on the Due Date in the month preceding the month of such Underlying Distribution Date.

          The Senior Percentage for any Underlying Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of each class of CWMBS Senior Certificates (other than the Class PO Certificates) as of such date and the denominator of which is the aggregate of the Certificate Principal Balances of all classes of CWMBS Certificates, other than the Class PO Certificates, as of such date. The Subordinate Percentage for any Underlying Distribution Date will be calculated as the difference between 100% and the Senior Percentage for such date.

          The Senior Prepayment Percentage for any Underlying Distribution Date occurring during the five years that began on the first Underlying Distribution Date in January 1994 will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the CWMBS Senior Certificates while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the CWMBS Subordinate Certificates. Increasing the respective interest of the CWMBS Subordinate Certificates relative to that of the CWMBS Senior Certificates is intended to preserve the availability of the subordination provided by the CWMBS Subordinate Certificates.

          The Senior Prepayment Percentage for any Underlying Distribution Date occurring on or after the fifth anniversary of the first Underlying Distribution Date will be as follows: for any Underlying Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Underlying Distribution Date; for any Underlying Distribution Date in the second year thereafter, the Senior
     Percentage plus 60% of the Subordinate Percentage for such Underlying Distribution Date; for any Underlying Distribution Date in the third year thereafter, the Senior Percentage plus 40%
     of the Subordinate Percentage for such Underlying Distribution Date; for any Underlying Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Underlying Distribution Date; and for any Underlying Distribution Date thereafter, the Senior Percentage for such Underlying Distribution Date (unless on any of the foregoing Underlying Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Underlying Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if (i) as of the first Underlying Distribution Date as to which any such decrease applies, more than an average of 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Underlying Trust Fund) or (ii) cumulative Realized Losses with respect the Mortgage Loans exceed (a) with respect to the Underlying Distribution Date on the fifth anniversary of the first Underlying Distribution Date, 30% of the aggregate of the principal balances of the CWMBS Subordinate Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Underlying Distribution Date on the sixth anniversary of the first Underlying Distribution Date, 35% of the Original Subordinated Principal Balance, (c) with respect to the Underlying Distribution Date on the seventh anniversary of the first Underlying Distribution Date, 40% of the Original Subordinated Principal Balance, (d) with respect to the Underlying Distribution Date on the eighth anniversary of the first Underlying Distribution Date, 45% of the Original Subordinated Principal Balance, and (e) with respect to the Underlying Distribution Date on the ninth anniversary of the first Underlying Distribution Date, 50% of the Original Subordinated Principal Balance.

          If on any Underlying Distribution Date the allocation to the class of CWMBS Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of such class below zero, the distribution to such class of CWMBS Senior Certificates of the Senior Prepayment Percentage of such amounts on such Underlying Distribution Date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

          Class PO Principal Distribution Amount. On each Underlying Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal Distribution Amount") equal to the lesser of (x) the PO Formula Principal Amount for such Underlying Distribution Date and (y) the product of (i) CWMBS Available Funds remaining after distribution of interest on the Senior Certificates and payment of the Excess Master Servicing Fee and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

          If the Class PO Principal Distribution Amount on an Underlying Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the CWMBS Senior Certificates (other than the Class PO Certificates) will be in an amount equal to the product of (i) CWMBS Available Funds remaining after distribution of interest on the CWMBS Senior Certificates and payment of the Excess Master Servicing Fee and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

          The PO Formula Principal Amount for any Underlying Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,
     (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and Servicing Agreement as of such Underlying Distribution Date, (c) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Underlying Distribution Date, (d) the Stated Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Underlying Distribution Date and (e) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Underlying Distribution Date.


Subordination of the CWMBS Subordinate Certificates

     Allocation of Losses on the Mortgage Loans. On each Underlying Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, will be treated as a Class PO Deferred Amount. To the extent funds are available therefor on such Underlying Distribution Date or on any future Underlying Distribution Date, Class PO
Deferred Amounts will be paid on the Class PO Certificates prior to distributions on the CWMBS Subordinate Certificates. Any distribution of CWMBS Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Certificate Principal Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The aggregate Certificate Principal Balance of the CWMBS Subordinate Certificates will be reduced by the amount of any payments in respect of Class PO Deferred Amounts.

     On each Underlying Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the CWMBS Subordinate Certificates, until the Certificate Principal Balances of the CWMBS Subordinate Certificates have been reduced to zero, and then to the CWMBS Senior Certificates (other than the Class PO Certificates), pro rata, based upon their respective Certificate Principal Balances.

     On each Underlying Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the classes of CWMBS Senior Certificates (other than the Class PO Certificates) and the CWMBS Subordinate Certificates based upon their respective Certificate Principal Balances.

     Realized Losses, including Excess Losses, allocated to the Underlying Certificates will be allocated among the Components thereof, pro rata, based on their respective Component Balances.

     Because principal distributions are paid to certain classes of CWMBS Senior Certificates (other than the Class PO Certificates) before other classes of CWMBS Senior Certificates, holders of such CWMBS Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     ln general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.
"Special  Hazard  Losses"  are  Realized  Losses in respect  of  Special  Hazard
Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "--Priority of the CWMBS Senior Certificates" below. As of the Delivery Date, there have been no Realized Losses on the Mortgage Loans.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy. See "--Priority of the CWMBS Senior Certificates" below.

     Priority of CWMBS Senior Certificates. The rights of the holders of the CWMBS Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the CWMBS Senior Certificates only to the extent described herein. The subordination of the CWMBS Subordinate Certificates to the CWMBS Senior Certificates is intended to increase the likelihood of receipt by the holders of CWMBS Senior Certificates of the maximum amount to which they are entitled on any Underlying Distribution Date and to provide such holders protection against Realized Losses other than Excess Losses. In addition, the CWMBS Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the CWMBS Subordinate Certificates. In addition, the aggregate Certificate Principal Balance the CWMBS Subordinate Certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     At  the  issuance  of  the  CWMBS   Certificates,   the  CWMBS  Subordinate
Certificates provided protection to the CWMBS Senior Certificates against (i) Special Hazard Losses in an initial amount then expected to be up to approximately $3,416,750 (the initial "Special Hazard Loss Coverage Amount"),
(ii) Bankruptcy Losses in an initial amount the then expected to be up to approximately $100,000 (the initial "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount the expected to be up to approximately $6,225,642 (the "Fraud Loss Coverage Amount"). Pursuant to terms of the Pooling and Servicing Agreement described below providing for the reduction of such coverage amounts, as of the Delivery Date the Special Hazard Loss Coverage Amount has been reduced to approximately $2,757,461 and the Fraud Loss Coverage Amount has been reduced to approximately $5,557,137. As of the Delivery Date, the Bankruptcy Loss Coverage Amount remains equal to approximately $100,000.

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Underlying Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the initial Special Hazard Loss Coverage Amount less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the initial issuance of the CWMBS Certificates. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Underlying Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the CWMBS Certificates. In addition, on each anniversary of the Underlying Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of 1% of the Pool Principal Balance as of the Underlying Cut-off Date over the cumulative amount of Fraud Losses allocated to the CWMBS Certificates and (b) on the fifth anniversary of the Underlying Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the CWMBS Certificates.

     The amount of coverage provided by the CWMBS Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the CWMBS Certificates assigned by Moody's and S&P are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the CWMBS Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.


Advances

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Underlying Distribution Date, from its own funds, funds advanced by the related Seller/Servicers or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Underlying Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Basic Master Servicing Fee and the applicable Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Underlying Trust Fund through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the CWMBS Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to CWMBS Certificateholders on the related Underlying Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement with respect to the CWMBS Certificates will constitute an Event of Default thereunder, in which case the Underlying Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

                                THE MORTGAGE POOL

     The Underlying Trust Fund consists primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate, fully-amortizing mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating a first lien on one- to four-family residential properties (the "Mortgaged Properties").

     As of the August 30, 1996 (the "Reference Date"), the Mortgage Loans have an aggregate Stated Principal Balance, after deducting payments of principal due on or before such date, of approximately $275,746,080.

     Each Mortgage Loan will have been originated on or after March 1, 1989.

     The latest date on which any Mortgage Loan included in the Mortgage Pool will mature is January 1, 2024; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The earliest stated maturity date of any Mortgage Loan is August 1, 2013.

     None of the Mortgage Loans is subject to any buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

     No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95%. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to FNMA, FHLMC or any nationally recognized statistical rating organization, which policy provides coverage in an amount equal to the excess of the original principal balance of the related Mortgage Loan over 75% of the value of the related Mortgaged Property, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property or its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans. If after the Delivery Date the real estate market and economy were to decline, the Master Servicer may experience an increase in delinquencies on the loans it master services and higher net losses on liquidated loans.

     As of the Reference Date, each Mortgage Loan had a Stated Principal Balance of not less than $43,824 or more than $918,168. Based on information supplied by the mortgagors in connection with their loan applications at origination, approximately 98.00% of the Mortgaged Properties, by Reference Date Aggregate Principal Balance, were owner occupied primary residences and approximately 2.00% of the Mortgaged Properties, by Reference Date Aggregate Unpaid Principal Balance, were non-owner occupied or second homes.

       Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Reference Date (except as otherwise indicated). The sum in any column may not equal the total indicated due to rounding.


                                               Mortgage Rates as of the Reference Date

                                                                                      Aggregate           % of Aggregate
                                                                                  Principal Balance      Principal Balance
                                                                      Number      Outstanding as of      Outstanding as of
Mortgage Rate (%)                                                    of Loans     the Reference Date    the Reference Date
-----------------                                                    --------   ---------------------  -------------------
6.500 - 6.999 ...................................................       143          $ 41,728,802.18          15.13%
7.000 - 7.499 ...................................................       599           172,062,680.05          62.40
7.500 - 7.999 ...................................................       237            57,857,715.70          20.98
8.000 - 8.499 ...................................................        11             2,380,272.51           0.86
8.500 - 8.999 ...................................................         6             1,520,417.79           0.55
9.000 - 9.499 ...................................................         1               196,191.70           0.07
                                                                        ---          ---------------         ------
          Total..................................................       997          $275,746,079.93         100.00%
                                                                        ===          ===============         ======


     As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans, based on Stated Principal Balances as of the Reference Date, was approximately 7.236% per annum.






                                               Calculated Remaining Terms to Maturity

                                                                  Aggregate                 % of Aggregate
                                                              Principal Balance            Principal Balance
                                              Number          Outstanding as of            Outstanding as of
      Maturity Range (Years)                 of Loans         the Reference Date          the Reference Date
      ----------------------                 --------        --------------------        --------------------

         10.01 - 12.00.............                1              $    356,817.73                 0.13%
         14.01 - 16.00.............                3                   667,613.33                 0.24
         16.01 - 18.00.............               15                 5,164,007.86                 1.87
         18.01 - 20.00.............                5                 1,278,383.81                 0.46
         20.01 - 22.00.............               13                 3,115,524.34                 1.13
         22.01 - 24.00.............               20                 5,080,291.39                 1.84
         24.01 - 26.00.............               80                19,557,961.09                 7.09
         26.01 - 28.00.............              860               240,525,480.38                87.23
                                                 ---              ---------------               ------
          Total....................              997              $275,746,079.93               100.00%
                                                 ===              ===============               ======

     As of the Reference Date, the weighted average calculated remaining term to maturity of the Mortgage Loans, based on Stated Principal Balances as of the Reference Date, was approximately 319 months.


                                         Original Loan-to-Value Ratios of the Mortgage Loans

                                                                   Aggregate              % of Aggregate
                                                               Principal Balance        Principal Balance
                                                 Number        Outstanding as of        Outstanding as of
Loan-to-Value Ratio (%)                         of Loans       the Reference Date       the Reference Date
-----------------------                         --------       ------------------       ------------------

Less than or equal to  25.000........               5            $1,062,435.49                  0.39%
 25.001- 30.000......................               2               527,882.95                  0.19
 30.001- 35.000......................              12             2,670,791.30                  0.97
 35.001- 40.000......................              10             3,634,096.29                  1.32
 40.001- 45.000......................              27             6,540,943.03                  2.37
 45.001- 50.000......................              24             6,398,511.74                  2.32
 50.001- 55.000......................              39            11,640,672.68                  4.22
 55.001- 60.000......................              81            20,952,333.88                  7.60
 60.001- 65.000......................              68            20,924,017.31                  7.59
 65.001- 70.000......................              97            30,537,732.02                 11.07
 70.001- 75.000......................             176            49,688,295.64                 18.02
 75.001- 80.000......................             316            85,269,270.93                 30.92
 80.001- 85.000......................              17             4,692,704.96                  1.70
 85.001- 90.000......................             100            26,102,144.19                  9.47
 90.001- 95.000......................              23             5,104,247.52                  1.85
                                                  ---          ---------------                ------
         Total.......................             997          $275,746,079.93                100.00%
                                                  ===          ===============                ======

     As of the Reference Date, the minimum and maximum loan-to-value ratios at origination of the Mortgage Loans were 14.00% and 95.00%, respectively, and the weighted average loan-to-value ratio at origination of the Mortgage Loans, based on Stated Principal Balances as of the Reference Date, was approximately 71.55%.

                                                Mortgage Loan Documentation Programs

                                                                                Aggregate              % of Aggregate
                                                                            Principal Balance        Principal Balance
                                                                 Number     Outstanding as of         Outstanding as of
Loan Program                                                    of Loans    the Reference Date       the Reference Date
------------                                                    --------    ------------------       ------------------
Full Documentation Program.............................           701        $199,634,852.57                  72.40%
Asset Verification.....................................           125          34,702,198.22                  12.58
Income and Mortgage Verification.......................           171          41,409,029.14                  15.02
                                                                  ---        ---------------                 ------
         Total.........................................           997        $275,746,079.93                 100.00%
                                                                  ===        ===============                 ======

                                      Mortgage Loan Principal Balances as of the Reference Date

                                                                        Aggregate              % of Aggregate
                                                                    Principal Balance        Principal Balance
                                                          Number    Outstanding as of        Outstanding as of
Range ($)                                                of Loans   the Reference Date       the Reference Date
---------                                                 --------  ------------------       ------------------
           0.01 -   50,000.00 ......................          2           $91,543.38                  0.03%
      50,000.01 -  100,000.00 ......................         24         2,152,858.52                  0.78
     100,000.01 -  150,000.00 ......................         87        10,693,317.04                  3.88
     150,000.01 -  200,000.00 ......................         58        10,269,077.38                  3.72
     200,000.01 -  250,000.00 ......................        320        72,135,622.72                 26.16
     250,000.01 -  300,000.00 ......................        202        55,491,136.94                 20.12
     300,000.01 -  350,000.00 ......................        120        38,942,370.42                 14.12
     350,000.01 -  400,000.00 ......................         66        24,728,760.56                  8.97
     400,000.01 -  450,000.00 ......................         38        16,192,891.58                  5.87
     450,000.01 -  500,000.00 ......................         28        13,270,878.33                  4.81
     500,000.01 -  550,000.00 ......................         16         8,393,981.30                  3.04
     550,000.01 -  600,000.00 ......................         15         8,613,796.22                  3.12
     600,000.01 -  650,000.00 ......................          9         5,599,191.02                  2.03
     650,000.01 -  700,000.00 ......................          2         1,378,160.62                  0.50
     700,000.01 -  750,000.00 ......................          6         4,376,752.18                  1.59
     800,000.01 -  850,000.00 ......................          2         1,622,430.55                  0.59
     850,000.01 -  900,000.00 ......................          1           875,143.94                  0.32
     900,000.01 -  950,000.00 ......................          1           918,167.23                  0.33
                                                            ---      ---------------                ------
         Total......................................        997      $275,746,079.93                100.00%
                                                            ===      ===============                ======

     As of the Reference Date, the average Stated Principal Balance of the Mortgage Loans was approximately $276,576.

                                                      Mortgaged Property Types

                                                                              Aggregate           % of Aggregate
                                                                          Principal Balance     Principal Balance
                                                             Number       Outstanding as of     Outstanding as of
Property Type                                               of Loans      the Reference Date    the Reference Date
-------------                                               --------      ------------------    ------------------
Single Family Detached.............................             863        $240,214,403.59                 87.11%
Planned Unit Development...........................              97          26,533,500.86                  9.62
Two- to Four-Family................................               7           2,452,035.62                  0.89
Low Rise Condominium...............................              30           6,546,139.86                  2.37
                                                                ---        ---------------                ------
         Total.....................................             997        $275,746,079.93                100.00%
                                                                ===        ===============                ======

               Geographic Distribution of the Mortgaged Properties

                                             Aggregate          % of Aggregate
                                         Principal Balance     Principal Balance
                              Number     Outstanding as of     Outstanding as of
Location                     of Loans      the Cut-off Date     the Cut-off Date
--------                     --------    ------------------    -----------------
Alabama......................    3            $737,616.43             0.27%
Arizona......................    2             594,101.79             0.22
California...................  691         192,604,561.31            69.85
Colorado.....................   17           4,687,371.35             1.70
Connecticut..................    4           1,499,698.30             0.54
Delaware.....................    1             223,388.25             0.08
District of Columbia.........    6           1,539,348.72             0.56
Florida......................    4             886,516.67             0.32
Georgia......................   14           4,164,921.17             1.51
Hawaii.......................    4           1,521,135.55             0.55
Idaho........................    1             270,973.16             0.10
Illinois.....................   11           3,167,500.15             1.15
Indiana......................    1             218,436.85             0.08
Louisiana....................    6           1,642,785.37             0.60
Maryland.....................   14           3,972,114.81             1.44
Massachusetts................   14           3,605,472.15             1.31
Michigan.....................    3             634,456.79             0.23
Minnesota....................    1             205,127.13             0.07
Missouri.....................    7           2,211,329.77             0.80
Nebraska.....................    1             212,805.58             0.08
Nevada.......................    4             713,255.36             0.26
New Jersey...................   25           6,302,447.40             2.29
New Mexico...................    1             363,953.24             0.13
New York.....................   43          11,388,129.70             4.13
North Carolina...............    7           1,739,956.63             0.63
Ohio.........................    3             805,005.14             0.29
Oklahoma.....................    1             269,151.00             0.10
Oregon.......................    8           1,567,750.90             0.57
Pennsylvania.................   14           4,937,497.41             1.79
South Carolina...............    1             284,788.86             0.10
Tennessee....................    5           1,316,219.53             0.48
Texas........................    8           1,944,556.19             0.71
Utah.........................    3           1,068,721.53             0.39
Vermont......................    1             228,770.84             0.08
Virginia.....................   44          11,568,172.70             4.20
Washington...................   21           5,829,111.22             2.11
West Virginia................    1             317,406.65             0.12
Wisconsin....................    2             501,524.33             0.18
                               ---        ---------------           ------
         Total...............  997        $275,746,079.93           100.00%
                               ===        ===============           ======

                                                 Mortgaged Property Occupancy Status

                                                                               Aggregate                % of Aggregate
                                                                           Principal Balance           Principal Balance
                                                                Number     Outstanding as of           Outstanding as of
Occupancy Status                                               of Loans    the Reference Date          the Reference Date
----------------                                               --------    ------------------          ------------------
Owner Occupied.........................................           963        $270,233,378.78                  98.00%
Investor...............................................            28           4,276,573.60                   1.55
Secondary..............................................             6           1,236,127.55                   0.45
                                                                  ---        ---------------                 ------
         Total.........................................           997        $275,746,079.93                 100.00%
                                                                  ===        ===============                 ======

     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                                    Purpose of the Mortgage Loans

                                                                               Aggregate            % of Aggregate
                                                                            Principal Balance      Principal Balance
                                                                Number      Outstanding as of      Outstanding as of
Loan Purpose                                                   of Loans     the Reference Date     the Reference Date
------------                                                   --------     ------------------     ------------------
Purchase...............................................           219         $58,046,847.28               21.05%
Refinance..............................................           517         149,869,739.17               54.35
Construction...........................................           261          67,829,493.48               24.60
                                                                  ---        ---------------              ------
         Total.........................................           997        $275,746,079.93              100.00%
                                                                  ===        ===============              ======



Underwriting Standards

     The Mortgage Loans generally have been originated in accordance with the underwriting standards of the Seller (sometimes referred to herein as "Countrywide") in effect at the time of origination as disclosed by CWMBS at the time of the initial issuance of the CWMBS Certificates. Such underwriting standards are summarized below.

     Countrywide was operating a conduit program established in April 1993 to purchase "conventional nonconforming mortgage loans" (i.e., loans which are not insured by the FHA or partially guaranteed by the VA and which do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four-family (i.e., single family) residential properties. Countrywide was purchasing mortgage loans from banks, savings and loan associations, mortgage bankers (which may or may not have been affiliated with Countrywide) and other mortgage loan originators (each, a "Seller/Servicer"). Each Seller/Servicer was required to be an approved HUD mortgagee in good standing and a seller/servicer in good standing and approved by either FNMA or FHLMC. Countrywide would approve individual institutions as eligible Seller/Servicers after an evaluation of certain criteria, including the Seller/Servicer's mortgage origination and servicing experience and financial stability.

     As of the Underlying Cut-off Date, approximately 6.5% of the aggregate principal balance of the Mortgage Loans included in the Mortgage Pool were acquired from Countrywide Funding Corporation, an affiliate of Countrywide, and the balance of the Mortgage Loans were acquired from various Seller/Servicers unaffiliated with Countrywide.

     All of the Mortgage Loans were required to meet credit, appraisal and underwriting standards acceptable to Countrywide. Such underwriting standards were applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards were applied in accordance with applicable federal and state laws and regulations.

     Countrywide's underwriting standards for purchase money or rate/term refinance loans secured by primary residences generally allowed Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans with original principal balances of up to $400,000, up to 85% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances of up to $650,000 and up to 75% for mortgage loans with original principal balances of up to $750,000. Countrywide also acquired mortgage loans with principal balances up to $1,000,000 ("super jumbos") if the loan was secured by a single family detached dwelling which was the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed 70%. Countrywide generally did not purchase cash-out refinance mortgage loans with original principal balances in excess of $1,000,000. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally was 80%, and the maximum "cash out" amount permitted was based in part on the Loan-to-Value Ratio of the related mortgage loan.

     Countrywide also acquired mortgage loans secured by single family primary residences pursuant to alternative sets of underwriting criteria under its alternative documentation program (the "Alternative Documentation Program") and Reduced Documentation Loan Program (the "Reduced Documentation Program"). The Alternative Documentation Program provided for alternative methods of employment verification generally using W-2 forms or pay stubs. Maximum Loan-to-Value Ratios for the Alternative Documentation Program were the same as those described above. Under the Reduced Documentation Program, slightly more emphasis was placed on the value and adequacy of the mortgaged property as collateral than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program were limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Reduced Documentation Program, which ranged up to 80%, were more restrictive than under Countrywide's standard underwriting criteria. Super jumbos were not eligible to be underwritten under the Reduced Documentation Program. Exceptions to the underwriting standards described above were made in certain circumstances and in connection with negotiated purchases, and, if such loan was certified by a pool insurer, the standards may vary depending on the identity and corresponding requirements of the pool insurer certifying the related mortgage loan.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, Countrywide generally required a primary mortgage guaranty insurance policy insuring the balance of the mortgage loan in excess of 75% of the appraised value of the mortgaged property to be maintained until the Loan-to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers which have issued primary mortgage guaranty insurance policies with respect to the Mortgage Loans met FNMAs or FHLMC's standards or were acceptable to the rating agencies. In determining whether a prospective borrower had sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Countrywide generally considered the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios varied depending on a number of underwriting criteria, including Loan-to-Value Ratios, and were determined on a loan-by-loan basis.


                         YIELD ON THE TRUST CERTIFICATES

Delay in Distributions on the Trust Certificates

     The effective yield to holders of the Trust Certificates will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though 56 or more days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends 26 or more days prior to such Distribution Date and (iii) during each Interest Accrual Period, interest accrues on a Certificate Principal Balance that is less than the Certificate Principal Balance of such class actually outstanding for the first 26 or more days of such Interest Accrual Period.

Certain Shortfalls in Collections of Interest

     Net Interest Shortfalls allocated to the Underlying Certificates will affect the yield on the Trust Certificates. Full or partial prepayments of principal on the Mortgage Loans are passed through to the CWMBS Certificateholders in the month following the month of receipt or payment. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling and Servicing Agreement) will generally have the effect of passing through to the CWMBS Certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such Mortgage Loan.


General Prepayment Considerations

     The yield to maturity and the aggregate amount of distributions on the Trust Certificates will be affected by the rate and timing of principal payments on the Underlying Certificates (and the Components thereof), which in turn will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses.

     Principal payments on the Underlying Certificates will result in distributions in respect of principal to the holders of the class or classes of Trust Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining term of the Underlying Certificates. Since the rates of payment of principal on the Mortgage Loans, and therefore on the Underlying Certificates, will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments on the CWMBS Senior Certificates or the aggregate amount of distributions on the CWMBS Senior Certificates. The extent to which the yield to maturity of any class of Trust Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to principal payments on the Underlying Certificates. Further, in the case of any such Trust Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Underlying Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Trust Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is allocated to the Underlying Certificates, the greater will be the effect on the yield to maturity on the Trust Certificates. As a result, the effect on the yield on the Trust Certificates of principal payments allocated to the Underlying Certificates at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Trust Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments allocated to the Underlying Certificates.

     Because principal distributions are paid to certain classes of Trust Certificates at a different rate than distributions of principal are paid to other such classes, holders of classes whose principal is distributed later in the life of the Trust Certificates bear a greater risk of losses (because such classes will represent an increasing percentage interest in the ownership of the

Underlying Certificates during the period prior to such later distributions of principal thereon and because the balance of the CWMBS Subordinate Certificates may be declining during such period) than holders of classes whose principal is distributed earlier in the life of the Trust Certificates.

     The rate of distributions in reduction of the principal balance of the CWMBS Senior Certificates and the aggregate amount of distributions on the CWMBS Senior Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Underlying Trust Fund and the amount and timing of Mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Underlying Trust Fund. See "Pooling and Servicing Agreement--Optional Termination" herein. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Underlying Certificates--Distributions--Principal" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed to the holders of the CWMBS Senior Certificates then entitled to distributions in respect of principal during the nine years that began in January 1994.
Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Underlying Trust Fund will result in distributions to CWMBS Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators and mortgage loan brokers to encourage refinancing through such originators and brokers, including but not limited to general or targeted solicitations, reduced origination fees or closing costs, or other financial incentives.

     Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the CWMBS Certificates.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a borrower's default on a Mortgage Loan, there can be no assurance that recourse beyond the specific Mortgaged Property pledged as security for repayment will be available.

     Because the pass-through rate on the Trust Certificates is fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Trust Certificates were to rise, the market value of the Trust Certificates may decline.

Special Yield Considerations with respect to the Class 4C-A1 Certificates and Class 4C-A2 Certificates

     Distributions of principal on the Class 4C-A1 Certificates and Class 4C-A2 Certificates, respectively, will derive from distributions of principal on the Underlying Certificates' Class A-8-1 Component and Class A-8-2 Component, respectively. Such Components were structured so that principal distributions generally would be payable thereon in the amounts determined by using the table attached hereto as Appendix A assuming that prepayments on the Mortgage Loans would occur each month at a level falling within the related Structuring Range, and based on certain other assumptions. At the initial issuance of the Underlying Certificates, the Structuring Range for the Class A-8-1 Component was a constant level of SPA between 175% and 650%, and the Structuring Range for the Class A-8-2 Component was a constant level of SPA between 225% and 400%. However, as of the Delivery Date the balances listed on Appendix A for the Class A-8-1 Component and the Class A-8-2 Component are not currently supported. The Certificate Principal Balance of the Underlying Certificates as of the Delivery Date in accordance with the schedule should be approximately $38,306,208 while the actual Certificate Principal Balance of the Underlying Certificates as of the Delivery Date is approximately $48,087,790. If the Mortgage Loans prepay in the same manner and at the same rates as they have since the issuance of the CWMBS Certificates, the Class 4C-A1 Certificates and Class 4C-A2 Certificates will continue to receive principal at a slower rate than stated on Appendix A.

     There can be no assurance that funds distributable in respect of principal on the Class A-8-1 Component or the Class A-8-2 Component will be sufficient to cover, or will not be in excess of, the amounts necessary to reduce the outstanding Component Principal Balance of each such Component to its Planned Balance for any Underlying Distribution Date and the weighted average life of the of the Class A-8-1 Component or the Class A-8-2 Component (and therefore of the Class 4C-A1 Certificates or Class 4C-A2 Certificates) will not be extended or shortened, as further described below.

     CWMBS Certificates--Primary Planned Principal Classes and Secondary Planned Principal Classes: Unless otherwise specified, references to Certificates of any class throughout the text under this sub heading "--CWMBS Certificates--Primary Planned Principal Classes and Secondary Planned Principal Classes" refer to CWMBS Certificates. The Planned Balance schedules set forth in Appendix A hereto for the Primary Planned Principal Classes and the Secondary Planned Principal Classes were prepared by calculating the amounts that would be available for payments on the Primary Planned Principal Classes and the Secondary Planned Principal Classes using, among other things, certain modeling assumptions described below (the "Underlying Modeling Assumptions") and a range of constant prepayment rates (each, a "Structuring Range"), expressed as a percentage of SPA. The Targeted Range for any class of the Primary Planned Principal Classes or Secondary Planned Principal Classes can narrow or "shift" upward or downward over time as a result of the rates of principal payments actually experienced on the Mortgage Loans. As of the Delivery Date, there is no Targeted Range at which the Class A-8-1 Component or the Class A-8-2 Component is supported.

     If the amount available for distribution as principal of the CWMBS Senior Certificates (other than the Class PO Certificates) on any Underlying
Distribution Date exceeds the amount required to reduce the Certificate Principal Balances of the Primary Planned Principal Classes and the Secondary Planned Principal classes then entitled to receive a distribution of principal to their respective Planned Balances as set forth in Appendix A, such excess principal will be distributed on the remaining classes of CWMBS Senior Certificates (other than the Class PO Certificates) on such Underlying
Distribution Date. Conversely, if the amount available for distributions of principal of the CWMBS Senior Certificates (other than the class PO Certificates) on any Underlying Distribution Date is less than the amount so required to reduce the Primary Planned Principal Classes and the Secondary Planned Principal Classes then entitled to receive a distribution of principal to their respective Planned Balances, no principal will be distributed on such remaining classes of CWMBS Senior Certificates on such Underlying Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average lives of the Support Classes and, under certain prepayment scenarios, the weighted average lives of the Secondary Planned Principal Classes, than on the weighted average lives of the Primary planned Principal Classes. See "Description of the Underlying Certificates--Distributions--Principal" herein.

     There is no assurance that the Certificate Principal Balances of the Primary Planned Principal Classes or Secondary Planned Principal Classes will conform on any Underlying Distribution Date to the applicable balances specified for such Underlying Distribution Date in the Planned Balance schedule, or that distributions of principal on any such class will begin or end on the respective Underlying Distribution Dates specified therein. Because any excess of the amount available for distribution of principal of such classes for any Underlying Distribution Date over the amount necessary to reduce the Certificate Principal Balances of the Primary Planned Principal Classes and Secondary Planned Principal Classes to their respective Planned Balances will be distributed, the ability to so reduce the Certificate Principal Balances of such classes will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range specified above, the amount available for distribution of principal of such classes on any Underlying Distribution Date may be insufficient to reduce the Primary Planned Principal Classes or the Secondary Planned Principal Classes, as the case may be, to their respective Planned Balances if prepayments do not occur at a constant percentage of SPA. This result could occur, for example, if principal payments on the Mortgage Loans were to occur at a relatively fast rate within such range and subsequently occur at a significantly slower rate within such range. Moreover, because of the diverse remaining terms to maturity of the Mortgage Loans, the Primary Planned Principal Classes and Secondary Planned Principal Classes may not be reduced to their respective Planned Balances, even if prepayments occur at a constant level within the applicable ranges specified above.

     Underlying Modeling Assumptions used at the time of the initial issuance of the CWMBS Certificates included the following assumptions, among others: (i) that the Mortgage Pool contained two Mortgage Loans with aggregate specified characteristics, (ii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans would be experienced, (iii) that no person would repurchase any of the Mortgage Loans as permitted or required by the Pooling and Servicing Agreement, (iii) that the Master Servicer would not exercise its option to repurchase all the Mortgage Loans in the Underlying Trust Fund as described under the caption "The Pooling and Servicing Agreement--Optional Termination", (iv) there would be no Net Interest Shortfalls and prepayments in full of individual Mortgage Loans and would be received on the last day of each month, commencing in December 1993. The Mortgage Loans have and will continue to have characteristics that differ from those assumed in the Underlying Modeling Assumptions.

     During the period from the Underlying Cut-off Date through the Reference Date, the Mortgage Loans have prepaid at an average constant rate of approximately 79 SPA%. Certain months may have had SPA rates significantly higher or lower than the average.

Weighted Average Lives

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Trust Certificates will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans).

     Prepayments  on  mortgage  loans  are  commonly   measured  relative  to  a
prepayment standard or model. The model used in this Prospectus Supplement with respect to the Trust

Certificates, the standard prepayment assumption ("SPA"), assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month after origination and that this annual prepayment rate increases by 0.2% per annum each month through the thirtieth month after origination and remains constant at 6% per annum in each month thereafter. SPA does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The following table indicates the percentage of the initial Certificate Principal Balance of each class of Trust Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life of each such class of Trust Certificates. The table is based on the following assumptions (the "Modeling Assumptions"):

     (i) the Mortgage Pool consists of two Mortgage Loans; the first Mortgage Loan is a Discount Mortgage Loan with the following characteristics:

          (a) a Stated Principal Balance of $40,744,256;
          (b) a Mortgage Rate of 6.806300% per annum;
          (c) a loan  seasoning  of 34  months;  and
          (d) a remaining term to maturity of 317 months;

the second Mortgage Loans is a Non-Discount Mortgage Loan with the following characteristics:

          (a) a Stated Principal Balance of $232,133,837;
          (b) a Mortgage Rate of 7.313696% per annum;
          (c) a loan seasoning of 34 months; and
          (d) a remaining term to maturity of 318 months;

     (ii) distributions on such Trust Certificates are received, in cash, on the 27th day of each month, commencing in October 1996;

     (iii) the Mortgage Loans prepay at the constant percentages of SPA indicated;

     (iv) no defaults or delinquencies occur of have occurred in the payment by mortgagors of principal and interest on the Mortgage Loans and no interest shortfalls are allocated to the Underlying Certificates;

     (v) neither the Master Servicer nor any other person purchases from the Underlying Trust Fund any Mortgage Loan pursuant to any obligation or option under the Pooling and Servicing Agreement;

     (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in October 1996, and are computed prior to giving effect to any prepayments received in the prior month;

     (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing in September 1996) and include 30 days' interest thereon;

     (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity;

     (ix) as of the date of issuance of the Trust Certificates, the principal balance of the CWMBS Senior Certificates of each class and the aggregate principal balance of the CWMBS Subordinate Certificates as of the Delivery Date are as set forth under "Description of Underlying Certificates" herein;

     (x) as of the date of issuance of the Trust Certificates, the CWMBS Certificates are as described under "Description of the Underlying Certificates" herein; and

     (xi) the Certificate Principal Balance of the Underlying Certificates is as set forth on the cover hereof.

     There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Trust Certificates set forth in the tables. In addition, to the extent that the actual Mortgage Loans included in the Mortgage Pool have characteristics that differ from those assumed in preparing the table set forth below, each such class of the Trust Certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the table indicates the weighted average life of each class of Trust Certificates included in the table, and sets forth the percentages of the initial Certificate Principal Balance of each such class of Trust Certificates that would be outstanding after each of the dates shown, at various percentages of SPA. Neither the prepayment model used herein with respect to the Trust Certificates nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Underlying Trust Fund. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the prepayment assumption.

                                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING AT THE
                                                    SPECIFIED PERCENTAGES OF SPA

                                          Class 4C-A1 Certificates                               Class 4C-A2 Certificates
                               ------------------------------------------------      ----------------------------------------------

 Distribution Date              0%        100%       150%      300%        400%         0%       100%     150%       300%      400%
 -----------------             -----    ------     ------    -------    -------      ------    ------    ------    ------    ------

 Closing Date............       100%      100%       100%       100%       100%        100%      100%      100%      100%      100%
 September 27, 1997......         97        83         75         54         53         100       100       100       100        75
 September 27, 1998......         94        66         53         30         30         100       100       100        75        65
 September 27, 1999......         90        51         33         13         13         100       100       100        54        54
 September 27, 2000......         87        37         15          5          5         100       100       100        41        41
 September 27, 2001......         83        24          1          1          1         100       100        97        30        30
 September 27, 2002......         79        11          0          0          0         100       100        74        20        20
 September 27, 2003......         74         0          0          0          0         100       100        52        12        12
 September 27, 2004......         69         0          0          0          0         100        81        35         6         6
 September 27, 2005......         64         0          0          0          0         100        64        21         2         2
 September 27, 2006......         58         0          0          0          0         100        47         8         0         0
 September 27, 2007......         52         0          0          0          0         100        35         0         0         0
 September 27, 2008......         45         0          0          0          0         100        23         0         0         0
 September 27, 2009......         38         0          0          0          0         100        12         0         0         0
 September 27, 2010......         31         0          0          0          0         100         2         0         0         0
 September 27, 2011......         23         0          0          0          0         100         0         0         0         0
 September 27, 2012......         14         0          0          0          0         100         0         0         0         0
 September 27, 2013......          4         0          0          0          0         100         0         0         0         0
 September 27, 2014......          0         0          0          0          0          90         0         0         0         0
 September 27, 2015......          0         0          0          0          0          71         0         0         0         0
 September 27, 2016......          0         0          0          0          0          50         0         0         0         0
 September 27, 2017......          0         0          0          0          0          32         0         0         0         0
 September 27, 2018......          0         0          0          0          0          14         0         0         0         0
 September 27, 2019......          0         0          0          0          0           0         0         0         0         0
 September 27, 2020......          0         0          0          0          0           0         0         0         0         0
 Weighted Average Life
   in Years(1)...........       10.5       3.2        2.3        1.5        1.5        20.1      10.2       7.4       3.9       3.6

 -----------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Balance of the Certificate.

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the SPA indicated in the table above, or to any other level, or that the actual weighted average life of any class of Trust Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of any class of Trust Certificates is not necessarily indicative of the weighted average life of such class that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage of SPA until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


                                 TRUST AGREEMENT

General

     The Trust Certificates will be issued pursuant to a Trust Agreement to be dated as of September 30, 1996, among the Depositor, as depositor, and the Trustee, as trustee (the "Agreement"). A Current Report on Form 8-K relating to the Trust Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of initial issuance of the Trust Certificates. The Trust Fund created under the Agreement will consist of the Underlying Certificates together with other mortgage pass-through certificates previously issued by various issuers. The Trust Certificates in the aggregate will evidence the entire beneficial ownership interest in a separate asset of the Trust Fund, such separate asset consisting of the Underlying Certificates together with all distributions thereon payable after the Delivery Date and such assets as from time to time are acquired in respect of the Underlying Certificates. The Trust Certificates will receive distributions only from payments received on the Underlying Certificates. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Trust Certificates. The Trust
Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in St. Paul, Minnesota. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.

The Trustee

     First Trust National Association, a national banking association, will act as Trustee for the Trust Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at 180 East Fifth Street, St. Paul, Minnesota, 55101 and its phone number is (612) 973-6700.

     The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be accrued interest at the Trustee Fee Rate of 0.015% per annum on the aggregate principal balance of the Trust Certificates, payable monthly, before giving effect to the distribution and principal balance reductions on the related Distribution Date. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Trust Certificates or the performance of the Trustee's duties under the Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

Assignment of the Underlying Certificates

     On the Delivery Date, the Depositor will transfer or cause to be transferred the ownership of the Underlying Certificates to the Trustee. The Trustee will be entitled to receive distributions in respect of the Underlying Certificates beginning with the distributions thereon in October 1996.

Actions in Respect of the Underlying Certificates

     If at any time the Trustee, as the holder of the Underlying Certificates, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of the Pooling and Servicing Agreement or if an event of default occurs under the Pooling and Servicing Agreement with respect to the Master Servicer or the Underlying Trustee thereunder, the Agreement provides that the Trustee, in its capacity as holder of the Underlying Certificates, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto and may request the direction of all holders of Trust Certificates and will be protected in acting in accordance with the written directions of a majority of the holders of Trust Certificates of each affected class.

Voting Rights

     At all times, all Voting Rights will be allocated among all holders of the Trust Certificates in proportion to the then-outstanding Certificate Principal Balances of their respective Trust Certificates.

Termination

     The Trust Certificates are not subject to any optional termination. However, the Master Servicer is entitled, subject to certain conditions relating to the then-remaining size of the Mortgage Pool, to purchase all outstanding Mortgage Loans and thereby effect early retirement of the Underlying Certificates and thereby the Trust Certificates. See "Pooling and Servicing Agreement--Optional Termination" herein.


                         POOLING AND SERVICING AGREEMENT

     The Underlying Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1993 among CWMBS, Inc., as depositor, Countrywide Mortgage Conduit, Inc., as seller and master servicer (in its capacity as seller, the "Seller" and in its capacity as master servicer, the "Master Servicer"), and The Bank of New York, as trustee (in such capacity, the "Underlying Trustee"). Reference is made to the prospectus dated August 31, 1993, used in connection with the initial offering of the CWMBS Certificates, as supplemented by a supplement thereto dated December 21, 1993, for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.

The Underlying Trustee

     The Bank of New York (the "Underlying Trustee") will be the trustee under the Pooling and Servicing Agreement. CWMBS and the Master Servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York.

The Master Servicer

     Countrywide Mortgage Conduit, Inc. ("Countrywide"), a Delaware corporation, acts as Master Servicer. The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California) 1101-7139.

       The Master Servicer is responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer intends to perform its servicing obligations under the Pooling and Servicing Agreement through one or more Seller/Servicers. Notwithstanding any such servicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

     For information on the delinquency and foreclosure experience of the Mortgage Pool as of the Reference Date, see "The Mortgage Pool" herein.


Servicing and Collection Procedures

     At the time of the initial issuance of the Underlying Certificates, Countrywide had entered into contracts (each a "Seller/Servicer Contract") with Seller/Servicers to sell mortgage loans to Countrywide and, in most instances, to perform, as independent contractors, servicing functions to Countrywide subject to its supervision. The duties to be performed by a Seller/Servicer include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Countrywide may permit Seller/Servicers to contract with subservicers to perform some or all of the Seller/Servicer's servicing duties, but the Seller/Servicer will not thereby be released from its obligations under the Seller/Servicer Contract. Countrywide also may enter into servicing contracts directly with an affiliate of a Seller/Servicer or permit a Seller/Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Seller/Servicer as described above, and the Seller/Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Seller/Servicer includes any such affiliate or third party. Countrywide may perform certain supervisory functions with respect to servicing by the Seller/Servicers directly or through an agent or independent contractor and will be responsible for administering and servicing the Mortgage Loans pursuant to the Agreement. On or before initial issuance of the Underlying Certificates, Countrywide established one or more accounts (the "Collection Account") into which each Seller/Servicer is required to remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Pooling and Servicing Agreement, Countrywide as Master Servicer will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Seller/Servicer regardless of whether such amounts are remitted by the Seller/Servicer to Countrywide. Countrywide has reserved the right to remove the Seller/Servicer servicing any Mortgage Loan at any time and will exercise that right if Countrywide considers such removal to be in the best interest of the CWMBS Certificateholders. In the event that Countrywide removes a Seller/Servicer, Countrywide will continue to be responsible for servicing the related Mortgage Loans.

Servicing Compensation and Payment of Expenses

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The Expense Fees will vary from Mortgage Loan to Mortgage Loan. As of the Underlying Cut-off Date, the Expenses Fees (other than the Excess Master Servicing Fee) ranged from 0.37625% to 1.96625% per annum, in each case of the Stated Principal Balance of the related Mortgage Loan. The Expense Fees consist of (a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee ), (b) servicing compensation payable to the Seller/Servicers in respect of their servicing activities (the "Servicing Fee") and (c) fees payable to the Trustee in respect of its activities as trustee under the Pooling and Servicing Agreement. The Master Servicing Fee will consist of the Basic Master Servicing Fee and the Excess Master Servicing Fee. The Basic Master Servicing Fee will be 0.125% per annum of the Stated Principal Balance of each Mortgage Loan. The Excess Master Servicing Fee will be an amount with respect to each Mortgage Loan with an Adjusted Net Mortgage Rate in excess of 6.50% per annum equal to (x) the excess of such Adjusted Net Mortgage Rate over 6.50% per annum, multiplied by (y) the Stated Principal Balance of such Mortgage Loan. As of the Underlying Cut-off Date, the

Servicing Fee payable to each Seller/Servicer varied from Mortgage Loan to Mortgage Loan and will ranged from 0.25% to 1.84% per annum, in each case of the Stated Principal Balance of the related Mortgage Loan serviced by such Seller/Servicer. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Basic Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The amount of the Excess Master Servicing Fee is subject to adjustment with respect to Net Interest Shortfalls, as described under "Description of the Underlying Certificates--Distributions--Interest" herein. The Master Servicer or the related Seller/Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Collection Account and the Distribution Account. The Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Fees with respect to such Mortgage Loan (expressed as a per annum percentage of the Stated Principal Balance thereof). The Adjusted Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Fees, other than the Excess Master Servicing Fee, with respect to such Mortgage Loan (expressed as a per annum percentage of the Stated Principal Balance thereof).

Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Certificateholders on the Underlying Distribution Date in the month following the month of receipt. Pursuant to the Agreement, the Basic Master Servicing Fee for any month will be reduced by an amount with respect to each such prepaid Mortgage Loan sufficient to pass through to CWMBS Certificateholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Underlying Distribution Date. If shortfalls in interest as a result of prepayments in any month exceed the amount of the Basic Master Servicing Fee for such month, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Underlying Certificates--Distributions--Interest" herein.

Optional Purchase of Defaulted Loans

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Voting

     As of any date of determination, the voting rights shall be allocated among CWMBS Certificateholders in proportion to the Certificate Principal Balance of their respective CWMBS Certificates on such date.

Optional Termination

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the CWMBS Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Pool Principal Balance as of the Underlying Cut-off Date. In the event the Master Servicer exercises such option, the purchase price distributed with respect to the Underlying Certificates will be 100% of their then outstanding Certificate Principal Balance plus any unpaid accrued interest thereon at the pass-through rate of 6.50% thereon (subject to reduction as provided in the Pooling and Servicing Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the CWMBS Certificates in respect of any such optional termination will first be paid to the CWMBS Senior Certificates and then to the CWMBS Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of CWMBS Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     No election will be made to treat the Trust Fund as a REMIC for federal income tax purposes.

     Upon issuance of the Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor ("Tax Counsel"), will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Trust Agreement, the Trust Fund in which the Trust Certificate is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership. Accordingly, a holder of a Trust Certificate generally will be treated as the owner of an undivided interest in the related Component of the Underlying Certificate.

     The following discussion assumes that the Underlying Trust Fund qualifies as a REMIC and that the Underlying Certificate is a regular interest in such REMIC. However, no representation is made by the Depositor, the Trustee, Tax Counsel or any of their respective affiliates regarding the tax characterization of the Underlying Certificate or that all or any portion of the Underlying Trust Fund qualifies as a REMIC or any other entity, taxable or otherwise.

     Assuming the qualification and maintenance of the status as a REMIC to the Underlying Trust Fund, the Trust Certificates will represent interests in (i) "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Underlying Trust Fund would be so treated. In addition, interest on the Trust Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     For federal income tax purposes, a holder of a Trust Certificate will be treated as the owner of an undivided interest in the related Component of the Underlying Certificate which will be treated as a "stripped bond." Accordingly, each Trust Certificate will generally be treated as evidencing the ownership of a debt instrument issued with "original issue discount," subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. Under the stripped bond rules, the holder of a Trust Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Trust Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" in the Prospectus. Payments of interest at the pass-through rate will be treated as "qualified stated interest" for purposes of such rules.

Original purchasers of the Underlying Certificate were advised that the prepayment assumption used in determining the rate of accrual of original issue discount on the Underlying Certificate is 400% SPA. It is unclear whether the use of a different prepayment assumption will be required for the Trust Certificates. It is also uncertain, if a different prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Trust Certificate or, with respect to any holder, at the time of purchase of a Trust Certificate by that holder. In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders only on the prepayment assumption that was used in the initial pricing of the Underlying Certificate and representative initial offering prices of the Trust Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to the Trust Certificates.

     If the original issue discount or market discount on a Trust Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price of the related Component of the Underlying Certificate multiplied by the weighted average maturity of the Underlying Certificate, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" in the Prospectus.

     The OID Regulations appear to permit in some circumstances the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that a holder of a Trust Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust Fund. Prospective purchasers of the Trust Certificates are advised to consult their tax advisors concerning the tax treatment of the Trust Certificates in this regard.

     If a holder of a Trust Certificate is treated as acquiring the Underlying Certificate at a premium, that is, at a price in excess of their principal amount, such holder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to the Underlying Certificate. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to the Underlying Certificate if an amortization election is not made should be allowed as a deduction when a principal payment is made (or, for a holder using the accrual method of accounting, when such payments of stated redemption price are due) representing interest on the Underlying Certificate.

     The Trustee will furnish to each holder of a Trust Certificate with each payment a copy of the payment date statement on the Underlying Certificate that sets forth the amount of such payment allocable to principal of the Underlying Certificate and to interest thereon at the related Underlying Interest Rates. Because exact computation of the accrual of discount on a constant yield method would require information relating to the holder's purchase price that the Underlying Trust Fund may not have, only information pertaining to the appropriate proportionate method of accruing discount maybe provided. Moreover, because tax information reports relating to the Underlying Certificate will generally be furnished to the Trust Fund on an aggregate basis rather than a Component basis by the Underlying Trust Funds, accurate information on a
Component by Component basis as to each Underlying Certificate may be unavailable or difficult to obtain. In addition to the payment date statements, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so.

     The  sale  of a  Trust  Certificate  will  be  treated  as a  sale  of  the
Certificateholder's   interest  in  the  related  Component  of  the  Underlying
Certificate  and  will be  subject  to the  rules  described  in the

Prospectus concerning sales of REMIC regular interests. See "--Sales of REMIC Certificates" in the Prospectus.

     For further  information  regarding the federal income tax  consequences of
investing  in  the  Trust   Certificates,   see  "Certain   Federal  Income  Tax
Consequences" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject  to  the  terms  and  conditions  set  forth  in  the  Underwriting
Agreement, dated September 30, 1996 (the "Underwriting Agreement"), the Depositor has agreed to sell, and Salomon Brothers Inc (the "Underwriter") has agreed to purchase the Trust Certificates. The Underwriter is obligated to purchase all Trust Certificates if it purchases any.

     Distribution of the Trust Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Trust Certificates, before deducting expenses payable by the Depositor, will be approximately 91.75% of the aggregate initial Certificate Principal Balance of the Trust Certificates, plus accrued interest from September 1, 1996. In connection with the purchase and sale of the Trust Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

     There can be no assurance that a secondary market for the Trust Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Trust Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Trust
Certificates. There can be no assurance that any additional information regarding the Trust Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Trust Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Trust Certificates may adversely affect the liquidity of the Trust Certificates, even if a secondary market for the Trust Certificates becomes available.

                                     RATINGS

     It is a condition to the issuance of the Trust Certificates that they be rated "AAA" by Standard & Poor's Ratings Services ("S&P").

     The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which they are entitled. S&P rating opinions address the structural, legal and issuer-related aspects associated with the Trust Certificates, including the nature of the underlying Mortgage Loans and the nature of the Underlying Certificates. S&P ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Trust Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Trust Certificates.

     The Depositor has not requested that any rating agency rate any class of the Trust Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Trust Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of the Trust Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such classes of the Trust Certificates as stated above.


                                LEGAL INVESTMENT

     The Trust Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus), and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Trust Certificates. The Federal Financial Institutions Examination Council, which includes the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Credit Union Administration (the "NCUA"), the Comptroller of the Currency (the "OCC") and the Office of Thrift Supervision (the "OTS"), has issued a supervisory policy statement (the "Policy Statement") that is applicable to all depository institutions (to the extent adopted by their respective federal regulators), setting forth guidelines for and imposing significant restrictions on investments in "high-risk mortgage securities". The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high-risk if (i) it has a weighted average life greater than 10 years given a reasonable prepayment assumption or (ii) it exhibits greater average life volatility or greater price volatility than a benchmark fixed-rate thirty-year mortgage backed pass-through security. According to the Policy Statement, prior to purchase, a depository institution would be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable, and a failure to adhere to the monitoring, reporting and diligence requirements would be considered an unsafe and unsound practice. There can be no assurance as to which classes of the Trust Certificates would be treated as high-risk under the Policy Statement. The Policy Statement has been adopted by the FRB, the FDIC, the OCC, the OTS and the NCUA. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Trust Certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Trust Certificates. See "Legal Investment" in the Prospectus.


                              ERISA CONSIDERATIONS

     The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 89-89 (the "Exemption"), on October 17, 1989 to Salomon Brothers Inc, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of certain asset pools and the purchase, sale and holding of certain asset-backed pass-through certificates underwritten by the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Brothers Inc, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Brothers Inc and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Trust Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by certain employee benefit plans subject to Section 406 of ERISA, or by individual retirement accounts or other plans or arrangements subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Fitch Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" (as defined below). Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Trust Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Underlying Certificates to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by each of the Trustee, each underlying trustee, each master servicer or servicer and any sub-servicer represents not more than reasonable compensation for its services under the agreement pursuant to which such assets are pooled and reimbursed of its reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Exemption does not apply to Plans sponsored by the Depositor, the Underwriter, the Trustee, or any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund or any affiliate of such parties (the "Restricted Group").

     Because the Trust Certificates are not subordinated to any other class of Trust Certificates, the second general condition set forth above is satisfied with respect to each class of Trust Certificates. It is a condition of the issuance of the Trust Certificates that they be rated in the highest rating category by S&P. A fiduciary of a Plan contemplating purchasing a Trust Certificate in the secondary market must make its own determination that at the time of such acquisition, the Trust Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Trust Certificates. A fiduciary of a Plan contemplating purchasing a Trust Certificate must also make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Trust Certificates.

     Because the characteristics of the Residual Certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1 (as described in the Prospectus) or the Exemption, the purchase or holding of the Residual Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. As a result, the Agreement provides that no Residual Certificate may be purchased by or transferred to a Plan or any person who is directly or indirectly purchasing a Residual Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     Before purchasing a Trust Certificate, a fiduciary of a Plan should itself confirm (a) that such Trust Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemption, in particular, Prohibited Transaction Class Exemption 83-1. See "ERISA Considerations" in the Prospectus. A purchaser of a Trust Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary considering whether to purchase a Trust Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                   APPENDIX A

     The  table   attached  as  Appendix  A  sets  forth  for  each   Underlying
Distribution Date the applicable Planned Balances of the Primary Planned Principal Classes and Secondary Planned Principal Classes.

     There is no assurance that sufficient funds will be available on any Underlying Distribution Date to reduce the Certificate Principal Balances the Primary Planned Principal Classes or Secondary Planned Principal Classes to their corresponding Planned Balances for such Underlying Distribution Date, or that distributions on the Primary Planned Principal Classes or Secondary Planned Principal Classes will not be made in excess of such amounts for such Underlying Distribution Date. Distributions in reduction of the Certificate Principal Balance of any Primary Planned Principal Classes or Secondary Planned Principal Classes may commence significantly earlier (other than as to any class or Component for which the table below reflects a distribution on the first Underlying Distribution Date) or later than the first Underlying Distribution Date for such class or Component shown in the table below. Distributions on any of the Primary Planned Principal Classes or Secondary Planned Principal Classes may end significantly earlier or later than the last Underlying Distribution Date for such class shown in the table below.

     Planned Balances of the Primary Planned Principal Classes or Secondary Planned Principal Classes for each Underlying Distribution Date set forth in the table below were calculated based on certain assumptions, including the assumption that prepayments on the Mortgage Loans would occur each month at a constant level between approximately 175% SPA and approximately 900% SPA, in the case of the Class A-1 Certificates, between approximately 100% SPA and approximately 650% SPA, in the case of the Class A-11 Certificates, between approximately 175% SPA and approximately 650% SPA, in the case of the Class A-2, Class A-3 and Class A-4 Certificates and Class A-8-1 Component, between approximately 225% SPA and approximately 400% SPA, in the case of the Secondary Planned Principal Classes. The actual characteristics and performance of the Mortgage Loans have differed, now differ and will continue to differ from the assumptions used in determining the Planned Balances. The Planned Palances set forth in the table below are final and binding regardless of any error or alleged error in making such calculations.

====================================================================================================================================
                                       Class A1             Class A2           Class A3            Class A4              Class A5
                                     Certificates         Certificates       Certificates        Certificates          Certificates
                                       Planned              Planned            Planned              Planned               Planned
        Distribution Date              Balance              Balance            Balance              Balance               Balance
====================================================================================================================================
Initial Balance ............       $72,700,000.00        $7,893,000.00      $26,482,000.00       $10,387,000.00       $10,021,000.00
------------------------------------------------------------------------------------------------------------------------------------
January 1994 ...............        72,306,539.15         7,893,000.00       26,482,000.00        10,387,000.00        10,005,591.76
------------------------------------------------------------------------------------------------------------------------------------
February 1994 ..............        71,825,494.12         7,893,000.00       26,482,000.00        10,387,000.00         9,982,455.56
------------------------------------------------------------------------------------------------------------------------------------
March 1994 .................        71,256,990.67         7,893,000.00       26,482,000.00        10,387,000.00         9,951,594.08
------------------------------------------------------------------------------------------------------------------------------------
April 1994 .................        70,601,232.69         7,893,000.00       26,482,000.00        10,387,000.00         9,913,025.65
------------------------------------------------------------------------------------------------------------------------------------
May 1994 ...................        69,858,502.39         7,893,000.00       26,482,000.00        10,387,000.00         9,866,784.34
------------------------------------------------------------------------------------------------------------------------------------
June 1994 ..................        69,029,160.37         7,893,000.00       26,482,000.00        10,387,000.00         9,812,919.98
------------------------------------------------------------------------------------------------------------------------------------
July 1994 ..................        68,113,645.48         7,893,000.00       26,482,000.00        10,387,000.00         9,751,488.23
------------------------------------------------------------------------------------------------------------------------------------
August 1994 ................        67,112,474.76         7,893,000.00       26,482,000.00        10,387,000.00         9,682,600.55
------------------------------------------------------------------------------------------------------------------------------------
September 1994 .............        66,026,243.02         7,893,000.00       26,482,000.00        10,387,000.00         9,606,324.10
------------------------------------------------------------------------------------------------------------------------------------
October 1994 ...............        64,855,622.52         7,893,000.00       26,482,000.00        10,387,000.00         9,522,781.69
------------------------------------------------------------------------------------------------------------------------------------
November 1994 ..............        63,601,362.39         7,893,000.00       26,482,000.00        10,387,000.00         9,432,101.60
------------------------------------------------------------------------------------------------------------------------------------
December 1994 ..............        62,264,288.00         7,893,000.00       26,482,000.00        10,387,000.00         9,334,427.43
------------------------------------------------------------------------------------------------------------------------------------
January 1995 ...............        60,845,300.18         7,893,000.00       26,482,000.00        10,387,000.00         9,229,917.84
------------------------------------------------------------------------------------------------------------------------------------
February 1995 ..............        59,345,374.38         7,893,000.00       26,482,000.00        10,387,000.00         9,118,746.30
------------------------------------------------------------------------------------------------------------------------------------
March 1995 .................        57,765,559.61         7,893,000.00       26,482,000.00        10,387,000.00         9,001,100.81
------------------------------------------------------------------------------------------------------------------------------------
April 1995 .................        56,106,977.39         7,893,000.00       26,482,000.00        10,387,000.00         8,877,183.52
------------------------------------------------------------------------------------------------------------------------------------
May 1995 ...................        54,370,820.48         7,893,000.00       26,482,000.00        10,387,000.00         8,747,210.36
------------------------------------------------------------------------------------------------------------------------------------
June 1995 ..................        52,558,351.58         7,893,000.00       26,482,000.00        10,387,000.00         8,611,410.61
------------------------------------------------------------------------------------------------------------------------------------
July 1995 ..................        50,670,901.88         7,893,000.00       26,482,000.00        10,387,000.00         8,470,026.48
------------------------------------------------------------------------------------------------------------------------------------
August 1995 ................        48,709,869.49         7,893,000.00       26,482,000.00        10,387,000.00         8,323,312.55
------------------------------------------------------------------------------------------------------------------------------------
September 1995 .............        46,676,717.79         7,893,000.00       26,482,000.00        10,387,000.00         8,171,535.28
------------------------------------------------------------------------------------------------------------------------------------
October 1995 ...............        44,572,973.69         7,893,000.00       26,482,000.00        10,387,000.00         8,014,972.45
------------------------------------------------------------------------------------------------------------------------------------
November 1995 ..............        42,400,225.74         7,893,000.00       26,482,000.00        10,387,000.00         7,853,912.52
------------------------------------------------------------------------------------------------------------------------------------
December 1995 ..............        40,160,122.22         7,893,000.00       26,482,000.00        10,387,000.00         7,688,654.06
------------------------------------------------------------------------------------------------------------------------------------
January 1996 ...............        37,854,369.02         7,893,000.00       26,482,000.00        10,387,000.00         7,519,505.03
------------------------------------------------------------------------------------------------------------------------------------
February 1996 ..............        35,484,727.59         7,893,000.00       26,482,000.00        10,387,000.00         7,346,782.14
------------------------------------------------------------------------------------------------------------------------------------
March 1996 .................        33,053,012.62         7,893,000.00       26,482,000.00        10,387,000.00         7,170,810.10
------------------------------------------------------------------------------------------------------------------------------------
April 1996 .................        30,561,089.83         7,893,000.00       26,482,000.00        10,387,000.00         6,991,920.92
------------------------------------------------------------------------------------------------------------------------------------
May 1996 ...................        28,010,873.49         7,893,000.00       26,482,000.00        10,387,000.00         6,810,453.11
------------------------------------------------------------------------------------------------------------------------------------
June 1996 ..................        25,485,154.69         7,893,000.00       26,482,000.00        10,387,000.00         6,633,603.58
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                       Class A1             Class A2           Class A3            Class A4              Class A5
                                     Certificates         Certificates       Certificates        Certificates          Certificates
                                       Planned              Planned            Planned              Planned               Planned
        Distribution Date              Balance              Balance            Balance              Balance               Balance
====================================================================================================================================
July 1996 ..................        22,983,707.05         7,893,000.00       26,482,000.00        10,387,000.00         6,461,293.65
------------------------------------------------------------------------------------------------------------------------------------
August 1996 ................        20,506,306.29         7,893,000.00       26,482,000.00        10,387,000.00         6,293,445.83
------------------------------------------------------------------------------------------------------------------------------------
September 1996 .............        18,052,730.24         7,893,000.00       26,482,000.00        10,387,000.00         6,129,983.74
------------------------------------------------------------------------------------------------------------------------------------
October 1996 ...............        15,622,758.75         7,893,000.00       26,482,000.00        10,387,000.00         5,970,832.14
------------------------------------------------------------------------------------------------------------------------------------
November 1996 ..............        13,216,173.74         7,893,000.00       26,482,000.00        10,387,000.00         5,815,916.90
------------------------------------------------------------------------------------------------------------------------------------
December 1996 ..............        10,832,759.14         7,893,000.00       26,482,000.00        10,387,000.00         5,665,164.99
------------------------------------------------------------------------------------------------------------------------------------
January 1997 ...............         8,472,300.91         7,893,000.00       26,482,000.00        10,387,000.00         5,518,504.45
------------------------------------------------------------------------------------------------------------------------------------
February 1997 ..............         6,134,586.98         7,893,000.00       26,482,000.00        10,387,000.00         5,375,864.38
------------------------------------------------------------------------------------------------------------------------------------
March 1997 .................         3,819,407.23         7,893,000.00       26,482,000.00        10,387,000.00         5,237,174.96
------------------------------------------------------------------------------------------------------------------------------------
April 1997 .................         1,526,553.53         7,893,000.00       26,482,000.00        10,387,000.00         5,102,367.36
------------------------------------------------------------------------------------------------------------------------------------
May 1997 ...................                 0.00         7,148,819.65       26,482,000.00        10,387,000.00         4,971,373.82
------------------------------------------------------------------------------------------------------------------------------------
June 1997 ..................                 0.00         4,900,001.29       26,482,000.00        10,387,000.00         4,844,127.55
------------------------------------------------------------------------------------------------------------------------------------
July 1997 ..................                 0.00         2,672,896.06       26,482,000.00        10,387,000.00         4,720,562.77
------------------------------------------------------------------------------------------------------------------------------------
August 1997 ................                 0.00           467,303.42       26,482,000.00        10,387,000.00         4,600,614.68
------------------------------------------------------------------------------------------------------------------------------------
September 1997 .............                 0.00                 0.00       24,765,024.71        10,387,000.00         4,484,219.45
------------------------------------------------------------------------------------------------------------------------------------
October 1997 ...............                 0.00                 0.00       22,601,863.12        10,387,000.00         4,371,314.19
------------------------------------------------------------------------------------------------------------------------------------
November 1997 ..............                 0.00                 0.00       20,459,623.67        10,387,000.00         4,261,836.97
------------------------------------------------------------------------------------------------------------------------------------
December 1997 ..............                 0.00                 0.00       18,338,113.18        10,387,000.00         4,155,726.76
------------------------------------------------------------------------------------------------------------------------------------
January 1998 ...............                 0.00                 0.00       16,237,140.27        10,387,000.00         4,052,923.48
------------------------------------------------------------------------------------------------------------------------------------
February 1998 ..............                 0.00                 0.00       14,156,515.34        10,387,000.00         3,953,367.91
------------------------------------------------------------------------------------------------------------------------------------
March 1998 .................                 0.00                 0.00       12,096,050.55        10,387,000.00         3,857,001.76
------------------------------------------------------------------------------------------------------------------------------------
April 1998 .................                 0.00                 0.00       10,055,559.81        10,387,000.00         3,763,767.59
------------------------------------------------------------------------------------------------------------------------------------
May 1998 ...................                 0.00                 0.00        8,034,858.77        10,387,000.00         3,673,608.83
------------------------------------------------------------------------------------------------------------------------------------
June 1998 ..................                 0.00                 0.00        6,392,850.87        10,027,913.90         3,586,469.77
------------------------------------------------------------------------------------------------------------------------------------
July 1998 ..................                 0.00                 0.00        4,942,523.09         9,496,573.80         3,502,295.54
------------------------------------------------------------------------------------------------------------------------------------
August 1998 ................                 0.00                 0.00        3,506,281.52         8,970,394.30         3,421,032.10
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                       Class A1             Class A2           Class A3            Class A4              Class A5
                                     Certificates         Certificates       Certificates        Certificates          Certificates
                                       Planned              Planned            Planned              Planned               Planned
        Distribution Date              Balance              Balance            Balance              Balance               Balance
====================================================================================================================================
September 1998 .............                 0.00                 0.00       $2,083,996.21        $8,449,327.79        $3,342,626.21
------------------------------------------------------------------------------------------------------------------------------------
October 1998 ...............                 0.00                 0.00          675,538.38         7,933,327.11         3,267,025.47
------------------------------------------------------------------------------------------------------------------------------------
November 1998 ..............                 0.00                 0.00          241,967.30         7,422,345.50         3,194,178.24
------------------------------------------------------------------------------------------------------------------------------------
December 1998 ..............                 0.00                 0.00          241,967.30         6,926,460.96         3,112,288.51
------------------------------------------------------------------------------------------------------------------------------------
January 1999 ...............                 0.00                 0.00          241,967.30         6,505,553.01         2,970,515.64
------------------------------------------------------------------------------------------------------------------------------------
February 1999 ..............                 0.00                 0.00          241,967.30         6,103,748.24         2,814,734.35
------------------------------------------------------------------------------------------------------------------------------------
March 1999 .................                 0.00                 0.00          241,967.30         5,720,238.54         2,645,781.44
------------------------------------------------------------------------------------------------------------------------------------
April 1999 .................                 0.00                 0.00          241,967.30         5,354,249.26         2,464,456.11
------------------------------------------------------------------------------------------------------------------------------------
May 1999 ...................                 0.00                 0.00          241,967.30         5,005,037.76         2,271,521.61
------------------------------------------------------------------------------------------------------------------------------------
June 1999 ..................                 0.00                 0.00          241,967.30         4,671,892.17         2,067,706.72
------------------------------------------------------------------------------------------------------------------------------------
July 1999 ..................                 0.00                 0.00          241,967.30         4,354,130.10         1,853,707.20
------------------------------------------------------------------------------------------------------------------------------------
August 1999 ................                 0.00                 0.00          241,967.30         4,051,097.42         1,632,549.15
------------------------------------------------------------------------------------------------------------------------------------
September 1999 .............                 0.00                 0.00          241,967.30         3,762,167.12         1,409,135.84
------------------------------------------------------------------------------------------------------------------------------------
October 1999 ...............                 0.00                 0.00          241,967.30         3,486,738.17         1,183,832.36
------------------------------------------------------------------------------------------------------------------------------------
November 1999 ..............                 0.00                 0.00          241,967.30         3,224,234.49           956,982.55
------------------------------------------------------------------------------------------------------------------------------------
December 1999 ..............                 0.00                 0.00          241,967.30         2,974,103.88           728,910.05
------------------------------------------------------------------------------------------------------------------------------------
January 2000 ...............                 0.00                 0.00          241,967.30         2,751,200.00           492,738.35
------------------------------------------------------------------------------------------------------------------------------------
February 2000 ..............                 0.00                 0.00          241,967.30         2,539,157.71           256,288.38
------------------------------------------------------------------------------------------------------------------------------------
March 2000 .................                 0.00                 0.00          241,967.30         2,337,501.43            19,818.85
------------------------------------------------------------------------------------------------------------------------------------
April 2000 .................                 0.00                 0.00          241,967.30         2,145,775.57                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2000 ...................                 0.00                 0.00          241,967.30         1,963,543.74                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2000 ..................                 0.00                 0.00          241,967.30         1,790,387.91                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2000 ..................                 0.00                 0.00          241,967.30         1,625,907.68                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2000 ................                 0.00                 0.00          241,967.30         1,469,719.54                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2000 .............                 0.00                 0.00          241,967.30         1,321,456.18                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2000 ...............                 0.00                 0.00          241,967.30         1,180,765.82                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2000 ..............                 0.00                 0.00          241,967.30         1,047,311.52                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2000 ..............                 0.00                 0.00          241,967.30           920,770.65                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2001 ...............                 0.00                 0.00          241,967.30           825,723.94                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2001 ..............                 0.00                 0.00          241,967.30           735,910.36                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2001 .................                 0.00                 0.00          241,967.30           651,081.06                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2001 .................                 0.00                 0.00          241,967.30           570,998.25                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                       Class A1             Class A2           Class A3            Class A4              Class A5
                                     Certificates         Certificates       Certificates        Certificates          Certificates
                                       Planned              Planned            Planned              Planned               Planned
        Distribution Date              Balance              Balance            Balance              Balance               Balance
====================================================================================================================================
May 2001 ...................                 0.00                 0.00          241,967.30           495,434.74                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2001 ..................                 0.00                 0.00          241,967.30           424,173.45                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2001 ..................                 0.00                 0.00          241,967.30           357,006.99                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2001 ................                 0.00                 0.00          241,967.30           293,737.27                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2001 .............                 0.00                 0.00          241,967.30           234,175.06                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2001 ...............                 0.00                 0.00          241,967.30           178,139.65                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2001 ..............                 0.00                 0.00          241,967.30           125,458.43                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2001 ..............                 0.00                 0.00          207,355.81            75,966.59                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2002 ...............                 0.00                 0.00          130,252.19            47,719.01                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2002 ..............                 0.00                 0.00           58,051.98            21,267.85                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2002 and thereafter ..                 0.00                 0.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
January 1994 ...............        24,708,000.00         1,038,000.00        7,249,338.05        44,621,271.47        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
February 1994 ..............        24,708,000.00         1,038,000.00        7,224,076.77        44,566,121.84        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
March 1994 .................        24,708,000.00         1,038,000.00        7,194,222.75        44,492,557.51        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
April 1994 .................        24,708,000.00         1,038,000.00        7,159,786.71        44,400,622.17        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
May 1994 ...................        24,708,000.00         1,038,000.00        7,120,783.46        44,290,397.01        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
June 1994 ..................        24,708,000.00         1,038,000.00        7,077,231.93        44,162,000.84        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
July 1994 ..................        24,708,000.00         1,038,000.00        7,029,155.18        44,015,590.18        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
August 1994 ................        24,708,000.00         1,038,000.00        6,976,580.36        43,851,359.17        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
September 1994 . ...........        24,708,000.00         1,038,000.00        6,919,538.70        43,669,539.44        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
October 1994 ...............        24,708,000.00         1,038,000.00        6,858,065.50        43,470,399.88        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
November 1994 ..............        24,708,000.00         1,038,000.00        6,792,200.10        43,254,246.28        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
December 1994 ..............        24,708,000.00         1,038,000.00        6,721,985.85        43,021,420.92        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
January 1995 ...............        24,708,000.00         1,038,000.00        6,647,470.06        42,772,302.00        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
February 1995 ..............        24,708,000.00         1,038,000.00        6,568,703.94        42,507,303.05        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
March 1995 .................        24,708,000.00         1,038,000.00        6,485,742.58        42,226,872.17        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
April 1995 .................        24,708,000.00         1,038,000.00        6,398,644.88        41,931,491.24        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
May 1995 ...................        24,708,000.00         1,038,000.00        6,307,473.47        41,621,674.96        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
June 1995 ..................        24,708,000.00         1,038,000.00        6,212,294.67        41,297,969.90        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
July 1995 ..................        24,708,000.00         1,038,000.00        6,113,178.37        40,960,953.35        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
August 1995 ................        24,708,000.00         1,038,000.00        6,010,198.00        40,611,232.20        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
September 1995 . ...........        24,708,000.00         1,038,000.00        5,903,430.40        40,249,441.60        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
October 1995 ...............        24,708,000.00         1,038,000.00        5,792,955.76        39,876,243.67        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
November 1995 ..............        24,708,000.00         1,038,000.00        5,678,857.50        39,492,326.06        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
December 1995 ..............        24,708,000.00         1,038,000.00        5,561,222.17        39,098,400.41        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
January 1996 ...............        24,708,000.00         1,038,000.00        5,440,139.36        38,695,200.84        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
February 1996 ..............        24,708,000.00         1,038,000.00        5,315,701.56        38,283,482.28        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
March 1996 .................        24,708,000.00         1,038,000.00        5,188,004.07        37,864,018.74        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
April 1996 .................        24,708,000.00         1,038,000.00        5,057,144.87        37,437,601.63        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
May 1996 ...................        24,708,000.00         1,038,000.00        4,923,224.48        37,005,037.87        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
June 1996 ..................        24,708,000.00         1,038,000.00        4,790,590.54        36,583,482.66        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
July 1996 ..................        24,708,000.00         1,038,000.00        4,659,231.15        36,172,748.48        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
August 1996 ................        24,708,000.00         1,038,000.00        4,529,134.55        35,772,650.59        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
September 1996 . ...........        24,708,000.00         1,038,000.00        4,400,289.07        35,383,006.94        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
October 1996 ...............        24,708,000.00         1,038,000.00        4,272,683.14        35,003,638.19        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
November 1996 ..............        24,708,000.00         1,038,000.00        4,146,305.31        34,634,367.63        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
December 1996 ..............        24,708,000.00         1,038,000.00        4,021,144.23        34,275,021.16        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
January 1997 ...............        24,708,000.00         1,038,000.00        3,897,188.68        33,925,427.27        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
February 1997 ..............        24,708,000.00         1,038,000.00        3,774,427.50        33,585,416.97        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
March 1997 .................        24,708,000.00         1,038,000.00        3,652,849.67        33,254,823.79        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
April 1997 .................        24,708,000.00         1,038,000.00        3,532,444.25        32,933,483.70        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
May 1997 ...................        24,708,000.00         1,038,000.00        3,413,200.42        32,621,235.14        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
June 1997 ..................        24,708,000.00         1,038,000.00        3,295,107.44        32,317,918.94        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
July 1997 ..................        24,708,000.00         1,038,000.00        3,178,154.70        32,023,378.29        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
August 1997 ................        24,708,000.00         1,038,000.00        3,062,331.65        31,737,458.73        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
September 1997 . ...........        24,708,000.00         1,038,000.00        2,947,627.87        31,460,008.09        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
October 1997 ...............        24,708,000.00         1,038,000.00        2,834,033.02        31,190,876.47        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
November 1997 ..............        24,708,000.00         1,038,000.00        2,721,536.86        30,929,916.24        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
December 1997 ..............        24,708,000.00         1,038,000.00        2,610,129.25        30,676,981.96        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
January 1998 ...............        24,708,000.00         1,038,000.00        2,499,800.13        30,431,930.36        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
February 1998 ..............        24,708,000.00         1,038,000.00        2,390,539.55        30,194,620.33        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
March 1998 .................        24,708,000.00         1,038,000.00        2,282,337.66        29,964,912.89        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
April 1998 .................        24,708,000.00         1,038,000.00        2,175,184.66        29,742,671.13        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
May 1998 ...................        24,708,000.00         1,038,000.00        2,069,070.89        29,527,760.22        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
June 1998 ..................        24,708,000.00         1,038,000.00        1,963,986.75        29,320,047.35        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
July 1998 ..................        24,708,000.00         1,038,000.00        1,859,922.74        29,119,401.72        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
August 1998 ................        24,708,000.00         1,038,000.00        1,756,869.45        28,925,694.51        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
September 1998 . ...........        24,708,000.00         1,038,000.00        1,654,817.54        28,738,798.85        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
October 1998 ...............        24,708,000.00         1,038,000.00        1,553,757.79        28,558,589.79        20,979,000.00
------------------------------------------------------------------------------------------------------------------------------------
November 1998 ..............        24,708,000.00         1,038,000.00        1,453,681.03        28,384,944.27        20,017,813.16
------------------------------------------------------------------------------------------------------------------------------------
December 1998 ..............        24,708,000.00         1,038,000.00        1,356,561.07        28,189,744.20        18,664,263.69
------------------------------------------------------------------------------------------------------------------------------------
January 1999 ...............        24,708,000.00         1,038,000.00        1,274,125.41        27,851,801.02        17,515,367.72
------------------------------------------------------------------------------------------------------------------------------------
February 1999 ..............        24,708,000.00         1,038,000.00        1,195,431.15        27,480,466.07        16,418,615.16
------------------------------------------------------------------------------------------------------------------------------------
March 1999 .................        24,708,000.00         1,038,000.00        1,120,320.02        27,077,733.98        15,371,800.22
------------------------------------------------------------------------------------------------------------------------------------
April 1999 .................        24,708,000.00         1,038,000.00        1,048,640.30        26,645,509.84        14,372,808.38
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
May 1999 ...................        24,708,000.00         1,038,000.00          980,246.53        26,185,612.99        13,419,612.62
------------------------------------------------------------------------------------------------------------------------------------
June 1999 ..................        24,708,000.00         1,038,000.00          914,999.31        25,699,780.61        12,510,269.81
------------------------------------------------------------------------------------------------------------------------------------
July 1999 ..................        24,708,000.00         1,038,000.00          852,764.98        25,189,671.19        11,642,917.33
------------------------------------------------------------------------------------------------------------------------------------
August 1999 ................        24,708,000.00         1,038,000.00          793,415.43        24,662,498.01        10,815,769.69
------------------------------------------------------------------------------------------------------------------------------------
September 1999 . ...........        24,708,000.00         1,038,000.00          736,827.86        24,129,948.99        10,027,115.41
------------------------------------------------------------------------------------------------------------------------------------
October 1999 ...............        24,708,000.00         1,038,000.00          682,884.56        23,592,894.38         9,275,313.97
------------------------------------------------------------------------------------------------------------------------------------
November 1999 ..............        24,708,000.00         1,038,000.00          631,472.69        23,052,153.80         8,558,792.90
------------------------------------------------------------------------------------------------------------------------------------
December 1999 ..............        24,708,000.00         1,038,000.00          582,484.12        22,508,498.69         7,876,044.96
------------------------------------------------------------------------------------------------------------------------------------
January 2000 ...............        24,708,000.00         1,038,000.00          538,827.96        21,945,537.56         7,267,614.14
------------------------------------------------------------------------------------------------------------------------------------
February 2000 ..............        24,708,000.00         1,038,000.00          497,299.05        21,381,913.13         6,688,830.75
------------------------------------------------------------------------------------------------------------------------------------
March 2000 .................        24,708,000.00         1,038,000.00          457,804.27        20,818,242.08         6,138,396.66
------------------------------------------------------------------------------------------------------------------------------------
April 2000 .................        24,373,777.75         1,038,000.00          420,254.39        20,372,896.42         5,615,068.32
------------------------------------------------------------------------------------------------------------------------------------
May 2000 ...................        24,009,644.11         1,038,000.00          384,563.92        19,939,164.34         5,117,654.54
------------------------------------------------------------------------------------------------------------------------------------
June 2000 ..................        23,646,531.91         1,038,000.00          350,651.01        19,506,648.95         4,645,014.31
------------------------------------------------------------------------------------------------------------------------------------
July 2000 ..................        23,284,746.69         1,038,000.00          318,437.23        19,075,714.16         4,196,054.70
------------------------------------------------------------------------------------------------------------------------------------
August 2000 ................        22,924,573.30         1,038,000.00          287,847.48        18,646,699.28         3,769,728.90
------------------------------------------------------------------------------------------------------------------------------------
September 2000 . ...........        22,566,276.95         1,038,000.00          258,809.80        18,219,920.21         3,365,034.32
------------------------------------------------------------------------------------------------------------------------------------
October 2000 ...............        22,210,104.21         1,038,000.00          231,255.32        17,795,670.64         2,981,010.70
------------------------------------------------------------------------------------------------------------------------------------
November 2000 ..............        21,856,283.94         1,038,000.00          205,118.03        17,374,223.18         2,616,738.42
------------------------------------------------------------------------------------------------------------------------------------
December 2000 ..............        21,505,028.12         1,038,000.00          180,334.75        16,955,830.39         2,271,336.78
------------------------------------------------------------------------------------------------------------------------------------
January 2001 ...............        21,140,991.21         1,038,000.00          161,719.66        16,522,213.47         2,011,900.53
------------------------------------------------------------------------------------------------------------------------------------
February 2001 ..............        20,781,082.03         1,038,000.00          144,129.50        16,093,513.29         1,766,748.44
------------------------------------------------------------------------------------------------------------------------------------
March 2001 .................        20,425,418.84         1,038,000.00          127,515.51        15,669,870.67         1,535,201.29
------------------------------------------------------------------------------------------------------------------------------------
April 2001 .................        20,074,107.82         1,038,000.00          111,831.14        15,251,412.06         1,316,610.01
------------------------------------------------------------------------------------------------------------------------------------
May 2001 ...................        19,727,243.73         1,038,000.00           97,031.87        14,838,250.34         1,110,354.43
------------------------------------------------------------------------------------------------------------------------------------
June 2001 ..................        19,384,910.58         1,038,000.00           83,075.21        14,430,485.59           915,842.03
------------------------------------------------------------------------------------------------------------------------------------
July 2001 ..................        19,047,182.25         1,038,000.00           69,920.52        14,028,205.79           732,506.77
------------------------------------------------------------------------------------------------------------------------------------
August 2001 ................        18,714,123.04         1,038,000.00           57,529.02        13,631,487.54           559,807.91
------------------------------------------------------------------------------------------------------------------------------------
September 2001 .............        18,385,788.21         1,038,000.00           45,863.65        13,240,396.66           397,228.95
------------------------------------------------------------------------------------------------------------------------------------
October 2001 ...............        18,062,224.56         1,038,000.00           34,889.00        12,854,988.90           244,276.60
------------------------------------------------------------------------------------------------------------------------------------
November 2001 ..............        17,743,470.87         1,038,000.00           24,571.28        12,475,310.44           100,479.74
------------------------------------------------------------------------------------------------------------------------------------
December 2001 ..............        17,429,558.41         1,038,000.00           14,878.21        12,101,398.54                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
January 2002 ...............        17,112,095.30         1,038,000.00            9,345.86        11,723,257.33                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2002 ..............        16,800,617.22         1,038,000.00            4,165.35        11,352,245.11                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2002 .................        16,488,832.13         1,038,000.00                0.00        10,980,867.20                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2002 .................        16,147,705.60         1,038,000.00                0.00        10,574,539.68                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2002 ...................        15,815,125.19         1,038,000.00                0.00        10,178,391.75                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2002 ..................        15,490,882.26         1,038,000.00                0.00         9,792,174.87                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2002 ..................        15,174,773.15         1,038,000.00                0.00         9,415,646.47                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2002 ................        14,866,599.08         1,038,000.00                0.00         9,048,569.76                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2002 .............        14,566,166.04         1,038,000.00                0.00         8,690,713.66                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2002 ...............        14,273,284.67         1,038,000.00                0.00         8,341,852.62                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2002 ..............        13,987,770.16         1,038,000.00                0.00         8,001,766.49                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2002 ..............        13,709,442.12         1,038,000.00                0.00         7,670,240.41                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2003 ...............        13,457,188.31         1,038,000.00                0.00         7,369,772.24                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2003 ..............        13,210,931.92         1,038,000.00                0.00         7,076,447.81                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2003 .................        12,970,532.44         1,038,000.00                0.00         6,790,099.74                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2003 .................        12,735,852.62         1,038,000.00                0.00         6,510,564.56                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2003 ...................        12,506,758.39         1,038,000.00                0.00         6,237,682.56                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2003 ..................        12,283,118.79         1,038,000.00                0.00         5,971,297.77                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2003 ..................        12,064,805.91         1,038,000.00                0.00         5,711,257.80                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2003 ................        11,851,694.79         1,038,000.00                0.00         5,457,413.83                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2003 .............        11,643,663.37         1,038,000.00                0.00         5,209,620.48                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2003 ...............        11,440,592.45         1,038,000.00                0.00         4,967,735.74                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2003 ..............        11,242,365.58         1,038,000.00                0.00         4,731,620.92                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2003 ..............        11,048,869.02         1,038,000.00                0.00         4,501,140.52                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2004 ...............        10,859,991.65         1,038,000.00                0.00         4,276,162.21                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2004 ..............        10,675,624.97         1,038,000.00                0.00         4,056,556.73                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2004 .................        10,495,662.97         1,038,000.00                0.00         3,842,197.82                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2004 .................        10,320,002.12         1,038,000.00                0.00         3,632,962.16                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2004 ...................        10,148,541.30         1,038,000.00                0.00         3,428,729.29                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2004 ..................         9,981,181.72         1,038,000.00                0.00         3,229,381.55                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2004 ..................         9,817,826.91         1,038,000.00                0.00         3,034,804.03                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2004 ................         9,658,382.62         1,038,000.00                0.00         2,844,884.48                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
September 2004 .............         9,502,756.83         1,038,000.00                0.00         2,659,513.25                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2004 ...............         9,350,859.62         1,038,000.00                0.00         2,478,583.28                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2004 ..............         9,202,603.20         1,038,000.00                0.00         2,301,989.96                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2004 ..............         9,057,901.78         1,038,000.00                0.00         2,129,631.14                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2005 ...............         8,916,671.61         1,038,000.00                0.00         1,961,407.04                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2005 ..............         8,778,830.86         1,038,000.00                0.00         1,797,220.20                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2005 .................         8,644,299.63         1,038,000.00                0.00         1,636,975.43                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2005 .................         8,512,999.86         1,038,000.00                0.00         1,480,579.77                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2005 ...................         8,384,855.32         1,038,000.00                0.00         1,327,942.41                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2005 ..................         8,259,791.55         1,038,000.00                0.00         1,178,974.67                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2005 ..................         8,137,735.84         1,038,000.00                0.00         1,033,589.93                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2005 ................         8,018,617.17         1,038,000.00                0.00           891,703.59                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2005 .............         7,902,366.15         1,038,000.00                0.00           753,233.01                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2005 ...............         7,788,915.04         1,038,000.00                0.00           618,097.51                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2005 ..............         7,678,197.68         1,038,000.00                0.00           486,218.26                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2005 ..............         7,570,149.43         1,038,000.00                0.00           357,518.28                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2006 ...............         7,464,707.17         1,038,000.00                0.00           231,922.39                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2006 ..............         7,361,809.27         1,038,000.00                0.00           109,357.17                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2006 .................         7,251,146.42         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2006 .................         7,036,440.66         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2006 ...................         6,826,923.33         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2006 ..................         6,622,471.55         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2006 ..................         6,422,965.29         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2006 ................         6,228,287.35         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2006 .............         6,038,323.26         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2006 ...............         5,852,961.22         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2006 ..............         5,672,092.05         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2006 ..............         5,495,609.13         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2007 ...............         5,323,408.32         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2007 ..............         5,155,387.94         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2007 .................         4,991,448.67         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2007 .................         4,831,493.52         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
May 2007 ...................         4,675,427.78         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2007 ..................         4,523,158.95         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2007 ..................         4,374,596.70         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2007 ................         4,229,652.82         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2007 .............         4,088,241.17         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2007 ...............         3,950,277.62         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2007 ..............         3,815,680.03         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2007 ..............         3,684,368.16         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2008 ...............         3,556,263.68         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2008 ..............         3,431,290.09         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2008 .................         3,309,372.69         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2008 .................         3,190,438.51         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2008 ...................         3,074,416.33         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2008 ..................         2,961,236.58         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2008 ..................         2,850,831.33         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2008 ................         2,743,134.26         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2008 .............         2,638,080.58         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2008 ...............         2,535,607.06         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2008 ..............         2,435,651.93         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2008 ..............         2,338,154.89         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2009 ...............         2,243,057.05         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2009 ..............         2,150,300.91         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2009 .................         2,059,830.32         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2009 .................         1,971,590.47         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2009 ...................         1,885,527.83         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2009 ..................         1,801,590.12         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2009 ..................         1,719,726.31         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2009 ................         1,639,886.57         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2009 .............         1,562,022.24         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2009 ...............         1,486,085.81         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2009 ..............         1,412,030.91         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2009 ..............         1,339,812.23         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
January 2010 ...............         1,269,385.56         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2010 ..............         1,200,707.73         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2010 .................         1,133,736.57         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2010 .................         1,068,430.93         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2010 ...................         1,004,750.63         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2010 ..................           942,656.43         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2010 ..................           882,110.02         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2010 ................           823,074.01         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2010 .............           765,511.89         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2010 ...............           709,388.00         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2010 ..............           654,667.55         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2010 ..............           601,316.56         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2011 ...............           549,301.85         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2011 ..............           498,591.04         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2011 .................           449,152.52         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2011 .................           400,955.41         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2011 ...................           353,969.58         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2011 ..................           308,165.62         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2011 ..................           263,514.82         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2011 ................           219,989.12         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2011 .............           177,561.17         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2011 ...............           136,204.24         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2011 ..............            95,892.26         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2011 ..............            56,599.76         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2012 ...............            18,301.89         1,038,000.00                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2012 ..............                 0.00         1,018,974.38                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2012 .................                 0.00           982,593.55                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2012 .................                 0.00           947,136.29                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2012 ...................                 0.00           912,580.01                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2012 ..................                 0.00           878,902.70                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2012 ..................                 0.00           846,082.85                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2012 ................                 0.00           814,099.46                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
September 2012 .............                 0.00           782,932.05                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2012 ...............                 0.00           752,560.62                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2012 ..............                 0.00           722,965.64                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2012 ..............                 0.00           694,128.06                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2013 ...............                 0.00           666,029.29                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2013 ..............                 0.00           638,651.16                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2013 .................                 0.00           611,975.97                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2013 .................                 0.00           585,986.41                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2013 ...................                 0.00           560,665.60                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2013 ..................                 0.00           535,997.07                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2013 ..................                 0.00           511,964.73                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2013 ................                 0.00           488,552.91                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2013 .............                 0.00           465,746.26                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2013 ...............                 0.00           443,529.85                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2013 ..............                 0.00           421,889.09                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2013 ..............                 0.00           400,809.73                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2014 ...............                 0.00           380,277.87                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2014 ..............                 0.00           360,279.96                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2014 .................                 0.00           340,802.76                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2014 .................                 0.00           321,833.34                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
May 2014 ...................                 0.00           303,359.11                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2014 ..................                 0.00           285,367.75                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2014 ..................                 0.00           267,847.26                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2014 ................                 0.00           250,785.93                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2014 .............                 0.00           234,172.32                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2014 ...............                 0.00           217,995.27                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2014 ..............                 0.00           202,243.90                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2014 ..............                 0.00           186,907.57                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2015 ...............                 0.00           171,975.93                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2015 ..............                 0.00           157,438.85                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2015 .................                 0.00           143,286.46                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2015 .................                 0.00           129,509.13                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                        Class A6             Class A7           Class A81           Class A82             Class A11
                                     Certificates          Certificates         Component           Component           Certificates
                                        Planned              Planned             Planned             Planned              Planned
      Distribution Date                 Balance              Balance             Balance             Balance              Balance
====================================================================================================================================
May 2015 ...................                 0.00           116,097.45                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
June 2015 ..................                 0.00           103,042.26                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
July 2015 ..................                 0.00            90,334.61                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
August 2015 ................                 0.00            77,965.76                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
September 2015 .............                 0.00            65,927.20                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
October 2015 ...............                 0.00            54,210.60                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
November 2015 ..............                 0.00            42,807.87                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
December 2015 ..............                 0.00            31,711.08                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
January 2016 ...............                 0.00            20,912.51                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
February 2016 ..............                 0.00            10,404.64                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
March 2016 .................                 0.00               180.10                0.00                 0.00                 0.00
------------------------------------------------------------------------------------------------------------------------------------
April 2016 and .............                 0.00                 0.00                0.00                 0.00                 0.00
thereafter
====================================================================================================================================

MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

Principal and interest with respect to Certificates will be payable each month on the date specified in the related Prospectus Supplement, commencing with the month following the month in which the applicable Cut-off Date (as defined herein) occurs.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus will be offered from time to time in series.

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a segregated pool of (a) various types of one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans"), or beneficial interests therein, (b) pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities") or (c) pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities ("Private Mortgage-Backed Securities"), or any combination thereof, together with other assets described herein (collectively, a "Trust Fund" or the "Trust Fund Assets").

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates that differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination thereof. See "Description of the Certificates" and "Description of Credit Support".

The only obligations of the Depositor with respect to a series of Certificates will be pursuant to its representations and warranties. The Master Servicer with respect to a series of Certificates evidencing interests in a Trust Fund including Mortgage Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Mortgage Loans. The Certificates of each series will not represent an obligation of or interest in the Depositor, the Master Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related prospectus supplement by GNMA, FNMA or FHLMC, the Certificates of any series evidencing interests in a Trust Fund including Agency Securities will not be so guaranteed. Each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement as more fully described herein. If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes.
See "Certain Federal Income Tax Consequences".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

With respect to each series, all of the Certificates of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any series of Certificates prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

SALOMON BROTHERS INC



RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is September 20, 1996.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                  -------------------------------------------


                               TABLE OF CONTENTS

CAPTION                                                                   PAGE

Available Information.....................................................   4
Reports to Certificateholders.............................................   4
Incorporation of Certain Information by Reference.........................   4
Summary of Prospectus.....................................................   5
The Trust Funds...........................................................  14
   The Mortgage Loans.....................................................  14
   Agency Securities......................................................  19
   Private Mortgage-Backed Securities.....................................  24
Use of Proceeds...........................................................  26
Yield Considerations......................................................  26
Maturity and Prepayment Considerations....................................  27
The Depositor.............................................................  29
Mortgage Loan Program.....................................................  29
   Underwriting Standards.................................................  29
   Qualifications of Originators and Mortgage Loan Sellers................  31
   Representations by or on behalf of Mortgage Loan Sellers; Repurchases..  31
Description of the Certificates...........................................  33
   General................................................................  33
   Assignment of Trust Fund Assets........................................  35
   Deposits to Certificate Account........................................  38
   Payments Mortgage Loans................................................  39
   Payments on Agency Securities and Private Mortgage-Backed Securities.....41
   Distributions..........................................................  41
   Available Distribution Amount..........................................  41
   Interest on the Certificates...........................................  42
   Principal of the Certificates..........................................  42
   Allocation of Losses...................................................  43
   Advances in Respect of Delinquencies...................................  43
   Reports to Certificateholders..........................................  44
   Collection and Other Servicing Procedures..............................  45
   Sub-Servicing..........................................................  46
   Realization Upon Defaulted Mortgage Loans..............................  47
   Retained Interest; Servicing or Administration Compensation and Payment
     of Expenses..........................................................  49
   Evidence as to Compliance..............................................  49
   Certain Matters Regarding the Master Servicer and the Depositor........  50
   Events of Default......................................................  51
   Rights Upon Event of Default...........................................  51
   Amendment..............................................................  52
   Termination............................................................  52
   Duties of the Trustee..................................................  53
   The Trustee............................................................  53

CAPTION                                                                   PAGE


Description of Credit Support.............................................  53
   Subordination..........................................................  54
   Letter of Credit.......................................................  55
   Mortgage Pool Insurance Policy.........................................  57
   Special Hazard Insurance Policy........................................  58
   Bankruptcy Bond........................................................  60
   Certificate Guarantee Insurance........................................  60
   Reserve Fund...........................................................  60
Description of Primary Insurance Policies.................................  61
   Primary Mortgage Insurance Policies....................................  61
   Primary Hazard Insurance Policies......................................  61
   FHA Insurance..........................................................  63
   VA Guarantees............................................................63
Certain Legal Aspects of Mortgage Loans...................................  64
   General................................................................  64
   Single-Family Loans and Multifamily Loans..............................  64
   Leases and Rents.......................................................  65
   Cooperative Loans......................................................  65
   Contracts..............................................................  66
   Foreclosure on Mortgages...............................................  68
   Foreclosure on Cooperative Shares......................................  70
   Repossession with respect to Contracts.................................  71
   Louisiana Law..........................................................  72
   Rights of Redemption with respect to Single-Family Properties and
      Multifamily Properties..............................................  72
   Notice of Sale; Redemption Rights with respect to Manufactured Homes...  72
   Anti-Deficiency Legislation and Other Limitations on Lenders...........  73
   Junior Mortgages.......................................................  74
   Consumer Protection Laws with respect to Contracts.....................  74
   Other Limitations......................................................  75
   Enforceability of Certain Provisions...................................  75
   Subordinate Financing..................................................  77
   Applicability of Usury Laws............................................  77
   Alternative Mortgage Instruments.......................................  78
   Formaldehyde Litigation with respect to Contracts......................  79
   Soldiers' and Sailors' Civil Relief Act of 1940........................  79
Certain Federal Income Tax Consequences...................................  80
   General................................................................  80
   REMICs.................................................................  81
   Grantor Trust Funds....................................................  98
   Partnership Trust Funds.................................................108
State and Other Tax Consequences.......................................... 115
ERISA Considerations...................................................... 115
Legal Investment.......................................................... 118
Methods of Distribution................................................... 118
Legal Matters............................................................. 119
Financial Information..................................................... 119
Index of Principal Definitions............................................ 120

   UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION


   The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

   This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

   Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 1759 Business Center Drive, P.O. Box 4112, Reston, Virginia 22090 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

   Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.



                         REPORTS TO CERTIFICATEHOLDERS


   The Trustee will mail monthly reports concerning each Trust Fund to all registered holders of Certificates of the related series. See "Description of the Certificates-Reports to Certificateholders".



               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                           SUMMARY OF PROSPECTUS


   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.........Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor.....................Salomon Brothers Mortgage Securities VII, Inc., an
                              indirect wholly-owned subsidiary of Salomon Inc and an affiliate of Salomon Brothers Inc. See "The Depositor".

Master Servicer...............The Master Servicer (the "Master Servicer") for
                              each series of Certificates evidencing interests in a Trust Fund including Mortgage Loans will be named in the related Prospectus Supplement, which may be the Depositor or an affiliate of the Depositor. See "Description of the Certificates-Certain Matters Regarding the Master Servicer and the Depositor".

Trustee.......................The Trustee (the "Trustee") for each series of
                              Certificates will be named in the related
                              Prospectus Supplement.

Description of Certificates...Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in a segregated pool of Mortgage Loans, or beneficial interests therein, Agency Securities or Private Mortgage-Backed Securities, or any combination thereof (each, a "Trust Fund Asset"), and certain other assets as described below (a "Trust Fund"). Unless otherwise provided in the related Prospectus Supplement, each class of Certificates (other than certain Strip Certificates as defined below) will have a stated principal amount (a "Certificate Principal Balance") and will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable PassThrough Rate, the method for determining the PassThrough Rate.

                              A series of Certificates may include one or more classes of Certificates (collectively, the "Senior Certificates") that are senior to one or more classes of Certificates (collectively, the "Subordinate Certificates") in respect of certain distributions of principal and interest and allocation of losses on the Mortgage Loans. Credit enhancement also may be provided with respect to any series by means of various pool insurance policies, letters of credit, reserve 5 funds or other types of credit support, or any combination of the foregoing, as described herein and in the related Prospectus Supplement. See "Description of Credit Support".

                              A series may include one or more classes of Certificates entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"). In addition, a series may include two or more classes of Certificates which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Certificates ("Accrual Certificates"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                              If so provided in the related Prospectus
                              Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "Senior Certificates") which are senior to one or more classes of Certificates (collectively, the "Subordinate Certificates") in respect of certain distributions of principal and interest allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates in respect of such distribution or losses.

                              With respect to each series, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). If any such election is made with respect to a series, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined in the Code.

                              The Certificates will not represent an interest in or obligation of the Depositor or any affiliate thereof except as set forth herein, nor will the Certificates or any Mortgage Loans be insured or guaranteed by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related

                              Prospectus Supplement by GNMA, FNMA or FHLMC, the Certificates of any series including Agency Securities will not be so guaranteed.

The Trust Funds...............Each Trust Fund will consist primarily of (a) a pool (a "Mortgage Pool") of one- to four-family residential mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans"), or beneficial interests therein, or real property acquired upon foreclosure or comparable conversion of such Mortgage Loans, (b) Agency Securities or
                              (c) Private Mortgage-Backed Securities, or any combination thereof.

  A. The Mortgage Loans.......As more specifically described herein, the
                              Mortgage Loans will be secured by first or junior liens on, or security interests in, (i) one- to four-family residential properties, (ii) rental apartment buildings or projects containing five or more residential units (including apartment buildings owned by cooperative housing corporations), (iii) cooperative loans (the "Cooperative Loans") secured primarily by shares in a private cooperative housing corporation (a "Cooperative") that give the owner thereof the right to occupy a particular dwelling unit in the Cooperative or (iv) new or used manufactured homes (collectively, the "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 or more than $5,000,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons unaffiliated with the Depositor and will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain one of the following types of Mortgage Loans:

                              (1) Fully amortizing Mortgage Loans with a fixed rate of interest (an "Interest Rate") and level monthly payments to maturity;

                              (2) Fully amortizing Mortgage Loans with an
                              Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed percentage amount and an index ("ARM Loans"), as described in the related Prospectus Supplement;

                              (3) ARM Loans that provide for an election, at the borrower's option, to convert the adjustable Interest Rate to a fixed interest rate, as described in the related Prospectus Supplement;

                              (4) ARM Loans that provide for negative
                              amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Interest Rate over its remaining term;

                              (5) Fully amortizing Mortgage Loans with a fixed Interest Rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related Prospectus Supplement;

                              (6) Fixed Interest Rate Mortgage Loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

                              (7) Another type of Mortgage Loan described in the related Prospectus Supplement.

                              All of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. Certain of the Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided herein and in the related Prospectus Supplement and if so provided in the related Prospectus Supplement, certain of the Mortgage Loans will be insured or guaranteed by the Federal Housing Administration (the "FHA") or the United States Department of Veterans Affairs (the "VA"). See "Description of Primary Insurance Policies".

                              B. Agency Securities........The Agency Securities
                              evidenced by a series of Certificates will consist of (i) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (ii) Guaranteed Mortgage PassThrough Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                              The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

  C. Private Mortgage-Backed
        Securities............Private Mortgage-Backed Securities may include (a)
                              mortgage participations or pass-through
                              certificates representing beneficial interests in certain mortgage loans or (b) collateralized mortgage obligations secured by such mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "The Trust Funds-Private Mortgage-Backed Securities" herein.

                              Certificate Account...........Each Trust Fund will
                              include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the related Trust Fund Assets. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or funds held therein may be invested in certain short-term high-quality obligations. See "Description of the Certificates-Deposits to Certificate Account".

Credit Support................If so specified in the related Prospectus
                              Supplement, one or more classes of Certificates of a series evidencing interests in a Trust Fund that includes Mortgage Loans or

                              Private Mortgage-Backed Securities may be provided partial or full protection against certain defaults and losses on such assets in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof (any such coverage, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Description of Credit Support".

Interest on Certificates......Interest on each class of Certificates (other than certain classes of Strip Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Principal Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date on the basis of a notional amount as described herein and in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates-Interest on the Certificates".

Principal of Certificates.....The Certificates of each series (other than certain Strip Certificates) initially will have an aggregate Certificate Principal Balance equal to the outstanding principal balance of the Trust Fund Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Principal Balance of a Certificate represents the maximum amount that the holder thereof is entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The Prospectus Supplement will include the initial Certificate Principal Balance of each class of Certificates offered thereby. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Principal Balance of such class has been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions in respect of principal. See "Description of the Certificates-Principal of the Certificates".

Advances......................The Master Servicer, directly or through sub-servicers, will service and administer the Mortgage Loans included in a Trust Fund and, unless the related Prospectus Supplement provides otherwise, in connection therewith will be obligated to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans. Advances made by the Master Servicer are reimbursable to the extent described herein and in the related Prospectus Supplement. The Prospectus Supplement with respect to any series may provide that the Master Servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the Master Servicer to make advances. The obligor on any such surety bond will be named, and the terms applicable to any such cash advance reserve fund will be described in the related Prospectus Supplement. See "Description of the Certificates-Advances in respect of Delinquencies".

Optional Termination..........If so specified in the related Prospectus
                              Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth herein under "Description of the
                              Certificates-Termination".

Tax Status of
the Certificates..............The Certificates of each series offered hereby will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code, (iii) interests ("Partnership Certificates") in a Trust Fund treated as a partnership under applicable provisions of the Code or (iv) evidences of indebtedness ("Debt Certificates") of a Trust Fund treated as debt instruments for federal income tax purposes.

                              In general, to the extent the assets and income of the Trust Fund are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates and REMIC Residual Certificates (i) owned by a "domestic building and loan association" will be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C) and (ii) owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
                              Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "obligation[s]. . .which. . .[are] principally secured by an interest in real property" within the meaning of
                              Section 860G(a)(3)(C) of the Code. Moreover, if 95% or more of the assets and the income of the Trust Fund qualify for any of the foregoing treatments, the REMIC Regular Certificates and (with the exception of Section 860G(a)(3)(C) of the Code) REMIC Residual Certificates will qualify for the foregoing treatments in their entirety.

                              REMIC Residual Certificates generally will be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 7701(a)(19)(C), 856(c)(5)(A) and 856(c)(3)(B) of
                              the Code. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income, for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be disregarded under some circumstances for all federal income tax purposes. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions," and "-Noneconomic REMIC Residual Certificates" herein.

                              Unless otherwise provided in the related
                              Prospectus Supplement, Grantor Trust Certificates may be either Certificates having a Certificate Principal Balance and a Pass-Through Rate ("Grantor Trust Fractional Interest Certificates") or Strip Certificates ("Grantor Trust Strip Certificates"). Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 7701(a)(19)(C), 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)(A) of
                              the Code. It is unclear whether Grantor Trust Strip Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 7701(a)(19)(C), 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. Partnership Certificates will be treated as partnership interests for purposes of federal income taxation, and accordingly, will not represent an interest in qualifying assets for purposes of Sections 7701(a)(19)(C) of the Code, but will represent qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code to the extent their proportionate share of the assets of the related Trust Fund so qualify. Debt Certificates will not represent qualifying assets or income for purposes of any of the preceding Sections.

                              Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Rating........................At the date of issuance, as to each series, each class of Certificates offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies. See "Rating" in the related Prospectus Supplement.

Legal Investment..............The Prospectus Supplement for each series of
                              Certificates will specify which classes of Certificates of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of Certificates that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment".

ERISA Considerations..........A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                              Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 89-89, to Salomon Brothers Inc ("Salomon") that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Salomon and the servicing and operation of asset pools such as certain of the Mortgage Pools, provided that certain conditions are satisfied. See "ERISA Considerations" herein.

                              THE TRUST FUNDS


THE MORTGAGE LOANS

   GENERAL

   The Mortgage Loans may consist of mortgage loans secured by first or junior liens on by one- to four-family residential properties ("Single Family Properties" and the related loans, "Single Family Loans"), mortgage loans secured by rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units ("Multifamily Properties" and the related loans, "Multifamily Loans"), mortgage loans secured by shares in a private cooperative housing corporation (a "Cooperative" and the related loans, "Cooperative Loans") that give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or conditional sales contracts and installment loan agreements with respect to new or used Manufactured Homes (as defined herein, and the related contracts or agreements, the "Contracts"), or beneficial interests therein, or real property acquired upon foreclosure or comparable conversion of such Mortgage Loans. The Single-Family Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the Mortgage Note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") not affiliated with Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"). Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Loan Seller"), which prior holder may not be the Originator thereof and may be an affiliate of the Depositor. See "Mortgage Loan Program-Underwriting Standards".

   Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have individual principal balances at origination of not less than $25,000 or more than $5,000,000, (ii) have monthly payments due on the first day of each month, (iii) have original terms to maturity of not more than 40 years and (iv) be one of the following types of mortgage loans:

      (1) Fully amortizing Mortgage Loans with a fixed rate of interest (an "Interest Rate") and level monthly payments to maturity;

      (2) Fully amortizing Mortgage Loans with an Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed percentage amount and an index ("ARM Loans"), as described in the related Prospectus Supplement;

      (3) ARM Loans that provide for an election, at the borrower's option, to convert the adjustable Interest Rate to a fixed interest rate, as described in the related Prospectus Supplement;

      (4) ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Interest Rate over its remaining term;

      (5) Fully amortizing Mortgage Loans with a fixed Interest Rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related Prospectus Supplement;

      (6) Fixed Interest Rate Mortgage Loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

      (7) Another type of Mortgage Loan described in the related Prospectus Supplement.

   If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

   Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

   Unless otherwise specified in the related Prospectus Supplement, the following requirements as to the Loan-to-Value Ratio of each Mortgage Loan of the type described above shall apply. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The Value of a Single-Family Property, Multifamily Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan.

Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the Value is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

   A Mortgaged Property may have been subject to secondary financing at origination of the Mortgage Loan, but, unless otherwise specified in the related Prospectus Supplement, the total amount of primary and secondary financing at the time of origination of the Mortgage Loan did not produce a combined Loan-to-Value Ratio in excess of (i) 90% in the case of a Mortgage Loan secured by an owner-occupied primary residence or (ii) 80% in the case of a Mortgage Loan secured by a vacation or second home.

   With respect to each Mortgaged Property, unless otherwise provided in the related Prospectus Supplement, the borrower will have represented that the dwelling is either (a) an owner-occupied primary residence or (b) a vacation or second home that (i) is not part of a mandatory rental pool and (ii) is suitable for year-round occupancy. With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

   Unless otherwise specified in the related Prospectus Supplement, the aggregate principal balance on the Cut-off Date of Mortgage Loans secured by condominium units will not exceed 30% of the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool. A Mortgage Loan secured by a condominium unit will not be included in a Mortgage Pool unless, at the time of sale of such Mortgage Loan by the Mortgage Loan Seller, certain representations and warranties as to the condominium project are made by the Mortgage Loan Seller or an affiliate thereof or by such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties. Unless otherwise specified in the related Prospectus Supplement, such Mortgage Loan Seller, or another party on its behalf, will have made the following representations and warranties. If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and are occupied as primary residences or vacation or second homes. If a condominium project has been controlled by the unit owners (other than the developer) for less than two years and is not subject to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and at least 60% of the units are occupied as primary residences or vacation or second homes. The foregoing percentages may be modified in the case of a particular project upon proof of demonstrated market acceptance but in no event will any such percentage be reduced below 51%. If a condominium project has been controlled by the unit owners (other than the developer) for at least two years, has all common elements completed and is not subject to phasing or add-ons, the Mortgage Loan Seller, or another party on its behalf, must represent and warrant, unless otherwise specified in the related Prospectus Supplement, that the marketability of the project has been proven and that at least 90% of the units have been sold to bona fide purchasers. See "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" herein for a description of certain other representations made by or on behalf of Mortgage Loan Sellers at the time Mortgage Loans are sold.

   If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans subject to temporary buydown plans ("Buydown Mortgage Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Mortgaged Property, or another source (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") and placed in a custodial account and (ii) unless otherwise specified in the Prospectus Supplement, investment earnings on the Buydown Funds. See "Description of the Certificates-Payments on Mortgage Loans. Generally, the borrower under each Buydown Mortgage Loan will be qualified at the applicable Buydown Mortgage Rate. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the borrower to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. See "Mortgage Loan Program-Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buydown Mortgage Loans.

   Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the Mortgaged Property at origination of the Mortgage Loan. Such insurance must remain in force at least until the Mortgage Loan amortizes to a level that would produce a Loan-to-Value Ratio lower than 80%. See "Description of Primary Insurance Policies-Primary Mortgage Insurance Policies".

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities contained in the related Trust Fund, including (i) the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, and, with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used Manufactured Homes and vacation and second homes), (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date, (v) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, or, with respect to Mortgage Loans secured by a junior lien, the aggregate principal balance of Mortgage Loans having combined Loan-to-Value Ratios exceeding 80%, (vi) the Interest Rates or range of Interest Rates borne by the Mortgage Loans or mortgage loans underlying the Agency Securities or Private Mortgage-Backed Securities, (vii) the geographical distribution of the Mortgage Loans on a state-by-state basis,
(viii) the number and aggregate principal balance of Buydown Mortgage Loans, if any, (ix) the weighted average Retained Interest, if any, (x) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variation at the time of any adjustment and over the life of the ARM Loan, and (xi) with respect to Mortgage Loans of the type described in (5) above, whether such loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series offered hereby.

   The Depositor will cause the Mortgage Loans comprising each Trust Fund to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other loan servicing institutions pursuant to a Pooling and Servicing Agreement among the Depositor, itself and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

   The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Mortgage Loan Sellers, or both, as more fully described herein under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Certificates-Sub-Servicing" and "-Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "Description of the Certificates-Advances in respect of Delinquencies". Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


   SINGLE-FAMILY LOANS

   The Single-Family Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first deeds of trust (the "Mortgages") creating a first lien on the Single-Family Properties. The Single-Family Properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-Family loans may be conventional loans, FHAinsured loans or VA-guaranteed loans as specified in the related Prospectus Supplement.


   MULTIFAMILY LOANS

   The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating a first lien on the Multifamily Properties. The Multifamily Properties will consist of rental apartments or projects (including apartment buildings owned by cooperative housing cooperatives) containing five or more dwelling units. Multifamily Properties may include high-rise, mid-rise and garden apartments. Multifamily Loans may be conventional loans or FHA insured loans as specified in the related Prospectus Supplement.


   COOPERATIVE LOANS

   The Cooperative Loans will be evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.


   CONTRACTS

   The Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The Manufactured Homes securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."


AGENCY SECURITIES

   GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

   GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.


   GNMA CERTIFICATES

   Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

   The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by oneto four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

   If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

   Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a

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


GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

   GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

   If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


   FEDERAL HOME LOAN MORTGAGE CORPORATION

   FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.


   FHLMC CERTIFICATES

   Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

   Mortgage loans underlying the FHLMC Certificates held in a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

   FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

   FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

   Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

   Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

   FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.


   FEDERAL NATIONAL MORTGAGE ASSOCIATION

   FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privatelymanaged corporation by legislation enacted in 1968.

   FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.


   FNMA CERTIFICATES

   FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

   Mortgage loans underlying FNMA Certificates held in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

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



   FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

   FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.


   STRIPPED MORTGAGE-BACKED SECURITIES

   Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.


   OTHER AGENCY SECURITIES

   If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES

   GENERAL

   Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the

PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private MortgageBacked Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private MortgageBacked Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.


   UNDERLYING LOANS

   The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement,
(i) no mortgage loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each mortgage loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy) and (vi) each mortgage loan (other than a cooperative loan or a Contract secured by a manufactured home) will be covered by a title insurance policy.


   CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

   Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the mortgage loans underlying the Private

Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.


   ADDITIONAL INFORMATION

   The Prospectus Supplement for a series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private MortgageBacked Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.



                              USE OF PROCEEDS


   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.



                           YIELD CONSIDERATIONS

   Unless otherwise provided in the related Prospectus Supplement, each monthly interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable Interest Rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each Distribution Date to the holders of the various classes of Certificates (other than certain classes of Strip Certificates) of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable Pass-Through Rate multiplied by the outstanding Certificate Principal Balance thereof, except as provided below with respect to prepayments. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement.

   The effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate (or, as to a Strip Certificate, the distributions of Stripped Interest thereon) and purchase price, because although interest accrued on each Trust Fund Asset during each month is due and payable on the first day of the following month (unless otherwise provided in the related Prospectus Supplement), the distribution of interest on the Certificates will not be made until the Distribution Date occurring in the month following the month of accrual of interest in the case of Mortgage Loans, and in later months in the case of Agency Securities or Private Mortgage-Backed Securities and in the case of a series of Certificates having Distribution Dates occurring at intervals less frequently than monthly.

Unless otherwise specified in the related Prospectus Supplement, when a principal prepayment in full is made on a Mortgage Loan or a mortgage loan underlying a Private Mortgage-Backed Security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans or the mortgage loans underlying a Private Mortgage-Backed Security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the related Prospectus Supplement, any such penalty will be applied to offset the above-described shortfalls in interest collections on the related Distribution Date. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial principal prepayment is made. Unless specified otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to Certificateholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence on the first day of the month in which the preceding Distribution Date occurs (or, as to the first Prepayment Period, the day after the Cut-off Date) and will end on the last day of the month prior to the month in which the related Distribution Date occurs. See "Maturity and Prepayment Considerations" and "Description of the Certificates-General".

   The Prospectus Supplement for each series of Certificates may set forth additional information regarding yield considerations.



                  MATURITY AND PREPAYMENT CONSIDERATIONS


   The original terms to maturity of the Trust Fund Assets in a particular Trust Fund will vary depending upon the type of mortgage loans underlying or comprising the Trust Fund Assets in such Trust Fund. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, all of the Single-Family Loans, Cooperative Loans and Contracts and all of the mortgage loans underlying the Agency Securities and Private Mortgage-Backed Securities may be prepaid without penalty in full or in part at any time. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans may contain provisions prohibiting prepayment for a specified period after the origination date (a "Lockout Period"), prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

   The prepayment experience on the mortgage loans underlying or comprising the Trust Fund Assets in a Trust Fund will affect the weighted average life of the related series of Certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the Trust Fund Assets included in the related Trust Fund is paid, which payments may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses). The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the Interest Rates on the mortgage loans underlying or comprising the Trust Fund Assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the Trust Fund Assets in any Trust Fund. The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans (as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees), the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans or mortgage loans underlying Private Mortgage-Backed Securities will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Multifamily Loans may contain due-on-encumbrance provisions (permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Multifamily Property). Conventional mortgage loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates may be lower than that of conventional Mortgage Loans bearing comparable interest rates.

   With respect to a series of Certificates evidencing interests in the Trust Fund including Mortgage Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Certificates-Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans-Enforceability of Certain Provisions" and "-Prepayment Charges and Prepayments" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans. See "Description of the Certificates-Termination" for a description of the possible early termination of any series of Certificates. See also "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Certificates-Assignment of Trust Fund Assets" for a description of the obligation of the Mortgage Loan Sellers, the Master Servicer and the Depositor to repurchase Mortgage Loans under certain circumstances.

                               THE DEPOSITOR


   The Depositor was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is (212) 783-7228.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.



                           MORTGAGE LOAN PROGRAM


   The Mortgage Loans will be purchased by the Depositor, either directly or indirectly, from the Mortgage Loan Sellers. The Mortgage Loans so acquired by the Depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".


UNDERWRITING STANDARDS

   All Mortgage Loans will have been subject to underwriting standards acceptable to the Depositor and applied as described below. Each Mortgage Loan Seller, or another party on its behalf, will represent and warrant that Mortgage Loans purchased by or on behalf of the Depositor from it have been originated by the related Originators in accordance with such underwriting standards.

   Unless otherwise specified in the related Prospectus Supplement, the underwriting standards are applied by the Originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a Multifamily Loan, the borrower is also required to provide certain information regarding the related Multifamily Property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the Depositor will consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

   In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new Manufactured Homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than Multifamily Properties, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Multifamily Properties, the appraisal must specify whether an

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



income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available
(i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. Unless otherwise provided in the related Prospectus Supplement, the underwriting standards to be applied to the Single Family Loans will be generally similar to the traditional underwriting guidelines used by FNMA and FHLMC which are in effect at the time of origination of each Single Family Loan, except that the ratios at origination of the amounts described in (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

   In the case of a Single Family Loan or Multifamily Loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the Mortgage Loan Seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the Mortgage Loan.

   The Mortgaged Properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the Mortgage Loans in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the Mortgage Loan.

   With respect to any FHA Loan the Mortgage Loan Seller is required to represent that the FHA Loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies-FHA Insurance". With respect to any VA Loan, the Mortgage Loan Seller is required to represent that the VA Loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

   The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the Master Servicer or, if applicable, a significant Sub-Servicer will be provided in the related Prospectus Supplement.

   Certain of the types of loans that may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the borrower. These types of Mortgage Loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related Prospectus Supplement, the

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



Multifamily Loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific Multifamily Property pledged to secure that Multifamily Loan, and not against the mortgagor's assets.


QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

   Unless otherwise specified in the related Prospectus Supplement, each Originator and Mortgage Loan Seller will be required to satisfy the qualifications set forth herein. Each Originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Originator and Mortgage Loan Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Originator and Mortgage Loan Seller must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, with respect to FHA Loans or VA Loans, each Originator must be approved to originate such Mortgage Loans by the FHA or VA, as applicable. In addition, each Originator and Mortgage Loan Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.



REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

   Each Mortgage Loan Seller, or a party on its behalf, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller. Such representations and warranties include, among other things: (i) that any required hazard insurance was effective at the origination of each Mortgage Loan, and that each such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor; (ii) that, in the case of Single-Family Loans and Multifamily Loans, either (A) title insurance insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of each Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing any Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) that the Mortgage Loan Seller had good title to each Mortgage Loan and each Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iv) that each Mortgage constituted a valid first lien on, or security interest in, the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any) and that the Mortgaged Property was free from damage and was in good repair; (v) that there were no delinquent tax or assessment liens against the Mortgaged Property; (vi) that each Mortgage Loan was current as to all required payments; and (vii) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects. If a person other than a Mortgage Loan Seller makes any of the foregoing representations and warranties on behalf of such Mortgage Loan Seller, the identity of such person will be specified in the related Prospectus Supplement. Any person making representations and warranties on behalf of a Mortgage Loan Seller shall be an affiliate thereof or such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties.

   All of the representations and warranties made by or on behalf of a Mortgage Loan Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to or on behalf of the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of Certificates evidencing an interest in such Mortgage Loan. Unless otherwise specified in the related


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


Prospectus Supplement, in the event of a breach of any such representation or warranty, the Mortgage Loan Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties made by or on behalf of such Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by such Mortgage Loan Seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A Mortgage Loan Seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

   The only representations and warranties to be made for the benefit of holders of Certificates in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Mortgage Loan Seller to or on behalf of the Depositor will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates-Assignment of Trust Fund Assets". If the Master Servicer is also a Mortgage Loan Seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Mortgage Loan Seller.

   The Master Servicer and/or Trustee will promptly notify the relevant Mortgage Loan Seller of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Mortgage Loan Seller cannot cure such breach within 60 days from the date on which the Mortgage Loan Seller was notified of such breach, then such Mortgage Loan Seller will be obligated to repurchase such Mortgage Loan from the Trustee within 90 days from the date on which the Mortgage Loan Seller was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) at the Net Interest Rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur, (iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Mortgage Loan, (iv) any unpaid Retained Interest with respect to such Mortgage Loan, (v) any Realized Losses, as described below under "Description of the Certificates-Allocation of Losses", incurred with respect to such Mortgage Loan, and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. Unless otherwise provided in the related Prospectus Supplement, a Mortgage Loan Seller, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, in accordance with the standards described below under "Description of the Certificates-Assignment of the Mortgage Loans". The Master Servicer will be required under the applicable Pooling and Servicing Agreement to use its best efforts to enforce such obligations of the Mortgage Loan Seller for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Mortgage Loan Seller. See "Description of the Certificates-General".

   The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as defined below) thereon has been (or, if it had not been covered by any form of Credit Support, would have been) allocated to one or more classes of Certificates on or before the date of determination.

   Neither the Depositor nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to do so, and no assurance can be given that Mortgage Loan Sellers will carry out such obligations with respect to Mortgage Loans. To the extent that a breach of the representations and warranties of a Mortgage Loan Seller may also constitute a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Certificates-Assignment of Trust Fund Assets".



                      DESCRIPTION OF THE CERTIFICATES


   The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer (if the Depositor is not acting as Master Servicer) and the Trustee named in the Prospectus Supplement. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of Agency Securities or Private Mortgage-Backed Securities will be issued pursuant to a Trust Agreement between the Depositor and the Trustee (each Trust Agreement or Pooling and Servicing Agreement, an "Agreement"). The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Various forms of Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. Whenever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are incorporated herein by reference. Article and section numbers cited herein refer to articles and sections common to each Pooling and Servicing Agreement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.


GENERAL

   The Certificates of each series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. (Section 5.01) If so provided in the Prospectus Supplement, any class of Certificates of any series may be represented by a certificate registered in the name of a nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by such entries on the records of participating members of DTC. Definitive certificates will be available for such Certificates only under limited circumstances as provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will consist of (i) such Trust Fund Assets, or interests therein, exclusive of any portion of interest payments (the "Retained Interest") on a Trust Fund Asset retained by the Depositor or any previous owner thereof, as from time to time are subject to the Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account or any other account maintained for the benefit of the Certificateholders; (iii) with respect to Trust Funds that include Mortgage Loans, (a) property acquired on behalf of Certificateholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;
(b) the rights of the Depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies"; (c) the rights of the Depositor under the agreement or agreements pursuant to which it acquired the Mortgage Loans in such Trust Fund; and (d) the rights of the Trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and (iv) any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support". Subject to any limitations described in the related Prospectus Supplement, the Certificates will be transferable and exchangeable for like Certificates of the same class and series in authorized denominations at the corporate trust office of the Trustee specified in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 5.02)

   Each series of Certificates may consist of either (i) a single class of Certificates evidencing the entire beneficial ownership of the related Trust Fund; (ii) two or more classes of Certificates evidencing the entire beneficial ownership of the related Trust Fund, one or more classes of which ("Senior Certificates") will be senior in right of payment to one or more of the other classes ("Subordinate Certificates") to the extent described in the related Prospectus Supplement (any such series, a "Senior/Subordinate Series"); or (iii) other types of classes of Certificates, as described in the related Prospectus Supplement. A series may include one or more classes of Certificates entitled to
(i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"). If so specified in the related Prospectus Supplement, partial or full protection against certain Mortgage Loan defaults and losses may be provided to a series of Certificates or to one or more classes of Certificates in such series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof (any such coverage, "Credit Support"). See "Description of Credit Support".

   Each class of Certificates (other than certain Strip Certificates) will have a Certificate Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Pass-Through Rate. See "Interest on the Certificates" and "Principal of the Certificates" below. The specific percentage ownership interest of each class of Certificates and the minimum denomination for each Certificate will be set forth in the related Prospectus Supplement.

   As to each series, one or more elections may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). The related Prospectus Supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein. If such an election is made with respect to a series, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series, all of the Certificates of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency"). As to each series with respect to which a REMIC election is to be made, the Master Servicer or the Trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related Prospectus Supplement, will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Certificateholders. See "Certain Federal Income Tax Consequences-REMICs-Prohibited Transactions Tax and Other Taxes".


ASSIGNMENT OF TRUST FUND ASSETS

   ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. (Section 2.01) The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Fund. (Section 2.06) Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Interest Rate, the Net Interest Rate, the Retained Interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Value of the Mortgaged Property, the Loan-to-Value Ratio at origination and certain other information with respect to the Mortgage Loans. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the rates at which the servicing fees and the Retained Interest, if any, are calculated. (Article I)

   In addition, the Depositor will, with respect to each Mortgage Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to):

      (1) With respect to each Single-Family Loan and Multifamily Loan, the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any other prior holder of the Mortgage Loan. (Section 2.01)

      (2) With respect to each Cooperative Loan, the Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any prior holder of the Cooperative Loan (Section 2.01).

      (3) With respect to each Contract, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. (Section 2.01)

   The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within 45 days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Loan Seller. If the Mortgage Loan Seller cannot cure the omission or defect within 60 days after receipt of such notice, the Mortgage Loan Seller will be obligated, within 90 days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Loan Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent described above under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Loan Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. (Section 2.03)

   With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical concentration of such Mortgage Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate, Net Interest Rate and maturity). In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related series of Certificates, no Mortgage Loan was currently more than 30 days delinquent as to payment of principal and interest and no Mortgage Loan was more than 30 days delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders therein, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan at the Purchase Price or substitute for such Mortgage Loan as described below.

   Unless otherwise provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations or warranties with respect to a Mortgage Loan, the Depositor may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan from the Trust Fund (a "Deleted Mortgage Loan") and substitute in its place one or more Mortgage Loans (each, a "Substitute Mortgage Loan"), but only if (i) with respect to a Trust Fund for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates (plus permissible extensions) or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Mortgage Loan will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the Deleted Mortgage Loan, (ii) have an Interest Rate not less than (and not more than 1% greater than) the Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Interest Rate equal to the Net Interest Rate of the Deleted Mortgage Loan,
(iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan (v) have a Lockout Date, if applicable, not earlier than the Lockout Date on the Deleted Mortgage Loan and
(vi) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. In connection with any substitution, an amount equal to the difference between the Purchase Price of the Deleted Mortgage Loan and the outstanding principal balance of the Substitute Mortgage Loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable Net Mortgage Rate on such balance, will be deposited in the Certificate Account and distributed to Certificateholders on the first Distribution Date following the Prepayment Period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one Deleted Mortgage Loan, or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances, the rates described in clauses (ii) and (iii) with respect to Deleted Mortgage Loans will be determined on the basis of weighted average Interest Rates and Net Interest Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in clause (v) will be determined on the basis of weighted average Lockout Dates.

   With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the related Mortgage Loan Seller (or another party on behalf of the related Mortgage Loan Seller), as specified in the related Prospectus Supplement, will represent and warrant to the Trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Certificates which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Policies" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. Upon a breach of the insurability representation which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Depositor or the Mortgage Loan Seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of an obligation to repurchase Mortgage Loans following a breach of an insurability representation will be ensured in the manner specified therein.

   The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute Mortgage Loans as described above constitutes the sole remedy available to the Certificateholders or the Trustee for any breach of the above described representations. (Section 2.03)


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

   The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects. (Section 2.05)


   ASSIGNMENT OF AGENCY SECURITIES

   The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.


   ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

   The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


DEPOSITS TO CERTIFICATE ACCOUNT

   The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Trust Fund Assets (collectively, the "Certificate Account"), which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments specified in the Agreement ("Permitted Investments"). (Section 3.12) A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer or the Trustee or their designee as additional compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer or the Trustee, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.
(Article I; Section 3.10)


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



   Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to Certificate Accounts set forth above or such other standards as may be acceptable to the Master Servicer (collectively, the "Sub-Servicing Account"). The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans received by the SubServicer, less its servicing compensation. The Sub-Servicer shall remit to the Master Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan on the monthly remittance date or dates specified in the related Agreement. (Section 3.08)


PAYMENTS ON MORTGAGE LOANS

   The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund including Mortgage Loans on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or by a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note), any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support-Letter of Credit";

       (v) any advances made as described below under "Advances in respect of Delinquencies";

      (vi) if applicable, all amounts required to be transferred to the Certificate Account from a reserve fund, as described below under "Description of Credit Support-Reserve Funds";

      (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

      (viii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Loan Seller as described under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" or "-Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Loan repurchased as described under "Termination" below;



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


      (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies-Primary Hazard Insurance Policies"; and

     (x) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account. (Section 3.10)

   With respect to each Buydown Mortgage Loan, the Master Servicer, or a Sub-Servicer, will deposit related Buydown Funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for Certificate Accounts set forth above (a "Buydown Account"). Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount not less than either
(i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer, the Sub-Servicer nor the Depositor will be obligated to add to such Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the borrower, distributions to Certificateholders will be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will deposit in the Certificate Account the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the borrower on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

   Unless otherwise specified in the related Prospectus Supplement, in the event a Buydown Mortgage Loan is prepaid in full or liquidated, the related Buydown Funds will be applied as follows. If the mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the Buydown Account and remit to the mortgagor in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in a prepayment in full, the Master Servicer will withdraw from the Buydown Account for deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the Mortgaged Property is sold in liquidation (either by the Master Servicer or the insurer under any related insurance policy), the Master Servicer will withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, for deposit in the Certificate Account or remit the same to the insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buydown Mortgage Loan the Buydown Funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buydown Account and either deposit in the Certificate Account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related Buydown Account.

   Any Buydown Funds, and any investment earnings thereon, deposited in the Certificate Account in connection with a full prepayment of the related Mortgage Loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. (Section 3.25)

PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

   The Agency Securities and Private Mortgage-Backed Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Certificate Account for each Trust Fund including Agency Securities and Private Mortgage-Backed Securities as and when received, unless otherwise provided in the Agreement, all distributions received by the Trustee with respect to the related Agency Securities and Private MortgageBacked Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).


DISTRIBUTIONS

   Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments to the holders of Certificates of any class on each Distribution Date will be made to the Certificateholders of the respective class of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate fractional undivided interests in that class represented by their respective Certificates. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Depositor or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Depositor or its agent specified in the notice to Certificateholders of such final distribution.
(Sections 4.01 and 9.01)


AVAILABLE DISTRIBUTION AMOUNT

   All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

       (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),


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



          (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

          (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Loan Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

       (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account;

      (iii) all advances with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

       (v) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.


INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the PassThrough Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   With respect to each series of Certificates and each Distribution Date, the "Accrued Certificate Interest" distributable on each Certificate, other than certain classes of Strip Certificates, will be equal to one month's interest on the outstanding Certificate Principal Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, subject to the following. As to each Strip Certificate with no or, in certain cases, a nominal Certificate Principal Balance, the Accrued Certificate Interest with respect to any Distribution Date will equal one month's Stripped Interest. Unless otherwise specified in the related Prospectus Supplement, the Accrued Certificate Interest on each Certificate of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on Mortgage Loans, with that shortfall allocated among all of the Certificates of that series in the manner specified in the related Prospectus Supplement. See "Yield Considerations".


PRINCIPAL OF THE CERTIFICATES

   Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Certificate, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and in the case of Certificates evidencing an interest in Mortgage Loans, by the amount of any Realized Losses, as defined below, allocated thereto.


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


Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of Certificates of a series will equal the outstanding aggregate principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Principal Balance of such class has been reduced to zero. With respect to a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, distributions allocable to principal of a class of Certificates will be based on the percentage interest in the related Trust Fund evidenced by such class (with respect to the Senior Certificates, the "Senior Percentage"), which in turn will be based on the Certificate Principal Balance of such class as compared to the Certificate Principal Balance of all classes of Certificates of such series. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.


ALLOCATION OF LOSSES

   With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale or otherwise (a "Liquidated Loan"), the amount of the Realized Loss incurred in connection with such liquidation will equal the excess, if any, of the unpaid principal balance of the Liquidated Loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from such liquidation remaining after application of such proceeds to unpaid accrued interest on the Liquidated Loan and to reimburse the Master Servicer or any Sub-Servicer for related unreimbursed servicing expenses. With respect to certain Mortgage Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction (a "Deficient Valuation") also will be treated as a Realized Loss. As to any series of Certificates other than a Senior/Subordinate Series, unless specified otherwise in the related Prospectus Supplement, any Realized Loss not covered as described under "Description of Credit Support" will be allocated among all of the Certificates on a pro rata basis.


ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any series of Certificates evidencing interests in a Trust Fund consisting of Mortgage Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). See "Description of Primary Insurance Policies" and "Description of Credit Support".

   With respect to any Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on each Distribution Date its own funds or funds held in the Certificate Account which are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Certificates and Strip Certificates, if any, on such Distribution Date which remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Certificateholders but excluding such advance, and (b) the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date. Alternatively, for a

Senior/Subordinate Series, the Master Servicer may be obligated to make advances in the manner provided in the preceding paragraph. In either case, the Master Servicer will, unless the related Prospectus Supplement provides otherwise, be obligated to make such advances regardless of recoverability from the related Mortgage Loans to the extent that the Certificate Principal Balance of the Subordinate Certificates is greater than zero. Thereafter, such advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from Related Proceeds, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support".

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, in the case of a Senior/Subordinate Series, out of any amounts otherwise distributable on the Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds and, in the case of a Senior/Subordinate Series, the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. (Section 4.03) If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.


REPORTS TO CERTIFICATEHOLDERS

   With each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Principal Balance thereof;

         (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

         (iii) the amount of related administration or servicing compensation received by the Trustee or the Master Servicer and any Sub-Servicer and such other customary information as the Master Servicer deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

         (iv) if applicable, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         (v) the aggregate Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

         (vi) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;


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



         (vii) with respect to any Mortgaged Property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date in such month;

         (viii) the book value of any Mortgaged Property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the Distribution Date;

         (ix) the aggregate Certificate Principal Balance of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Principal Balance due to the allocation of any Realized Loss;

          (x) the Special Hazard Subordination Amount, if any, at the close of business on such Distribution Date;

         (xi) the aggregate amount of principal prepayments made and Realized Losses incurred during the related Prepayment Period;

         (xii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

         (xiii) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date;

         (xiv) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

         (xv) in the case of Certificates with a variable Pass-Through Rate, the PassThrough Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xvi) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement; and

         (xvii) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. (Section 4.02)


COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with the

Agreement and any related insurance policy, bankruptcy bond, letter of credit or other instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support" (any such instrument providing coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing coverage as to credit or other risks, a "Credit Insurance Instrument", and collectively, the "Insurance Instruments"). Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Mortgage Loan payment and, only upon determining that the coverage under any related Insurance Instrument will not be affected, extend or cause to be extended the due dates for payments due on a Mortgage Note for a period not greater than 125 days. (Section 3.07)

   In any case in which property securing a Mortgage Loan, other than a Multifamily Loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a Multifamily Loan has been, or is about to be encumbered by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, proposed conveyance or encumbrance, exercise or cause to be exercised on behalf of the related Trust Fund the lender's rights to accelerate the maturity of such Mortgage Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of any such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note or Contract and, to the extent permitted by applicable law, the borrower remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans-Enforceability of Certain Provisions". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed. (Section 3.15)

   With respect to Multifamily Loans, the related mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Multifamily Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer will monitor any Multifamily Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives. Alternatively, the Master Servicer may determine to institute foreclosure proceedings with respect to a Multifamily Loan soon after default.


SUB-SERVICING

   Any Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining primary hazard insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of Mortgage Loans in a particular Mortgage Pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

   The sub-servicing agreement between any Master Servicer and a Sub-Servicer (a "SubServicing Agreement") will be consistent with the terms of the related Pooling and Servicing Agreement and will not result in a withdrawal or downgrading of any class of Certificates issued pursuant to such Pooling and Servicing Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a series of Certificates is issued will provide that, if for any reason the Master Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

   The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Mortgage Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "Description of the Certificates-Retained Interest, Servicing Compensation and Payment of Expenses".

   The Master Servicer may require any Sub-Servicer to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

   As servicer of the Mortgage Loans, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Insurance Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Mortgaged Property or released to the mortgagor, are to be deposited in the Certificate Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a series of Certificates, the Master Servicer or its designee will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Mortgage Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder. (Section 3.16)

   If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds. (Section 3.16)

   If recovery on a defaulted Mortgage Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. (Section 3.16) If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Interest Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan. (Section 3.11)

   If the Master Servicer or its designee recovers Insurance Proceeds with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan. (Section 3.11) In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. (Section 3.11) Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Mortgage Loan can be resold for an amount exceeding the outstanding principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

   With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of Mortgage LoansForeclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.

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


RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Trust Fund Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related Trust Fund. Any partial recovery of interest on a Mortgage Loan, after deduction of all applicable servicing fees, will be allocated between Retained Interest (if any) and interest at the Net Interest Rate on a pari passu basis.

   The Master Servicer's (or in the case of a Trust Fund consisting of Agency Securities or Private Mortgage-Backed Securities if specified in the related Prospectus Supplement, the Trustee's) primary compensation with respect to a series of Certificates will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, of an amount equal to one-twelfth of the difference between the Interest Rate (minus the rate at which the Retained Interest, if any, is calculated) and the Net Interest Rate times the scheduled principal balance of such Trust Fund Asset. Since any Retained Interest and the Master Servicer's (or the Trustee's) primary compensation are percentages of the scheduled principal balance of each Trust Fund Asset, such amounts will decrease in accordance with the amortization schedule of the Trust Fund Assets. As additional compensation in connection with a series of Certificates relating to Mortgage Loans, the Master Servicer or the SubServicers will retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors. Unless otherwise specified in the related Prospectus Supplement, any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation. (Section 3.18)

   With respect to a series of Certificates consisting of Mortgage Loans, in addition to amounts payable to any Sub-Servicer, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. (Section 3.18)

   The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. With respect to a series of Certificates relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.


EVIDENCE AS TO COMPLIANCE

   Each Agreement with respect to a series of Certificates consisting of Mortgage Loans, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each


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



other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer. (Section 3.21)

   Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year. (Section 3.20)

   Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

   Each Agreement will provide that the Master Servicer may resign from its obligations and duties under the Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement. (Section 6.04)

   Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense is related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account. Except in the case of a series of Senior/Subordinate Certificates, any such obligation of the Certificateholders will be borne among them on a pro rata basis in proportion to the Accrued Certificate Interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly. (Section 6.03)

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC. (Section 6.02)


EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates that includes Mortgage Loans, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance instrument required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. (Section 7.01)


RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a housing loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement. (Sections 7.01 and 7.02)

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default


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


and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. (Section 10.03) The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 8.02)


AMENDMENT

   Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding. (Section 10.01) The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Certificates in the related series allocated in the manner described in the related Prospectus Supplement. (Article I)


TERMINATION

   The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Trust Fund Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Asset and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 9.01)

   Any such purchase of assets of the Trust Fund shall be made at a price approximately equal to (A) in the case of a series of Certificates evidencing interests in a Trust Fund that includes

Mortgage Loans, the greater of (i) the sum of (a) 100% of the Stated Principal Balance of each Mortgage Loan as of the day of such purchase plus accrued interest thereon at the applicable Net Interest Rate to the first day of the month following such purchase plus (b) the appraised value of any property acquired for the benefit of Certificateholders in respect of such loans, and
(ii) the aggregate fair market value of all of the assets in the Trust Fund (as determined by the Trustee, the Servicer, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable Net Interest Rate to the first day of the month following such purchase and (B) in the case of a series of Certificates evidencing interests in a Trust Fund that includes Agency Securities or Private Mortgage-Backed Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Trust Fund Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for that series specified in the related Prospectus Supplement. (Section 9.01)


DUTIES OF THE TRUSTEE

   The Trustee makes no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer. (Section 8.03) If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement. (Section 8.01)


THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and with the Master Servicer and its affiliates.



                       DESCRIPTION OF CREDIT SUPPORT


   If so provided in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include Credit Support for such series or for one or more classes of Certificates comprising such Series, which Credit Support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Mortgage Loans covered thereby or a specified dollar amount: (i) coverage with respect to Realized Losses incurred on Liquidated Loans (the "Defaulted Mortgage Amount"); (ii) coverage with respect to Special Hazard Realized Losses, as defined below (the "Special Hazard Amount"); and (iii) coverage with respect to certain actions that may be taken by a bankruptcy court in connection with a Mortgage Loan, including a Deficient Valuation or a reduction by a bankruptcy court of the Interest Rate on a Mortgage Loan or an extension of its maturity (collectively, the "Bankruptcy Amount"). As set forth below and in the related Prospectus Supplement, such coverage may be provided by subordination of one or more other classes of Certificates, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund or any combination of the foregoing. The amount and type of any Credit Support with respect to a series of Certificates or with respect to one or more classes of Certificates comprising such series, and the obligors on such Credit Support, will be set forth in the related Prospectus

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Supplement. See "Description of the Certificates".


SUBORDINATION

   With respect to any Senior/Subordinate Series, in the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Certificateholders to the extent described in the related Prospectus Supplement.

   All Realized Losses will be allocated to the Subordinate Certificates of the related series (or, if such series includes more than one class of Subordinated Certificates, to the outstanding class of Subordinate Certificates having the first priority for allocation of Realized Losses and then to additional outstanding classes of Subordinate Certificates, if any), until the Certificate Principal Balance thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement). However, with respect to Realized Losses that are attributable to physical damage to Mortgaged Properties of a type that is not covered by standard hazard insurance policies ("Special Hazard Realized Losses"), the amount thereof that may be allocated to the Subordinate Certificates of the related series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. If so, any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related series, on a pro rata basis in proportion to their respective outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement.

   Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss incurred in connection with the liquidation of a defaulted Mortgage Loan, the Senior Certificateholders may be entitled to receive a distribution of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any (the "Unrecovered Senior Portion"), by which (i) the then applicable Senior Percentage times the Scheduled Principal Balance of the Liquidated Loan immediately prior to liquidation exceeds (ii) the portion of the related unscheduled recovery that is allocable to principal, reduced by the principal portion of all monthly payments due but unpaid as of the date of liquidation. Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Mortgage Loans that became Liquidated Loans during the preceding Prepayment Period and will not be made as to any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Certificate Principal Balance thereof. Unless otherwise provided in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.


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   As set forth under "Description of the Certificates-Principal of the
Certificates", the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate Certificate Principal Balance of each such class. The Certificate Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. If there were no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any series to future distributions would not change. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the Senior Certificates and increasing the respective percentage interest in future distributions evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Certificate Principal Balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the Senior Certificates in the related Trust Fund.

   If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "Reserve Funds" and in the related Prospectus Supplement.

   With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above; any such variation will be described in the related Prospectus Supplement.

   If so provided in the related Prospectus Supplement, the Credit Support for the Senior Certificates of a Senior/Subordinate Series may include, in addition to the subordination of the Subordinate Certificates of such series and the establishment of a reserve fund, any of the other forms of Credit Support described below. If any of such other forms of Credit Support described below is maintained solely for the benefit of the Senior Certificates of a Senior/Subordinate Series, then the coverage described below as being provided by such Credit Support with respect to a series of Certificates may be limited to the extent necessary to make required distributions on such Senior Certificates or as otherwise specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the obligor on any such other forms of Credit Support maintained for the benefit of the Senior Certificates of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the Subordinate Certificates.


LETTER OF CREDIT

   As to any series of Certificates to be covered by a Letter of Credit, a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Master Servicer or Trustee will exercise its best reasonable efforts to keep or cause to be kept the Letter of Credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the fees for the Letter of Credit on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided for.

   The Master Servicer or the Trustee will make or cause to be made draws on the Letter of Credit Bank under each Letter of Credit. Subject to such differences as will be described in the related Prospectus Supplement, Letters of Credit may cover all or any of the following amounts:

          (i) to the extent of any Defaulted Mortgage Amount, for any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period (other than Mortgage Loans


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


   as to which amounts paid or payable under any related Hazard Insurance Instrument, including the Letter of Credit as described in (ii) below, are not sufficient either to restore the Mortgaged Property or to pay the outstanding principal balance of the Mortgage Loan plus accrued interest), an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on such Liquidated Loan (net of amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will equal the sum of (A) the unpaid principal balance of such Liquidated Loan (plus accrued interest at the applicable Net Interest Rate) plus (B) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Liquidation Proceeds, Insurance Proceeds and other collections on such Liquidation Loan (which shall be paid to the Master Servicer);

         (ii) to the extent of any Special Hazard Amount, as to each Mortgage Loan that is delinquent and as to which the Mortgaged Property has suffered damage (other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing) and for which any amounts paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy (net, if such proceeds are not to be applied to restore such Mortgaged Property, of all amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will be equal to the lesser of (A) the amount required to restore such Mortgaged Property and (B) the sum of (1) the unpaid principal balance of such Mortgage Loan (plus accrued interest at the applicable Net Interest Rate) plus (2) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any Special Hazard Insurance Policy; and

         (iii) to the extent of any Bankruptcy Amount, with respect to any Mortgage Loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or Deficient Valuation.

   If the related Prospectus Supplement so provides, at such time as the Letter of Credit Bank makes a payment as described above with respect to a Liquidated Loan, or a payment of the full amount owing on a Mortgage Loan as to which the Mortgaged Property has been damaged (as described in (ii)(B) above), the Liquidated Loan will be removed from the related Trust Fund in accordance with the terms set forth in the related Prospectus Supplement and will no longer be subject to the Agreement. Unless otherwise provided in the related Prospectus Supplement, Mortgage Loans that have been subject to bankruptcy proceedings as described above, or as to which payment under the Letter of Credit has been made for the purpose of restoring the related Mortgaged Property (as described in (ii)(A) above), will remain part of the related Trust Fund. Any Defaulted Mortgage Amount, Special Hazard Amount and Bankruptcy Amount covered by any Letter of Credit will each be reduced to the extent of related unreimbursed draws thereunder.

   In the event that the Letter of Credit Bank ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the Certificates on the date of issuance by the Rating Agency or Agencies, the Master Servicer or Trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each Letter of Credit, a substitute Letter of Credit issued by a commercial bank that meets such requirements and providing the same coverage; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the fees charged or collateral required by such successor Letter of Credit Bank shall be more than the fees charged or collateral required by such predecessor Letter of Credit Bank, each component of coverage thereunder may be reduced proportionately to such


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

a level as results in such fees and collateral being not more than the fees then charged and collateral then required by such predecessor Letter of Credit Bank.


MORTGAGE POOL INSURANCE POLICY

   As to any series of Certificates to be covered by a Mortgage Pool Insurance Policy with respect to any Defaulted Mortgage Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Mortgage Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided.

   The Master Servicer will present or cause to be presented claims to the insurer under each Mortgage Pool Insurance Policy. Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

   Mortgage Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

   Mortgage Pool Insurance Policies in general provide that no claim may validly be presented thereunder with respect to a Mortgage Loan unless (i) an acceptable primary mortgage insurance policy, if the initial Loan-to-Value Ratio of the Mortgage Loan exceeded 80%, has been kept in force until such Loan-to-Value Ratio is reduced to 80%; (ii) premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition at the time the Mortgage Loan became insured under the Mortgage Pool Insurance Policy, subject to reasonable wear and tear; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

   Assuming the satisfaction of these conditions, the insurer has the option to either (i) acquire the property securing the defaulted Mortgage Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the Mortgaged Property (unless the property has been conveyed pursuant to the terms of the applicable primary mortgage insurance policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceed the proceeds received from a sale of the Mortgaged Property which the insurer has approved. In both (i) and (ii), the amount of payment under a Mortgage Pool Insurance Policy will be reduced by the amount of such loss paid under the primary mortgage insurance policy.

   Unless earlier directed by the insurer, a claim under a Mortgage Pool Insurance Policy must be filed (i) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (ii) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the


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



property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

   Unless otherwise specified in the Prospectus Supplement relating to a series of Certificates, the amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the Certificates of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Mortgages" and "-Repossession with respect to Contracts". Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by Certificateholders of the related series.

   In the event that an insurer under a Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy may be reduced to the level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. However, in the event that the insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

   Because each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the insurer, such policy will not provide coverage against hazard losses. As set forth below, the primary hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of such losses. Further, a special hazard insurance policy (or a Letter of Credit to the extent of the Special Hazard Amount) will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by Certificateholders. (Section 3.13)


SPECIAL HAZARD INSURANCE POLICY

   As to any series of Certificates to be covered by an Insurance Instrument that does not cover any Special Hazard Amount, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Special Hazard Insurance Policy in full force and effect covering the Special Hazard Amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer is under no obligation to maintain such policy in the event that any Insurance Instrument covering such series as to any Defaulted Mortgage Amount is no longer in effect. The Master Servicer will agree to pay the premiums on each Special Hazard Insurance


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


Policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for.

   Each Special Hazard Insurance Policy will, subject to the limitations described below, protect holders of Certificates of the related series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies. Special Hazard Insurance Policies will not cover losses occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials (except under certain circumstances), flood (if the property is located in a designated flood area) and certain other risks.

   Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to property securing a defaulted Mortgage Loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the Special Hazard Insurance Policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

   Restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Credit Insurance Instrument that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Mortgage Loan under a Credit Insurance Instrument as to any Defaulted Mortgage Amount. Therefore, so long as the Credit Insurance Instrument remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under any Special Hazard Insurance Policy and any Credit Insurance Instrument.

   The sale of a Mortgaged Property must be approved by the insurer under any Special Hazard Insurance Policy and funds received by the insured in excess of the unpaid principal balance of the Mortgage Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the insurer) must be refunded to such insurer and, to that extent, coverage under the Special Hazard Insurance Policy will be restored. If aggregate claim payments under a Special Hazard Insurance Policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by Certificateholders.

   A claim under a Special Hazard Insurance Policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days (typically, 30 days) after a claim is accepted by the insurer. Special Hazard Insurance Policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has


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



maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the Special Hazard Insurance Policy.

   If a Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Special Hazard Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Special Hazard Insurance Policy.

   Since each Special Hazard Insurance Policy is designed to permit full recoveries as to any Defaulted Mortgage Amount under a Credit Insurance Instrument in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each Agreement provides that, if the related Credit Insurance Instrument shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.


BANKRUPTCY BOND

   As to any series of Certificates to be covered by a Bankruptcy Bond with respect to any Bankruptcy Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Mortgage Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Mortgages" and "-Repossession with respect to Contracts".


CERTIFICATE GUARANTEE INSURANCE

   Certificate guarantee insurance ("Certificate Guarantee Insurance"), if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such Certificate Guarantee Insurance will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Guarantee Insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under federal bankruptcy law. A copy of the Certificate Guarantee Insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUND

   If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other


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


instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the Prospectus Supplement for a Senior/Subordinate Series, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on the Subordinate Certificates. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

   Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.



                 DESCRIPTION OF PRIMARY INSURANCE POLICIES


   Each Mortgage Loan will be covered by a primary hazard insurance policy and, if required as described below, a primary mortgage insurance policy.


PRIMARY MORTGAGE INSURANCE POLICIES

   As set forth under "Description of the Certificates-Realization Upon Defaulted Mortgage Loans", the Master Servicer will maintain or cause to be maintained with respect to each Mortgage Loan, other than a Multifamily Loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Value of the related Mortgaged Property.

   As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.


PRIMARY HAZARD INSURANCE POLICIES

   Each Agreement will require the Master Servicer to cause the borrower on each Mortgage Loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance



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



proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Certificate Account all sums that would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.


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   Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers. (Section 3.14)


FHA INSURANCE

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

   There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

   Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

   The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


VA GUARANTEES

   The VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. VA administers a loan guaranty program pursuant to which VA guarantees a portion of loans made to eligible veterans.

   Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of


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default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the holder to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

   The Master Servicer will be required to take such steps as are reasonably necessary to keep the VA guarantees in full force and effect.



                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS


   The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "The Trust Funds-The Mortgage Loans".


GENERAL

   All of the Mortgage Loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Single-Family Property or Multifamily Property, as the case may be, is located. If specified in the Prospectus Supplement relating to a series of Certificates, a Trust Fund may also contain (i) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.


SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

   The Single-Family Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Single-Family Loan or Multifamily Loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor

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delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.


LEASES AND RENTS

   Mortgages and deeds of trust which encumber Multifamily Property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

   Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


COOPERATIVE LOANS

   The Cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as project mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a Cooperative may provide financing

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in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenantstockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenantstockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.


CONTRACTS

   Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

   The Master Servicer will be required under the related Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the


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borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

   The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor or the Mortgage Loan Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Mortgage Loan Seller.

   In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

   In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the


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opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

   Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Mortgage Loan Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.


FORECLOSURE ON MORTGAGES

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

   A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.


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   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

   Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including


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the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the event that title to a Mortgaged Property was acquired on behalf of Certificateholders and cleanup costs were incurred in respect of the Mortgaged Property, such Certificateholders might realize a loss if such costs were required to be paid by the related Trust Fund.


FORECLOSURE ON COOPERATIVE SHARES

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenantstockholders.

   Under the laws applicable in most states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.


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   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.


REPOSSESSION WITH RESPECT TO CONTRACTS

   Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

       (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to courtissued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

      (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has


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   very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


LOUISIANA LAW

   Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

   Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

   So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.


RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

   While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.


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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of a foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

   The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.


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   FOR COOPERATIVE LOANS

   Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


JUNIOR MORTGAGES

   Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-Foreclosure on Mortgages" herein.

   Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.


CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

   Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.In addition, certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the mortgagor could assert against the originator thereof. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Mortgage Loan Program-Representations by or on Behalf of Mortgage Loan Sellers; Repurchases."


   Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the Agreement, late charges will be retained by the Master


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



Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

   Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

   In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

   The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

   Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Mortgage Loan Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Mortgage Loan Seller to repurchase the Contract because of a breach of its Mortgage Loan Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Mortgage Loan Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Mortgage Loan Seller with respect to which the dealer would have been primarily liable to the obligor.


OTHER LIMITATIONS

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


ENFORCEABILITY OF CERTAIN PROVISIONS

   Unless the Prospectus Supplement indicates otherwise, all the related Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), which was enacted on October 15, 1982. This legislation, subject



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


to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


   SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

   Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

   With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

   The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a series and the number of such Mortgage Loans which may be outstanding until maturity.


   TRANSFER OF MANUFACTURED HOMES

   Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

   In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.


   PREPAYMENT CHARGES AND PREPAYMENTS

   Generally, Mortgage Loans may be prepaid in full or in part without penalty. Generally, Multifamily Loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.


SUBORDINATE FINANCING

   When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption.

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


Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

   Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.


ALTERNATIVE MORTGAGE INSTRUMENTS

   ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

   The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

   All of the ARM Loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with


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applicable state law. All of the ARM Loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.


FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

   A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

   Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Mortgage Loan Seller, and the Certificateholders would suffer a loss only to the extent that (i) the Mortgage Loan Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Mortgage Loan Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Single-Family Loan or enforce rights under a Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.




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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES



GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         The following discussion addresses securities of four general types:
(i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) certificates ("Partnership Certificates") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) certificates ("Debt Certificates") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Certificates will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate and (ii) unless indicated otherwise in the applicable Prospectus Supplement, references to "Mortgage Loans" include Agency Securities and Private Mortgage-Backed Securities.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


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REMICS

   CLASSIFICATION OF REMICS

   Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood or Cadwalader, Wickersham & Taft, counsel to the Depositor, as specified in the applicable Prospectus Supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.


   CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

   In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are


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

considered part of the Mortgage Loans for purposes of Section
856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.


   TIERED REMIC STRUCTURES

   For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood or Cadwalader, Wickersham & Taft, counsel to the Depositor, as specified in the applicable Prospectus Supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.


   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   GENERAL

   Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


   ORIGINAL ISSUE DISCOUNT

   Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the


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Depositor, nor the Master Servicer will make any representation that the
Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the


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



sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.

   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion


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to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.


   MARKET DISCOUNT

   A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that


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

bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


   PREMIUM

   A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.


   REALIZED LOSSES

   Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses


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sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   GENERAL

   As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

   A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.


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   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.


   TAXABLE INCOME OF THE REMIC

   The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.


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   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount."

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.


   BASIS RULES, NET LOSSES AND DISTRIBUTIONS

   The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.



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   A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

   The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "-Taxation of Owners of REMIC Residual Certificates-General" above.


   EXCESS INCLUSIONS

   Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such


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quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

   For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.


   NONECONOMIC REMIC RESIDUAL CERTIFICATES

   Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's

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historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

   The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-Foreign Investors in REMIC Certificates-REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


   MARK-TO-MARKET RULES

   On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.


   POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

   Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum


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taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.


   SALES OF REMIC CERTIFICATES

   If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-Taxation of Owners of REMIC Regular Certificates-Market Discount" and "-Premium."

   REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

   A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount


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of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.


   PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement


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and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


   TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

   If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.



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   TERMINATION

   A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.


   REPORTING AND OTHER ADMINISTRATIVE MATTERS

   Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects.

   As agent for the tax matters person, the Trustee, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.


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   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount."

   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Trustee.


   BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

   Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


   FOREIGN INVESTORS IN REMIC CERTIFICATES

   A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.


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   Unless otherwise stated in the related Prospectus Supplement, transfers of
REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.


GRANTOR TRUST FUNDS

   CLASSIFICATION OF GRANTOR TRUST FUNDS

   With respect to each series of Grantor Trust Certificates, Thacher Proffitt & Wood or Cadwalader, Wickersham & Taft, counsel to the Depositor, as specified in the applicable Prospectus Supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

   GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

   In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, in each case to the extent the Mortgage Loans qualify for such treatment. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

   The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.



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


   GRANTOR TRUST STRIP CERTIFICATES

   Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

   The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


   TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

   Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a



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

   specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.


   IF STRIPPED BOND RULES APPLY

   If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

   The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional


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Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue


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and market discount described in "-Taxation of Owners of Grantor Trust
Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "-Market Discount" below.


   IF STRIPPED BOND RULES DO NOT APPLY

   Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

   Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment


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assumption for certificates backed by whole mortgage loans and not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   In addition to its regular reports, the Trustee, unless otherwise provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.


   MARKET DISCOUNT

   If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above, or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount


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(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply."

   Further, under the rules described in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.



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

   PREMIUM

   If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs-Taxation of Owners of REMIC Regular Certificates --Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.


   TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

   The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.




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

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

   The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

   It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

   POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

   The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.



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


   If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

   The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

   Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

   SALES OF GRANTOR TRUST CERTIFICATES

   Any gain or loss equal to the difference between the amount realized on the sale of a Grantor Trust Certificate and its adjusted basis, recognized on the sale of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed


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at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


   GRANTOR TRUST REPORTING

   Unless otherwise provided in the related Prospectus Supplement, the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the Service as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the Service will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the Service, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


   BACKUP WITHHOLDING

   In general, the rules described in "-REMICS-Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.


   FOREIGN INVESTORS

   In general, the discussion with respect to REMIC Regular Certificates in "REMICS-Foreign Investors in REMIC Certificates-REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


PARTNERSHIP TRUST FUNDS


   CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

   With respect to each series of Partnership Certificates or Debt Certificates, Thacher, Proffitt & Wood or Cadwalader, Wickersham & Taft, counsel to the Depositor, as specified in the applicable Prospectus Supplement, will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for


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

a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income on the related Mortgage Loans, possibly reduced by its interest expense on the Debt Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Debt Certificates and distributions on the Partnership Certificates and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

   CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES.

   For federal income tax purposes, (i) Partnership Certificates and Debt Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Debt Certificates held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Certificates held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A), but Partnership Certificates held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (iii) Partnership Certificates and Debt Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

   TAXATION OF DEBT CERTIFICATEHOLDERS

   TREATMENT OF THE DEBT CERTIFICATES AS INDEBTEDNESS.

   The Depositor will agree, and the Certificateholders will agree by their purchase of Debt Certificates, to treat the Debt Certificates as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Certificates. However, with respect to each series of Debt Certificates, Thacher, Proffitt & Wood or Cadwalader, Wickersham & Taft, counsel to the Depositor, as specified in the applicable Prospectus Supplement, will deliver its opinion that the Debt Certificates will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Certificates is correct.

   If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Certificates were not debt for federal income tax purposes, the Debt Certificates might be treated as equity interests in the Partnership Trust. If so, the Partnership Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Debt Certificates).

   Debt Certificates generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that
(i) income reportable on Debt Certificates is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to Debt Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

   TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

   TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP.


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   If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Certificateholders (including the Depositor), and the Debt Certificates (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Certificates, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.


   PARTNERSHIP TAXATION.

   As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Ruled Do Not Apply --", "-- Market Discount" and "--Premium") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Debt Certificates.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Certificates in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the


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accrual basis and Certificateholders may become liable for taxes on
Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

   All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

   A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

   Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

   DISCOUNT AND PREMIUM.

   Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

   If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


   SECTION 708 TERMINATION.

   Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Partnership Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Partnership Trust Fund, as a new partnership. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to


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lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by a new regime under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will be adopted in final (or temporary) form.

   DISPOSITION OF CERTIFICATES.

   Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of the Debt Certificates and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

   Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

   ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES.

   In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Certificateholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   SECTION 731 DISTRIBUTIONS.

   In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate exceeds the adjusted basis of such Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis,


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gain will be currently recognized. In the case of any distribution to a
Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.

   SECTION 754 ELECTION.

   In the event that a Certificateholder sells its Partnership Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, Certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

   ADMINISTRATIVE MATTERS.

   The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be



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


precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

   TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.

   It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   BACKUP WITHHOLDING.

   Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC CERTIFICATES, GRANTOR TRUST CERTIFICATES, PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


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


                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.


                           ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

   A Plan's investment in Certificates may cause the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Agency Securities,


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


Private Mortgage-Backed Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   The DOL issued an individual exemption, Prohibited Transaction Exemption 89-89 (the "Exemption"), on October 17, 1989 to Salomon Brothers Inc, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) Salomon Brothers Inc, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Brothers Inc and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any mortgagor with respect to Trust Fund Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund Assets in the related Trust Fund as of the date of initialissuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of



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Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pools. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services tothe Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

   Before purchasing a Certificate, a fiduciary of a Plan should itself confirm
(a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

   Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith, in particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Certificates should consider the federal income tax consequences of such investment.

   ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A CERTIFICATE ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.



                             LEGAL INVESTMENT

   The Prospectus Supplement for each series of Certificates will specify which classes of Certificates of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of Certificates that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a Trust Fund that includes junior Mortgage Loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.



                          METHODS OF DISTRIBUTION

   The Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Brothers Inc ("Salomon") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be

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



obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

   Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Salomon acting as agent or in some cases as principal with respect to Certificates which it has previously purchased or agreed to purchase. If Salomon acts as agent in the sale of Certificates, Salomon will receive a selling commission with respect to each series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Salomon elects to purchase Certificates as principal, Salomon may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such series.

   The Depositor will indemnify Salomon and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Salomon and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each series of Certificates, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.



                               LEGAL MATTERS

   Certain legal matters in connection with the Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York or Cadwalader, Wickersham & Taft, New York, New York.



                           FINANCIAL INFORMATION

   The Depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the Depositor will be provided by the Depositor on request with a copy of the most recent financial statements of the Depositor.

                      INDEX OF PRINCIPAL DEFINITIONS


                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
                                                                  IN THE
TERM                                                            PROSPECTUS

Accrual Certificates .....................................................6
Accrued Certificate Interest ............................................42
Agency Securities ........................................................1
Agreement ...............................................................33
ARM Loans ............................................................7, 14
Available Distribution Amount ...........................................41
Bankruptcy Amount .......................................................53
BIF .....................................................................31
Buydown Account .........................................................40
Buydown Funds ...........................................................17
Buydown Mortgage Loans ..................................................16
Buydown Period ..........................................................17
Certificate .............................................................33
Certificate Account ..................................................9, 38
Certificate Guarantee Insurance .........................................60
Certificate Principal Balance ........................................5, 42
Certificates .............................................................4
Charter Act .............................................................23
Closing Date ............................................................83
Code .............................................................6, 34, 80
Commission ...............................................................4
Committee Report ........................................................82
Contracts ...............................................................14
Contributions Tax .......................................................94
Cooperative ..........................................................7, 14
Cooperative Loans ....................................................7, 14
Cooperative Notes .......................................................19
Cooperative Unit ........................................................14
Credit Support ......................................................10, 34
Cut-off Date ............................................................10
Defaulted Mortgage Amount ...............................................53
Deficient Valuation .....................................................43
Deleted Mortgage Loan ...................................................36
Depositor ...............................................................14
Determination Date ......................................................41
Distribution Date .......................................................10
DOL ....................................................................115
DTC .....................................................................33
Due Period ..............................................................41
ERISA ..............................................................13, 115
Excluded Plan ..........................................................117
Exemption ..............................................................116
FDIC ....................................................................31
FHA ......................................................................8
FHA Loans ...............................................................19
FHLMC ....................................................................1
FHLMC Act ...............................................................21
FHLMC Certificates .......................................................8
FNMA .....................................................................1
FNMA Certificates ........................................................8
FTC Rule ................................................................75
Garn-St Germain Act .....................................................75
GNMA .....................................................................1
GNMA Certificates ........................................................8
GNMA Issuer .............................................................19

                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
                                                                  IN THE
TERM                                                            PROSPECTUS

Grantor Trust Certificates ..........................................11, 80
Grantor Trust Fractional Interest Certificate............................98
Grantor Trust Fractional Interest Certificates...........................12
Grantor Trust Fund.......................................................80
Grantor Trust Strip Certificate..........................................98
Grantor Trust Strip Certificates.........................................12
Guaranty Agreement.......................................................20
High Cost Loans..........................................................74
Holder-in-Due-Course.....................................................75
Housing Act..............................................................19
HUD......................................................................63
Insurance Instruments....................................................46
Insurance Proceeds.......................................................39
Interest Rate.........................................................7, 14
IRS......................................................................83
Issue Premium............................................................89
Letter of Credit Bank....................................................55
Liquidated Loan..........................................................43
Liquidation Proceeds.....................................................39
Loan-to-Value Ratio......................................................15
Lockout Period...........................................................27
Manufacturer's Invoice Price.............................................16
Master Servicer...........................................................5
Mortgage Loan Seller.....................................................14
Mortgage Loans.........................................................1, 7
Mortgage Notes...........................................................18
Mortgage Pool.............................................................7
Mortgaged Properties...................................................7,14
Mortgages................................................................18
Multifamily Loans........................................................14
Multifamily Properties...................................................14
Net Interest Rate........................................................35
Nonrecoverable Advance...................................................44
OID Regulations..........................................................80
Originator...............................................................14
Parties in Interest.....................................................115
Pass-Through Rate.........................................................5
Permitted Investments....................................................38
Plans...................................................................115
PMBS Agreement...........................................................24
PMBS Issuer..............................................................25
PMBS Servicer............................................................25
PMBS Trustee.............................................................25
Prepayment Assumption...............................................82, 101
Prepayment Period........................................................27
Private Mortgage-Backed Securities........................................1
Prohibited Transactions Tax..............................................94
Proposed Mark-to-Market Regulations......................................92
PTCE 83-1...............................................................117
Purchase Price...........................................................32
Rating Agency............................................................35
Record Date..............................................................41
Related Proceeds.........................................................44
Relief Act...............................................................79
REMIC....................................................................80
REMIC Certificates.......................................................80
REMIC Provisions.........................................................80

                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
                                                                  IN THE
TERM                                                            PROSPECTUS

REMIC Regular Certificates...........................................11, 81
REMIC Regulations........................................................80
REMIC Residual Certificates..........................................11, 81
Reserve Fund.............................................................60
Reserve Funds............................................................55
Restricted Group........................................................116
Retained Interest........................................................34
SAIF.....................................................................31
Sales of Grantor Trust Certificates.....................................100
Salomon.............................................................13, 118
Scheduled Principal Balance..............................................54
Senior Certificates................................................5, 6, 354
Senior Liens.............................................................15
Senior Percentage........................................................43
Senior/Subordinate Series................................................34
Single Family Loans......................................................14
Single Family Properties.................................................14
SMMEA...............................................................13, 118
Special Hazard Amount....................................................53
Special Hazard Realized Losses...........................................54
Special Hazard Subordination Amount......................................54
Stated Principal Balance.................................................33
Strip Certificates....................................................6, 34
Stripped Interest........................................................26
Sub-Servicer.............................................................46
Sub-Servicing Account....................................................39
Sub-Servicing Agreement..................................................47
Subordinate Certificates...........................................5, 6, 34
Substitute Mortgage Loan.................................................36
Tiered REMICs............................................................82
Title V..................................................................77
Title VIII...............................................................78
Trust Fund.............................................................1, 5
Trust Fund Asset..........................................................5
Trustee...................................................................5
Underwriter.............................................................116
United States person.....................................................97
Unrecovered Senior Portion...............................................54
VA Loans.................................................................19
Window Period Loans......................................................76

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the prospectus in connection with the offer made by this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change since the date hereof. This prospectus supplement and the prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such solicitation.


                                   ----------


                     Table of Contents
                                                      Page
                   Prospectus Supplement              ----

Summary of Prospectus Supplement................       S-3
Description of the Trust Certificates...........      S-17
Description of the Underlying Certificates......      S-21
The Mortgage Pool...............................      S-33
Yield on the Trust Certificates.................      S-39
Trust Agreement.................................      S-47
Pooling and Servicing Agreement.................      S-48
Certain Federal Income Tax Consequences.........      S-51
Method of Distribution..........................      S-53
Secondary Market................................      S-53
Ratings.........................................      S-53
Legal Investment................................      S-54
ERISA Considerations............................      S-54
Appendix A......................................       A-1

                        Prospectus
Summary of Prospectus...........................         5
The Trust Funds.................................        14
Use of Proceeds.................................        26
Yield Considerations............................        26
Maturity and Prepayment Considerations..........        27
The Depositor...................................        29
Mortgage Loan Program...........................        29
Description of the Certificates.................        33
Description of Credit Support...................        53
Description of Primary Insurance Policies.......        61
Certain Legal Aspects of Mortgage Loans.........        64
Certain Federal Income Tax Consequences.........        80
State and Other Tax Consequences................       115
Erisa Considerations............................       115
Legal Investment................................       118
Methods of Distribution.........................       118
Legal Matters...................................       119
Financial Information...........................       119
Index of Principal Definitions..................       120


Until December 30, 1996, all dealers effecting transactions in the Trust Certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus in which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscription.



$48,087,790 (Approximate)



Trust Certificates, Series 1996-4C





Salomon Brothers Mortgage
Securities VII, Inc.
Depositor


-------------------------------------
                 Salomon Brothers Inc
                 -----------------------------------------

Prospectus Supplement
Dated September 30, 1996